      As filed with the Securities and Exchange Commission on October 29, 1997.
                                                   Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ----------------------
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 --------------------
                           COMMUNITY FIRST BANKSHARES, INC.
                (Exact name of registrant as specified in its charter)



           DELAWARE                                  6022                            46-0391436
 (State or other jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)            Classification Code Number)           Identification No.)



                                   520 Main Avenue
                           Fargo, North Dakota   58124-0001
                                    (701) 298-5600
                 (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive office)

                             ---------------------------
                                 Donald R. Mengedoth
                                      President
                           Community First Bankshares, Inc.
                                   520 Main Avenue
                           Fargo, North Dakota   58124-0001
                                    (701) 298-5600
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                          ---------------------------------
                                      Copies to:

         Patrick Delaney, Esq.              Patrick B. Augustine, Esq.
         Martin R. Rosenbaum, Esq.          McKenna & Cuneo, L.L.P.
         Lindquist & Vennum P.L.L.P.        370 Seventeenth Street, Suite 4800
         4200 IDS Center                    Denver, Colorado  80202
         Minneapolis, Minnesota 55402       Telephone: (303) 634-4000
         Telephone:  (612) 371-3211

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Proposed             Proposed
                                                                             Maximum              Maximum
            Title of Each Class of                                        Offering Price         Aggregate           Amount of
          Securities to be Registered                Amount to be           Per Share        Offering Price(2)   Registration Fee
                                                    Registered(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                    400,000 shares             (2)              $ 6,065,983           $ 1,838
 Common Stock, $.01 par value  . . . . . . .
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



(1) Represents the maximum number of shares issuable upon consummation of the Merger as described in the Registration Statement.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, based upon the aggregate book value of the shares of common stock of First National Summit Bankshares, Inc. as of June 30, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           COMMUNITY FIRST BANKSHARES, INC.

           Cross Reference Sheet Required by Item 501(b) of Regulation S-K


Item Number and Caption                                    Heading in Prospectus
-----------------------                                    ---------------------

1.  Forepart of Registration Statement and outside Front
    Cover Page of Prospectus . . . . . . . . . . . . .     Facing Page of Registration Statement; Cover Page of Proxy
                                                           Statement-Prospectus

2.  Inside Front and Outside Back Cover Pages of
    Prospectus . . . . . . . . . . . . . . . . . . . .     Inside Front Cover Page of the Proxy Statement-Prospectus; Table of
                                                           Contents

3.  Risk Factors, Ratio of Earnings to Fixed Charges and
    Other Information. . . . . . . . . . . . . . . . .     Summary; Special Considerations Regarding CFB

4.  Terms of the Transaction . . . . . . . . . . . . .     Incorporation of Certain Information by Reference; The Merger; Material
                                                           Differences in Rights of Summit Shareholders

5.  Pro Forma Financial Information. . . . . . . . . .     *

6.  Material Contacts with the Company Being Acquired      The Merger

7.  Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters. . .     *

8.  Interests of Named Experts and Counsel . . . . . .     Legal Matters; Experts

9.  Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities . . . . . . . . . .     *

10. Information with Respect to S-3 Registrations. . .     Summary; Recent Developments Regarding CFB; Market Prices and Dividend
                                                           Policy

11. Incorporation of Certain Information by Reference      Incorporation of Certain Information by Reference

12. Information with Respect to S-2 or S-3
    Registrants. . . . . . . . . . . . . . . . . . . .     *

13. Incorporation of Certain Information by
    Reference. . . . . . . . . . . . . . . . . . . . .     *

14. Information with Respect to Registrants Other Than
    S-3 or S-2 Registrants . . . . . . . . . . . . . .     *

15. Information with Respect to S-3 Companies. . . . .     *

16. Information with Respect to S-2 or S-3
    Companies. . . . . . . . . . . . . . . . . . . . .     *

17. Information with Respect to Companies Other than
    S-2 or S-3 Companies . . . . . . . . . . . . . . .     Summary; Market Prices and Dividend Policy; Management's Discussion and
                                                           Analysis of Financial Operations; Business of Summit; Summit's Principal
                                                           Shareholders and Security Ownership of Management; Index to Financial
                                                           Statements

18. Information if Proxies, Consents or Authorizations
    are to be Solicited. . . . . . . . . . . . . . . .     General Information; The Merger; Summit's Principal Shareholders and
                                                           Security Ownership of Management

19. Information if Proxies, Consents or Authorizations
    are not to be Solicited in an Exchange Offer . . .     *

----------------------------

* Not Applicable.

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                   201 Main Street
                                  Gunnison, CO 81230
                                    (970) 641-1621
                                                                October __, 1997

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of First National Summit Bankshares, Inc. ("Summit") to be held on ________, November __, 1997, at 9:00 a.m., local time, at 201 Main Street,
Gunnison, Colorado.

    The purpose of the meeting is to seek your approval of the Restated Agreement and Plan of Merger, as amended, between Summit and Community First Bankshares, Inc. ("CFB"), dated as of August 22, 1997 (the "Merger Agreement") and the merger of Summit with and into CFB contemplated thereby (the "Merger"). If the Merger is consummated, each outstanding share of preferred stock, $100.00 par value per share, of Summit ("Summit Preferred Stock") will be converted into the right to receive in cancellation thereof, the sum of $100.00 plus accrued but unpaid dividends thereon. If the Merger is consummated, each outstanding share of common stock, par value $.09 per share, of Summit ("Summit Common Stock") (other than shares held by dissenting shareholders) will be converted into shares of common stock, par value $.01 per share, of CFB ("CFB Common Stock"). The number of shares of CFB Common Stock to be exchanged for shares of Summit Common Stock will be determined by a formula set forth in the Merger Agreement, which is more fully described in the accompanying Proxy Statement-Prospectus. Fractional shares will not be issued. Cash will be paid in lieu of fractional shares.

    The accompanying Proxy Statement-Prospectus is a proxy statement for the Special Meeting and a prospectus describing the shares of CFB Common Stock to be issued in the Merger. The Proxy Statement-Prospectus and the copy of the Merger Agreement attached as Appendix A describe the proposed Merger more fully and include detailed information about Summit and CFB. Please read this information carefully before voting on the proposed Merger.

    AFTER CAREFUL CONSIDERATION OF THE TERMS OF THE PROPOSED MERGER, YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE ACQUISITION OF SUMMIT BY CFB IS IN THE BEST INTERESTS OF SUMMIT AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER.

    Your Board believes that the Merger will, among other things, give Summit shareholders a fair price for their Summit Preferred Stock and Summit Common Stock and the opportunity to convert their shares of Summit Common Stock on a tax-free basis to shares in a larger, more diversified enterprise engaged in the banking business in many areas, including our region. CFB Common Stock is traded in the over-the-counter market on the Nasdaq National Market System. Provided you are not an executive officer, director or significant shareholder of Summit, your shares of CFB Common Stock will be freely tradable upon the consummation of the Merger.

    You should consult your own tax advisor concerning the federal income tax consequences, and any applicable foreign, state, local or other tax consequences, of the Merger.

    We hope that you will be able to attend the Special Meeting. The Merger Agreement must be approved by the holders of two-thirds of the outstanding shares of Summit Common Stock. Whether or not you plan to attend, we urge you to COMPLETE, SIGN, DATE AND RETURN the accompanying proxy card to make certain that your shares will be represented at the Special Meeting. If you decide to attend the Special Meeting and wish to vote your shares personally, you may revoke your proxy at any time.

                                       Sincerely,


                                       James C. Noone, D.V.M.
                                       CHAIRMAN

                       FIRST NATIONAL SUMMIT BANKSHARES,  INC.
                                   201 Main Street
                                  Gunnison, CO 80123
                                    (970) 846-4464

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD NOVEMBER __, 1997

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of First National Summit Bankshares, Inc. ("Summit") will be held on ________, November __, 1997, at 9:00 a.m., local time, at 201 Main Street,
Gunnison, Colorado, for the following purposes:

    1. To consider and vote upon a proposal to approve the Restated Agreement and Plan of Merger, dated as of August 22, 1997 (the "Merger Agreement") between Summit and Community First Bankshares, Inc. ("CFB"), a copy of which is attached to the accompanying Proxy Statement-Prospectus as Appendix A, pursuant to which Summit will be merged with and into CFB (the "Merger"). Upon consummation of the Merger, each outstanding share of preferred stock, $100.00 par value per share of Summit ("Summit Preferred Stock") will be converted into the right to receive in cancellation thereof, the sum of $100.00 plus accrued but unpaid dividends thereon. Upon consummation of the Merger, each outstanding share of common stock, $.09 per share par value, of Summit ("Summit Common Stock") (other than shares held by dissenting shareholders) will be converted into shares of CFB common stock, the number of which will be determined by a formula set forth in the Merger Agreement, which is more fully described in the accompanying Proxy Statement-Prospectus; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    If the Merger is consummated, the shareholders of Summit who dissent from the proposed Merger and comply with the requirements of Article 113 of the Colorado Business Corporation Act (the "COBCA") have the right to seek appraisal for their shares. See "The Merger - Dissenters' Rights" in the accompanying Proxy Statement-Prospectus for a statement of the rights of dissenting shareholders and a description of the procedures required to be followed by them to perfect their dissenters' rights. A copy of Article 113 of the COBCA is attached as Appendix B to the accompanying Proxy Statement-Prospectus.
[A
    The affirmative vote of two-thirds of the outstanding shares of Summit Common Stock is required to approve the Merger Agreement.

    Only holders of record of outstanding shares of Summit Common Stock at the close of business on October 22, 1997 will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Shareholders will be able to revoke their proxies by submitting a substitute proxy bearing a later date or by attending the meeting, revoking their proxy and voting in person.

                             By Order of the Board of Directors


                             James C. Noone, D.V.M.
                             CHAIRMAN
Gunnison, Colorado
October __, 1997

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE PROXY CARD.

                              PROXY STATEMENT-PROSPECTUS
                                 ____________________

                         PROXY STATEMENT FOR SPECIAL MEETING
                                          OF
               SHAREHOLDERS OF FIRST NATIONAL SUMMIT  BANKSHARES, INC.
                             TO BE HELD ON NOVEMBER __, 1997
                              _________________________

                    PROSPECTUS OF COMMUNITY FIRST BANKSHARES, INC.
                              _________________________

    This Proxy Statement-Prospectus constitutes the Proxy Statement of First National Summit Bankshares, Inc. ("Summit") to be used in soliciting proxies of Summit shareholders in connection with the Special Meeting of Shareholders of Summit to be held on _____, November __, 1997. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 22, 1997, between Summit and Community First Bankshares, Inc. ("CFB"), pursuant to which Summit will be merged with and into CFB (the "Merger").

    This Proxy Statement-Prospectus also constitutes the Prospectus of CFB with respect to a maximum of 400,000 shares of CFB common stock, par value $.01 per share ("CFB Common Stock"), to be issued in connection with the Merger. CFB has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering such shares of CFB Common Stock. When the Merger becomes effective, each outstanding share of Summit common stock, par value $.09 per share ("Summit Common Stock"), will be converted into shares of CFB Common Stock, the number of which will be determined by a formula set forth in the Merger Agreement, which is more fully described herein (the "Exchange Rate"), and cash will be paid in lieu of fractional shares (cumulatively, the "Merger Consideration"). See "The Merger - Conversion of Summit Common Stock".

    The outstanding shares of CFB Common Stock are, and the shares of CFB
Common Stock offered hereby will be, traded on the Nasdaq National Market System. The last reported sale price of CFB Common Stock on the Nasdaq National Market System on October __, 1997 was $_____ per share.

    This Proxy Statement-Prospectus and form of proxy are first being mailed to shareholders of Summit on or about October __, 1997.

    THE CFB COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER AND RECEIVED BY SUMMIT SHAREHOLDERS INVOLVES CERTAIN RISKS. SEE "SPECIAL CONSIDERATIONS REGARDING CFB."

    THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER HAVE NOT BEEN APPROVED
OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _____________________


           The date of this Proxy Statement-Prospectus is October __, 1997.

                                AVAILABLE INFORMATION

    CFB has filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering of CFB Common Stock to be issued in connection with the Merger, and this Proxy Statement-Prospectus constitutes a prospectus of CFB filed as part of the Registration Statement. This Proxy Statement-Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

    CFB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by CFB can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. CFB's Common Stock is quoted on the Nasdaq National Market System, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains an internet web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

    No person is authorized to give any information or make any representation not contained in this Proxy Statement-Prospectus and if given or made, such
information or representation should not be relied upon.   This Proxy
Statement-Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which it would be unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus at any time, nor any offer or solicitation made hereunder, shall under any circumstances imply that the information set forth herein is correct as of any time subsequent to its date.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by CFB with the Commission are incorporated by reference in this Proxy Statement-Prospectus:

    (i)   CFB's Annual Report on Form 10-K for the year ended December 31,
1996, as amended on Form 10-K/A filed May 8, 1997;
    (ii) CFB's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;
    (iii) CFB's Form 8-K Report filed on July 29, 1997, as amended on
Form 8-K/A filed September 22, 1997;
    (iv) CFB's Proxy Statement for the Annual Meeting of Shareholders held on May 6, 1997 (except to the extent portions of such document are not deemed incorporated by reference into any filing under the Securities Act or the Exchange Act); and
    (v) The description of CFB's securities set forth in CFB's Form 8-A Registration Statement filed with the Commission on April 7, 1994 and amended on September 19, 1994 and in CFB's Form 8-A Registration Statement filed with the Commission on January 9, 1995.

    All documents filed by CFB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Proxy Statement-Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement-Prospectus, except as so modified or superseded.

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT
ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MARK A. ANDERSON, SECRETARY, COMMUNITY FIRST BANKSHARES, INC., 520 MAIN AVENUE, FARGO, NORTH DAKOTA 58124-0001; TELEPHONE (701) 298-5600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER ___, 1997.

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.........................................................2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................2

SUMMARY.......................................................................5
    Parties to the Merger:....................................................5
    Special Meeting of Summit Shareholders....................................6
    Terms of the Merger.......................................................7

SPECIAL CONSIDERATIONS REGARDING CFB.........................................18
    Risks Involved in Acquisition Strategy...................................18
    Need for Additional Financing............................................18
    Regulation...............................................................19
    Key Personnel............................................................19
    Competition..............................................................19
    Status of CFB Common Stock...............................................20

RECENT DEVELOPMENTS REGARDING CFB............................................21
    Pending Acquisitions.....................................................21
    Significant Acquisitions.................................................21

GENERAL INFORMATION..........................................................23
    Purpose of the Special Meeting...........................................23
    Vote Required; Shares Entitled to Vote...................................23
    Voting and Revocation of the Proxies.....................................23
    Solicitation of Proxies..................................................24

MARKET PRICES AND DIVIDEND POLICY............................................25
    Market for CFB Common Stock..............................................25
    Market for Summit Common Stock...........................................25
    Shareholder Data.........................................................25
    CFB Common Stock Dividend Payment History and Restrictions...............25
    Summit Dividend Policy and Payment History...............................25

THE MERGER...................................................................26
    General..................................................................26
    Background of the Merger.................................................26
    Reasons for the Merger...................................................26
    Effective Time of the Merger.............................................27
    Consequences of the Merger...............................................27
    Conversion of Summit Common Stock........................................28
    Indemnity and Escrow.....................................................29
    Delivery of CFB Common Stock and Cash Consideration......................29
    Certain Federal Income Tax Consequences..................................30
    Dissenters' Rights.......................................................31
    Representations and Warranties...........................................33
    Covenants; Conduct of Summit's Business Pending the Merger...............33
    Regulatory Approvals; Conditions to the Merger...........................34
    Amendment; Waiver; Termination...........................................35
    Effect on Summit Employee Benefit Plans..................................36
    Expenses.................................................................36
    Accounting Treatment.....................................................36
    Interests of Certain Persons; Certain Transactions.......................37
    Resale of CFB Common Stock...............................................37

BUSINESS OF SUMMIT...........................................................39
    General..................................................................39
    First National Summit Bank...............................................39
    Market Price of and Dividends on Summit Stock............................40
    Legal Proceedings........................................................40
    Investment Activities....................................................40
    Directors and Executive Officers.........................................40
    Transactions with Officers, Directors and Other Affiliates...............40
    Supervision and Regulation...............................................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUMMIT..................43
    Basis of Presentation....................................................43
    Results of Operations....................................................43
    Summit Condition.........................................................48

SUMMIT'S PRINCIPAL SHAREHOLDERS AND
SECURITY OWNERSHIP OF MANAGEMENT.............................................59

MATERIAL DIFFERENCES IN RIGHTS OF SUMMIT SHAREHOLDERS........................61
    Capital Stock............................................................61
    Shareholders' Action Without a Meeting...................................61
    Annual Meeting of Shareholders...........................................62
    Special Meeting of Shareholders..........................................62
    Proxies..................................................................62
    Preemptive Rights........................................................62
    Cumulative Voting........................................................62
    Dissolution..............................................................63
    Required Vote for Authorization of Certain Actions.......................63
    Dissenters' Rights.......................................................63
    Conflicts of Interest....................................................64
    Dividends and Distributions..............................................64
    Anti-takeover Provisions.................................................65
    Charter Amendments.......................................................65
    Amendment of Bylaws......................................................65

LEGAL MATTERS................................................................66

EXPERTS......................................................................66

INDEX TO FINANCIAL STATEMENTS...............................................F-1


Appendices:

  Appendix A: Restated Agreement and Plan of Merger, dated as of August 22,
              1997 between Summit and  CFB .................................A-1
  Appendix B: Agreement, as amended, dated as of August 22, 1997 between
              Summit and CFB ...............................................B-1
  Appendix C: Statutory Rights of Dissenting Shareholders (Article 113
              of the Colorado Business Corporation Act) ....................C-1
  Appendix D: Examples of Calculations of the Exchange Rate ................D-1

                                       SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN.


General. . . . . . . . . . .    CFB and Summit have entered into the Merger
                                Agreement which provides that Summit will be merged with and into CFB, each outstanding share of Summit Preferred Stock will be exchanged for cash and each outstanding share of Summit Common Stock, other than shares held by shareholders who perfect statutory dissenters' rights, will be converted at the time the Merger becomes effective into shares of CFB Common Stock, the number of which will be determined by a formula set forth in the Merger Agreement and more fully described below. See "The Merger - Conversion of
                                Summit Common Stock." Subject to the terms and conditions of the Merger Agreement, the Merger will become effective on the date articles of merger are filed with the Secretary of State of the State of Colorado and a certificate of merger is filed with the Secretary of State of the State of Delaware.
                                It is presently contemplated that the Merger will become effective as soon as practicable after shareholder approval of the Merger.
                                See "The Merger".

PARTIES TO THE MERGER:

Community First
Bankshares, Inc. . . . . . .    Community First Bankshares, Inc., a Delaware
                                corporation ("CFB"), is a multi-bank holding company that as of August 31, 1997 operated banks and bank branches (the "CFB Banks") in 103 communities in Colorado, Iowa, Minnesota,
                                Nebraska, North Dakota, South Dakota,
                                Wisconsin and Wyoming and which had total assets as of August 31, 1997 of $4.2 billion.
                                CFB operates community banks that provide a full range of commercial and consumer banking services primarily to individuals and businesses in small and medium-sized communities and the surrounding market areas.
                                CFB's strategy is to operate and continue to acquire banks with approximately $20 million to $150 million in assets primarily in selected communities with populations between
                                3,000 and 50,000 in its existing markets of Colorado, Iowa, Minnesota, Nebraska, North
                                Dakota, South Dakota, Wisconsin and Wyoming and in the additional states of Arizona, Kansas, Montana and Utah. These communities are believed to provide CFB with a stable, relatively low-cost deposit base.

                                CFB provides the CFB Banks with the advantages of affiliation with a multi-bank holding company, such as data processing services, credit policy formulation and review, investment management and specialized staff support, while granting substantial autonomy to managers of the CFB Banks with respect to day-to-day operations, customer service decisions and marketing. The CFB Banks are encouraged to participate in community activities, support local charities and community development, and otherwise serve their communities.

                                CFB's principal executive offices are located at 520 Main Avenue, Fargo, North Dakota 58124-0001 and its telephone number is (701) 298-5600.

First National Summit
Bankshares, Inc. . . . . . .    First National Summit Bankshares, Inc.
                                ("Summit") was organized as a Colorado
                                corporation in 1993. It is registered as a bank holding company under the Bank Holding
                                Company Act of 1956 (the "BHCA"). Summit operates within the state of Colorado and owns all of the outstanding capital stock of First
                                National Summit Bank, Gunnison, Colorado, with branches in Crested Butte, Mount Crested Butte and Grand Junction, Colorado (the "Bank"). As of June 30, 1997, Summit had consolidated total assets of $86 million and total stockholders' equity of $7.2 million.
                                Following the Merger, Summit will represent
                                1.65% of the assets, 2.28% of the equity, 2.98% of the revenues, (1.21)% of the net income and 1.99% of the voting power of CFB, using data as of June 30, 1997 and based upon the assumptions set forth in "Actual and Pro
                                Forma Per Share Data" and "Unaudited Pro Forma
                                Combined Financial Information" below.


                                The Bank is a community bank that serves a wide range of commercial, agricultural and consumer borrowing needs within its market. The Bank is primarily engaged in attracting deposits and investing those funds in loans and investment securities. The Bank extends various types of loans, including short- and long-term residential, agricultural and commercial real estate mortgage loans to individuals, farmers, and businesses; secured and unsecured commercial loans; indirect installment loans; and second mortgages and home equity lines. Commercial lending products include lines and letters of credit, receivable and inventory financing and equipment financing. The Bank provides a full range of deposit products, including checking, savings accounts, certificates of deposit, and money market instruments. See "Business of Summit."

                                Summit's main office is located at 201 Main
                                Street, Gunnison, Colorado 86723, and its telephone number is (970) 641-1621.


SPECIAL MEETING OF SUMMIT SHAREHOLDERS:

Time and Date. . . . . . . .    9:00 a.m., local time, on _________,
                                November __, 1997.

Place. . . . . . . . . . . .    201 Main Street, Gunnison, Colorado.

Purposes of Special Meeting.    To consider and vote upon a proposal to
                                approve the Merger Agreement attached hereto as Appendix A, which provides for the merger of Summit with and into CFB. Other terms and provisions related to the Merger are set forth in the Merger Agreement and are summarized in this Proxy Statement-Prospectus. See "The
                                Merger."

Required Vote For the
Proposals; Record Date . . .    Only holders of record of shares of Summit
                                Common Stock outstanding as of the close of business on October 22, 1997 (the "Record
                                Date") are entitled to notice of and to vote at the Summit Special Meeting. Approval of the proposal will require the affirmative vote of two-thirds of the shares of Summit
                                Common Stock outstanding as of the close of business on the Record Date. See "General
                                Information -Vote Required; Shares Entitled to
                                Vote."

Interests of
Certain Persons;
Certain Transactions . . . .    As of the Record Date, the officers and
                                directors of Summit and their affiliates beneficially owned 86,000 shares (or approximately 12.7%) of the outstanding Summit
                                Common Stock.  Pursuant to the Merger
                                Agreement, the Board of Directors of Summit has agreed to use its best efforts to obtain the requisite shareholder approval of the Merger. See "The Merger - Interests of
                                Certain Persons; Certain Transactions" and
                                "Summit's Principal Shareholders and Security
                                Ownership of Management."

Dissenters' Rights . . . . .    Each holder of Summit Common Stock or Summit
                                Preferred Stock has the right to dissent from the Merger and obtain payment of the fair value of such shareholder's stock in cash pursuant to Article 113 of the Colorado
                                Business Corporation Act (the "COBCA") in lieu of receiving the Merger Consideration in the Merger. Any Summit shareholder contemplating exercising the right to demand such payment should carefully review Article 113 of the COBCA, a copy of which is attached hereto as Appendix C, and in particular the required procedural steps. A shareholder who fails to comply with these procedural requirements may lose the right to dissent and to obtain payment of the fair value of such shareholder's stock. See "The Merger -
                                Dissenters' Rights."

Special Considerations
Regarding CFB. . . . . . . .    For information regarding various risks and
                                other considerations associated with CFB
                                Common Stock, see "Special Considerations
                                Regarding CFB."

Board Recommendation . . . .    THE BOARD OF DIRECTORS OF SUMMIT UNANIMOUSLY
                                RECOMMENDS APPROVAL OF THE MERGER.


TERMS OF THE MERGER:

Conversion of Summit
Shares . . . . . . . . . . .    Upon consummation of the Merger, each
                                outstanding share of Summit Preferred Stock will be converted into the right to receive in cancellation thereof, the sum of $100.00 plus accrued but unpaid dividends thereon. Upon consummation of the Merger, each outstanding share of Summit Common Stock (other than shares subject to dissenters' rights) will be converted into shares of CFB Common Stock, the number of which (the "Exchange Rate") will be determined by dividing 400,000 by the number of outstanding shares of Summit Common Stock as of the closing date. The Exchange Rate is subject to adjustment based upon (i) the average of the per-share closing price for the CFB Common Stock on the Nasdaq Market System for the 20 trading days ending at the end of the fourth day immediately preceding the Closing Date (as defined below under "-
                                Effective Time of the Merger") (the "Trading
                                Value of CFB Common Stock") and (ii) the
                                Summit Value, (as such terms are defined below under "The Merger - Conversion of Summit
                                Shares") as of the last day of the month immediately preceding the Effective Time of the Merger (as defined below under "-
                                Effective Time of the Merger").  The Exchange
                                Rate formula is more fully described under "The Merger - Conversion of Summit Common
                                Stock," and examples of calculations of the Exchange Rate (based on various assumptions) are attached hereto as Appendix D. Upon consummation of the Merger, approximately
                                $350,000 in value of CFB Common Stock will be retained in escrow to fund Summit common shareholders' obligations to indemnify CFB against losses or expense attributable to certain claims. (See "The Merger - Indemnity and Escrow").

                                The following table illustrates the estimated Exchange Rate, based on various assumed levels of the Trading Value of CFB Common Stock, various assumed Summit Values and other assumptions set forth in Appendix D:

                                   Assumed
                                Trading Value       Assumed
                                of CFB Common       Summit        Hypothetical
                                    Stock            Value       Exchange Rate
                                -------------        -----       -------------

                                   $_____         $6,622,807        .3919:1
                                    45.00          6,600,000        .3399:1
                                    52.00          6,600,000        .2910:1
                                    45.00          7,200,000        .3636:1

                                THE EXAMPLES IN APPENDIX D, SUMMARIZED IN THE TABLE ABOVE, REPRESENT AN ESTIMATE OF THE DATA THAT WILL BE USED TO DETERMINE THE EXCHANGE RATE. THE ACTUAL EXCHANGE RATE MAY BE LOWER THAN THE LOWEST AMOUNT PRESENTED. IF THE ACTUAL SUMMIT VALUE IS $5,940,000 OR LESS (I.E., 90% OR LESS OF THE LEVEL OF $6,600,000 USED TO CALCULATE THE ESTIMATED EXCHANGE RATES SET FORTH IN APPENDIX D), THEN THE SHAREHOLDERS OF SUMMIT WILL BE PROVIDED WITH UPDATED INFORMATION AND RESOLICITED WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT.

Background of Merger . . . .    The terms of the Merger were negotiated at
                                arm's length by the management personnel and Boards of Directors of CFB and Summit during the period from June 1, 1997 through August
                                22, 1997. The Board of Directors of Summit believes that the Merger is in the best interests of its shareholders. In reaching that conclusion, the Board considered, among other things, the Bank's current relationships with its regulatory agencies, the greater size and geographic diversity of CFB, CFB's access to capital and opportunities for continued growth in its larger market area, the economies to be achieved by integrating the operations of the Bank with the CFB Banks the likelihood of increased competition as the result of the rapidly changing environment in the banking industry with regard to branch banking, the present market price being paid for bank stocks as a whole and the liquidity of the CFB Common Stock which is publicly traded in the national over-the-counter market. See "The Merger - Background of the
                                Merger" and "- Reasons for the Merger."

Conditions to the Merger;
Termination. . . . . . . . .    Consummation of the Merger is conditioned upon
                                the fulfillment of certain conditions set forth in the Merger Agreement. In addition to the requirement of regulatory approval, Summit shareholder approval and certain other conditions, the completion of the Merger is subject to the continuing accuracy of the representations of the parties made in the Merger Agreement, the performance of the obligations of each party under the Merger Agreement and the absence of threatened or pending litigation challenging the Merger. In addition, the Merger Agreement may be terminated by the mutual consent of the Boards of Directors of CFB and Summit; by Summit or CFB if any requisite regulatory approval is denied or if any governmental entity of competent jurisdiction issues a final nonappealable order enjoining or otherwise prohibiting the Merger; by either
                                Summit or CFB if the Merger is not effective by December 31, 1997; and by Summit or CFB if the other party materially breaches any of the covenants and agreements contained in the Merger Agreement and such party does not cure such breach within 20 business days after receipt of proper notice of such breach.
                                Subject to certain limitations, CFB may also terminate the Merger Agreement if CFB objects to any exceptions in the title insurance commitments for all real property owned by Summit and such exceptions are not eliminated by Summit, or if CFB does not approve the Phase I Hazardous Waste Assessment of all real properties owned by Summit and Summit does not correct or satisfy CFB's objections to such Assessment. See "The Merger - Regulatory
                                Approvals; Conditions to the Merger" and "-
                                Amendment; Waiver; Termination."

Regulatory Approvals . . . .    The Merger is subject to approval by the
                                Federal Reserve Board and the Division of
                                Banking of the State of Colorado. CFB filed the required application with the Federal
                                Reserve Board on September 12, 1997. CFB filed the required application with the Division of Banking on September 24, 1997.
                                See "The Merger - Regulatory Approvals;
                                Conditions to the Merger."

Effective Time of the Merger    Subject to the terms and conditions of the
                                Merger Agreement, the Merger will be effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Colorado (the "Effective Time of the Merger").
                                Such filing shall be made following the
                                satisfaction or waiver of the conditions set forth in the Merger Agreement or on such other date upon which the parties may agree (the
                                "Closing Date"). The parties have agreed to use their best efforts to cause the Merger to be completed within thirty business days after the satisfaction or waiver of the conditions set forth in the Merger Agreement. The parties expect the Merger to become effective as soon as practicable following shareholder approval of the Merger. See "The Merger -
                                Effective Time of the Merger."

Certain Federal Income
Tax Consequences . . . . . .    The Merger is intended to qualify as a
                                reorganization within the meaning of Section
                                368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger so qualifies, (i) no gain or loss will be recognized by the holders of Summit Common
                                Stock upon their receipt of CFB Common Stock in exchange for their shares of Summit Common
                                Stock, except with respect to cash received in lieu of fractional shares which will result in a taxable gain or loss, (ii) the aggregate income tax basis of the CFB Common Stock received generally will be equal to the aggregate income tax basis of the Summit
                                Common Stock surrendered, and (iii) the
                                holding period of the CFB Common Stock
                                received generally will include the holding period of the Summit Common Stock surrendered.
                                Holders of Summit Preferred Stock will
                                recognize gain or loss upon receipt of cash in exchange therefor. Summit's obligation to consummate the Merger is conditioned upon its receipt of an opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

                                EACH HOLDER OF SUMMIT COMMON STOCK OR SUMMIT
                                PREFERRED STOCK IS URGED TO CONSULT SUCH
                                HOLDER'S OWN TAX ADVISORS CONCERNING THE
                                FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "The Merger - Certain Federal Income Tax Consequences" and "- Regulatory Approvals; Conditions to the Merger."

Accounting Treatment . . . .    The Merger is expected be accounted for as a
                                pooling of interests for financial reporting purposes. CFB shall have received a letter, prior to consummation, from CFB's independent auditors regarding such firm's concurrence with CFB management's and Summit management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the merger under Accounting
                                Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger
                                Agreement. Among other considerations, such letter will be subject to receipt by Ernst
                                & Young LLP and CFB of a letter from Summit's independent auditors relating to the eligibility of Summit to qualify for pooling treatment, and to the condition that less than 10% of the Merger Consideration will consist of cash, including (i) cash paid to holders of outstanding shares of Summit Preferred Stock,
                                (ii) cash paid to holders of outstanding shares of Summit Common Stock who dissent from the proposed Merger and received cash for their shares of Common Stock, and (iii) cash paid in the Merger in lieu of fractional shares of Summit Common Stock. See "The Merger -
                                Accounting Treatment."

Surrender of
Certificates . . . . . . . .    As soon as practicable after the Effective
                                Time of the Merger, a letter of transmittal with instructions for submission of stock certificates will be mailed to all Summit shareholders of record as of the Closing Date
                                (other than Summit shareholders who have exercised and not subsequently withdrawn or lost statutory dissenters' rights).
                                SHAREHOLDERS SHOULD NOT SUBMIT THEIR SUMMIT
                                STOCK CERTIFICATES UNTIL SUCH TRANSMITTAL
                                LETTER AND INSTRUCTIONS ARE RECEIVED.  See
                                "The Merger - Delivery of CFB Common Stock."

Resale of CFB
Common Stock . . . . . . . .    The shares of CFB Common Stock issuable to
                                shareholders of Summit upon consummation of the Merger will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of CFB or Summit as that term is defined in the rules under the Securities Act. CFB Common
                                Stock received by those shareholders of Summit who are deemed to be "affiliates" of Summit may be resold without registration only as provided for by Rule 145 under the Securities
                                Act, or as otherwise permitted under the Securities Act, following the public release by CFB of its Summit results for a period that includes thirty days of combined operations following the Merger. See "The Merger -
                                Resale of CFB Common Stock."

Certain Differences in
Rights of Shareholders . . .    Upon consummation of the Merger and the
                                subsequent merger of Summit with and into CFB, the Summit common shareholders will become CFB stockholders. As a result, their rights as shareholders, which are now governed by Colorado state law and by the Articles of Incorporation and the Bylaws of Summit, will be governed by Delaware state law and the Certificate of Incorporation and the Bylaws of CFB. See "Comparison of Delaware and Colorado
                                Corporate Laws" for a summary of certain material differences between the rights of holders of Summit Common Stock and the rights of holders of CFB Common Stock.

                                In addition, Delaware law substantially
                                restricts the ability of major shareholders to effect business combinations with CFB in the absence of prior approval by the Board of Directors. Although this legislation should not interfere with any merger or other business combination approved by CFB's Board of Directors, certain shareholders may consider such legislation to have disadvantageous effects. Such provisions may deter the accumulation of sizable equity interests in CFB and may deprive shareholders of the benefits of stock price increases typically associated with hostile tender offers and other contests for control. CFB also has adopted a shareholder rights plan which could in certain circumstances serve as a deterrent against a change of control not approved by CFB's Board of Directors. The existence of such provisions and plan may, in turn, depress the market price of CFB Common Stock. See "Comparison of Delaware and Colorado Corporate Laws."

Market Prices. . . . . . . .    The CFB Common Stock is traded in the
                                over-the-counter market on the Nasdaq National
                                Market System under the symbol "CFBX", while the Summit Common Stock is traded sporadically with no established trading market. The first public announcement of the proposed Merger was made during the trading day on August 22, 1997. On that date and on __________, 1997, the closing sales price of the CFB Common
                                Stock was $39.25 and $_____, respectively.
                                For further market data, see "Market Prices and Dividend Policy."

                                Summit shareholders are advised to obtain current market quotations for CFB Common Stock. The market price for CFB Common Stock could fluctuate between the date of this Proxy Statement-Prospectus and the Effective Time of the Merger, which may be a period of several weeks or months. As a result, the market value of the CFB Common Stock that Summit shareholders ultimately receive in the Merger could be more or less than its market value on the date of this Proxy Statement-Prospectus or the date of the Summit Special Meeting. No assurance can be given concerning the market price of CFB Common Stock before or after the Effective Time of the Merger.

            HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA

    The following tables present selected comparative unaudited per share data for CFB on an historical and pro forma combined basis, and for Summit on a historical and pro forma equivalent basis, giving effect to the Merger using the pooling of interests method of accounting. See "The Merger - Accounting Treatment." The pro forma combined per share data is based on an assumed Exchange Rate of .3919:1 and an assumed Closing Date of June 30, 1997.

    The per share data should be read in conjunction with the historical consolidated financial statements (including the related notes thereto) and the selected financial data regarding CFB and Summit presented elsewhere herein or incorporated by reference herein. The per share data is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated prior to the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.


BOOK VALUE PER COMMON SHARE:             June 30, 1997      December 31, 1996
                                         -------------      -----------------

 CFB - Historical (A) . . . . . . . . .   $  14.00              $  12.92
 Summit - Historical (B). . . . . . . .       6.38                  6.93
 CFB and Summit pro forma (C) . . . . .      14.04                 13.02
 Summit pro forma equivalent (D). . . .       5.50                  5.10

PRIMARY EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE BEFORE EXTRAORDINARY
  ITEM AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE:


                                        Six months                Year Ended December 31
                                        Ended June 30,      ----------------------------------
                                           1997             1996           1995           1994
                                       ---------------      ----           ----           ----

 CFB - Historical (E) . . . . . . . . .   $  1.20        $  1.85        $  1.82        $  1.48
 Summit - Historical (F). . . . . . . .     (0.27)          0.75           1.22           1.09
 CFB and Summit pro forma (G) . . . . .      1.16           1.85           1.86           1.52
 Summit pro forma equivalent (H). . . .      0.45           0.73           0.73           0.60

FULLY DILUTED EARNINGS  PER COMMON AND COMMON
  EQUIVALENT SHARE BEFORE EXTRAORDINARY ITEM
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE:

                                          Six months              Year Ended December 31,
                                         Ended June 30,     ----------------------------------
                                            1997            1996           1995           1994
                                         --------------     ----           ----           ----

 CFB - Historical (I) . . . . . . . . .   $  1.17        $  1.79        $  1.74        $  1.42
 Summit - Historical (J). . . . . . . .     (0.27)          0.75           1.22           1.09
 CFB and Summit pro forma (K) . . . . .      1.14           1.80           1.78           1.45
 Summit pro forma equivalent (L). . . .      0.45           0.71           0.70           0.57

DIVIDENDS DECLARED PER COMMON AND
 COMMON EQUIVALENT SHARE:

                                         Six months               Year Ended December 31,
                                        Ended June 30,      ----------------------------------
                                             1997           1996           1995           1994
                                         --------------     ----           ----           ----

 CFB - Historical . . . . . . . . . . .   $  0.32        $  0.58        $  0.48        $  0.44
 Summit - Historical. . . . . . . . . .      0.31           0.62              0           0.34
 CFB and Summit pro forma (M) . . . . .      0.32           0.58           0.48           0.44
 Summit pro forma equivalent (N). . . .      0.13           0.23           0.19           0.17


____________________

(A) Based on 18,672,914 and 17,151,874 shares of CFB's Common Stock outstanding as of June 30, 1997 and December 31, 1996, respectively.
(B) Based on 953,708 and 949,708 shares of Summit's Common Stock outstanding as of June 30, 1997 and December 31, 1996, respectively.
(C) Represents the pro forma combined net book value of CFB and Summit, divided by the sum of (i) the number of shares of CFB's Common Stock outstanding as of June 30, 1997 or December 31, 1996, plus (ii) the maximum number of shares of CFB's Common Stock issuable pursuant to the Merger at an assumed
    Exchange Rate of .3919:1.                 .
(D) Represents the amount computed pursuant to Note "C" above, at an assumed Exchange Rate of .3919:1.
(E) Based on average shares of CFB's Common Stock and Common Stock equivalents outstanding of 18,343,078 for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995, and 1994 of 16,699,021, 15,543,129
    and 14,580,309, respectively.
(F) Based on average shares of Summit's Common Stock and common share equivalents outstanding of 950,781 for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995, and 1994 of 955,488, 1,015,931 and 913,202, respectively.
(G) Amount reflects net primary earnings per common share and common share equivalents before extraordinary item and cumulative effect of accounting change on a pro forma combined basis. Such amount is determined by dividing pro forma combined net income by the weighted average number of shares of CFB's Common Stock and common share equivalents outstanding during the applicable period and the shares of CFB's Common Stock assumed to be issued pursuant to the Merger at an assumed Exchange Rate of .3919:1.
(H) Represents the amount computed pursuant to Note "G" above, multiplied by the assumed Exchange Rate of .3919:1.
(I) Based on average shares of CFB's Common Stock and Common Stock equivalents outstanding on a fully diluted basis of 18,773,723 for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 of 18,154,966, 17,276,050 and 16,136,433, respectively.
(J) Based on average shares of Summit's Common Stock and common share equivalents outstanding on a fully-diluted basis of 965,708 for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995, and 1994 of 971,488, 1,027,442 and 913,202, respectively.
(K) Footnote "G" on a fully-diluted basis.
(L) Represents the amount computed pursuant to Note "K" above, multiplied by the assumed Exchange Rate of .3919:1.
(M) The pro forma combined dividends declared assume no changes in the historical dividends declared per CFB common share.
(N) Represents the amount computed pursuant to Note "M" above multiplied by the assumed Exchange Rate of .3919:1.

                             CFB SELECTED FINANCIAL DATA

    The following table sets forth certain consolidated financial data concerning CFB. The selected financial data for each of the five years ended December 31, 1996 is derived from the audited consolidated financial statements of CFB, and related notes thereto, incorporated herein by reference. The selected financial data as of and for the six months ended June 30, 1997 and 1996 have been derived from CFB's unaudited consolidated financial statements. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The summary financial data should be read in conjunction with the consolidated financial statements of CFB, and the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in CFB's Annual Report on Form 10-K for the year ended December 31, 1996, which report is incorporated herein by reference.


                                           Six Months
                                          Ended June 30,                     Year Ended December 31,
                                        -----------------     -----------------------------------------------------
                                         1997       1996       1996        1995       1994        1993       1992
                                        ------     ------     -------     -------    -------     -------    -------
                                                                  (Dollars in thousands, except per share data)
HISTORICAL OPERATING DATA:
Interest income. . . . . . . . . .    $ 126,903  $ 109,201  $ 229,426   $192,868   $ 143,237  $ 121,146  $ 115,309
Interest expense . . . . . . . . .       51,089     45,522     95,234     82,891      53,468     47,271     50,870
                                                            ---------  ---------   ---------  ---------  ---------
Net interest income. . . . . . . .       75,814     63,679    134,192    109,977      89,769     73,875     64,439
Provision for loan losses. . . . .        5,032      2,331      6,757      2,711       1,839      2,149      2,433
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
Net interest income after
 provision for loan losses . . . .       70,782     61,348    127,435    107,266      87,930     71,726     62,006
Noninterest income . . . . . . . .       19,968     12,617     27,370     22,488      18,992     18,158     14,640
Noninterest expense. . . . . . . .       57,716     46,657    104,288     82,593      70,241     60,854     52,992
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
Income before income taxes,
 extraordinary item and
 cumulative effect of
 accounting change . . . . . . . .       33,034     27,308     50,517     47,161      36,681     29,030     23,654
Provision for income taxes . . . .       11,102      9,439     18,007     17,208      13,952     10,775      8,546
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
Income before extraordinary
 item and cumulative effect
 of accounting change. . . . . . .       21,932     17,869     32,510     29,953      22,729     18,255     15,108
Extraordinary item, net of tax (1). .      (265)        --         --         --          --         --         --
Cumulative effect of accounting
 change. . . . . . . . . . . . . .           --         --         --         --          --        359         --
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
Net income . . . . . . . . . . . .       21,667     17,869     32,510     29,953      22,729     18,614     15,108
Dividends on preferred stock (2) .           --        805      1,610      1,610       1,091         --         --
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
Net income applicable to common
 equity. . . . . . . . . . . . . .    $  21,667  $  17,064  $  30,900   $ 28,343   $  21,638  $  18,614  $  15,108
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------   ---------  ---------  ---------
Earnings per common and common
 equivalent share:
 Primary earnings per share before
  extraordinary item and cumulative
  effect of accounting change. . .    $    1.20  $    1.04  $    1.85   $   1.82   $    1.48  $    1.29  $    1.07
 Extraordinary item, net of tax (1)       (0.02)        --         --         --          --         --         --
 Cumulative effect of accounting
  change . . . . . . . . . . . . .           --         --         --         --          --       0.03         --
 Primary earnings per share. . . .    $    1.18  $    1.04  $    1.85   $   1.82   $    1.48  $    1.32  $    1.07
 Fully diluted earnings per share
  before extraordinary item and
  cumulative effect of accounting
  change . . . . . . . . . . . . .    $    1.17  $    1.00  $    1.79   $   1.74   $    1.42  $    1.27  $    1.07
 Extraordinary item, net of tax (1)       (0.02)        --         --         --          --         --         --
 Cumulative effect of accounting
  change . . . . . . . . . . . . .           --         --         --         --          --       0.03
 Fully diluted earnings per share.    $    1.15  $    1.00  $    1.79   $   1.74   $    1.42  $    1.30  $    1.07

                                                  Six Months
                                                 Ended June 30,                           Year Ended December 31,
                                              --------------------       --------------------------------------------------------
                                               1997          1996          1996       1995        1994          1993       1992
                                              ------        ------       -------    -------      -------      -------     -------
                                                                           (Dollars in thousands, except per share data)
Average common and common
  equivalent shares outstanding:
   Primary. . . . . . . . . . . . . . . .    18,343,078  16,451,408   16,699,021  15,543,129   14,580,309  14,098,585   14,080,526
   Fully diluted. . . . . . . . . . . . .    18,773,723  17,923,147   18,154,966  17,276,050   16,136,433  14,396,532   14,087,606

HISTORICAL OPERATING RATIOS AND OTHER
   DATA:
Return on average assets (3). . . . . . .         1.41%       1.30%        1.13%       1.24%        1.13%       1.10%        1.04%
Return on average common
  shareholders' equity (3). . . . . . . .        18.22%      18.27%       15.69%      18.19%       16.77%      16.64%       15.10%
Net interest margin (3) . . . . . . . . .         5.53%       5.24%        5.32%       5.06%        4.95%       4.74%        4.85%
Net charge-offs to average loans (3). . .         0.21%       0.12%        0.22%       0.17%        0.00%       0.08%        0.33%

HISTORICAL FINANCIAL CONDITION DATA
   (END OF PERIOD):
Assets. . . . . . . . . . . . . . . . . .    $3,164,899  $2,818,818   $3,116,398  $2,769,976   $2,130,619  $1,883,794   $1,576,275
Loans . . . . . . . . . . . . . . . . . .     2,175,593   1,851,429    2,064,108   1,767,193    1,330,146   1,037,666      813,550
Investment securities (4) . . . . . . . .       711,357     723,213      729,236     717,342      613,239     653,722      579,078
Deposits. . . . . . . . . . . . . . . . .     2,470,691   2,322,394    2,537,440   2,359,716    1,794,565   1,627,989    1,374,859
Long-term debt. . . . . . . . . . . . . .        78,566      39,086       46,750      81,288       38,092      48,354       18,015
Preferred shareholders' equity (2). . . .            --      23,000       22,988      23,000       23,000          --           --
Common shareholders' equity . . . . . . .       261,385     190,999      221,583     181,004      134,701     125,071      103,911
Book value per common share . . . . . . .         14.00       11.80        12.92       11.25         9.23        8.78         7.64
Tangible book value per
  common share. . . . . . . . . . . . . .         11.88        9.64        10.63        9.08         8.09        7.93         7.01

HISTORICAL FINANCIAL CONDITION RATIOS
   (END OF PERIOD):
Nonperforming assets to total loans
  and OREO. . . . . . . . . . . . . . . .          0.77%       0.38%        0.70%       0.31%        0.34%       0.62%        1.13%
Allowance for loan losses to
  total loans . . . . . . . . . . . . . .          1.39%       1.30%        1.27%       1.29%        1.30%       1.38%        1.38%
Allowance for loan losses to
  nonperforming loans . . . . . . . . . .           203%        479%         201%        608%         537%        296%         224%

REGULATORY CAPITAL RATIOS
   (END OF PERIOD):
Tier 1 capital. . . . . . . . . . . . . .         11.26%       8.82%        8.88%       8.51%       10.64%      10.16%       10.97%
Total capital . . . . . . . . . . . . . .         15.34%      11.19%       11.10%      11.18%       13.46%      13.44%       12.47%
Leverage ratio. . . . . . . . . . . . . .          8.89%       6.53%        6.62%       6.10%        7.12%       6.12%        6.40%

NET INCOME AND RATIOS EXCLUDING
   GOODWILL AND OTHER INTANGIBLE ASSETS
   AMORTIZATION AND BALANCES  ("CASH"):
Net income applicable to common
  equity. . . . . . . . . . . . . . . . .    $   23,336  $   18,365   $   33,714  $   30,522   $   23,194  $   19,948   $   15,896
Fully diluted earnings per share. . . . .    $     1.24  $     1.07   $     1.95  $     1.86   $     1.50  $     1.39   $     1.13
Return on average assets (3). . . . . . .          1.53%       1.41%        1.25%       1.34%        1.22%       1.18%        1.10%
Return on average common
  shareholders' equity (3). . . . . . . .         19.62%      19.67%       17.12%      19.58%       17.98%      17.83%       15.89%

------------------------------------

(1) Represents the loss from early extinguishment of debt, less applicable income taxes of $159,000.
(2) CFB redeemed its 7% Cumulative Convertible Preferred Stock in
    March 1997.
(3) Annualized based on results for the six months ended June 30, 1997 and 1996.
(4) Includes available-for-sale securities and held-to-maturity securities.

                            SUMMIT SELECTED FINANCIAL DATA

    The following table sets forth certain consolidated financial data concerning Summit. The historical selected financial data for each of the three years ended December 31, 1996 is derived from the audited consolidated financial statements of Summit, including notes thereto. The financial data as of and for the six months ended June 30, 1997 and 1996 are derived from Summit's unaudited consolidated financial statements. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The financial data as of and for the six months ended June 30, 1997 and 1996 are derived from Summit's unaudited and consolidated financial statements. This information should be read in conjunction with the consolidated financial statements of Summit, and the related notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Proxy Statement-Prospectus.

                                                             Six Months
                                                            Ended June 30,       Year Ended December 31,
                                                           ----------------    ---------------------------
                                                            1997       1996      1996      1995      1994
                                                           ------    ------    -------    -------  -------
                                                            (Dollars in thousands, except per share data)
HISTORICAL OPERATING DATA:
Interest income . . . . . . . . . . . . . . . . . . . .     3,795     3,943     7,688     7,722     6,275
Interest expense. . . . . . . . . . . . . . . . . . . .     1,303     1,399     2,725     2,597     1,799
                                                            -----     -----     -----     -----     -----
Net interest income . . . . . . . . . . . . . . . . . .     2,492     2,544     4,963     5,125     4,476
Provision for loan losses . . . . . . . . . . . . . . .       437        90       579       147        30
                                                            -----     -----     -----     -----     -----
Net interest income after provision for loan losses . .     2,055     2,454     4,384     4,978     4,446
Noninterest income. . . . . . . . . . . . . . . . . . .       859       782     1,818     1,361       883
Noninterest expense . . . . . . . . . . . . . . . . . .     3,078     2,161     4,822     4,082     3,750
                                                            -----     -----     -----     -----     -----
Income before income taxes. . . . . . . . . . . . . . .     (164)     1,075     1,380     2,257     1,579
Provision for income taxes. . . . . . . . . . . . . . .       (9)       384       517       855       580
                                                            -----     -----     -----     -----     -----
Net income. . . . . . . . . . . . . . . . . . . . . . .     (155)       691       863     1,402       999
Dividends on preferred stock. . . . . . . . . . . . . .       105       146       146       159         0
                                                            -----     -----     -----     -----     -----
Net income applicable to common equity. . . . . . . . .     (260)       545       717     1,243       999
                                                            -----     -----     -----     -----     -----
                                                            -----     -----     -----     -----     -----
Earnings per common and common equivalent share:
  Primary . . . . . . . . . . . . . . . . . . . . . . .    (0.27)      0.57      0.75      1.22      1.09
  Fully diluted . . . . . . . . . . . . . . . . . . . .    (0.27)      0.57      0.75      1.22      1.09
Average common and common equivalent shares outstanding:
  Primary . . . . . . . . . . . . . . . . . . . . . . .   950,781   961,300   955,488 1,015,931   913,202
  Fully diluted . . . . . . . . . . . . . . . . . . . .   965,708   977,300   971,488 1,027,442   913,202

HISTORICAL OPERATING RATIOS AND OTHER DATA:
Return on average assets(1) . . . . . . . . . . . . . .    (0.34)%     1.47%     0.92%     1.51%     1.23%
Return on average common shareholders' equity(1). . . .    (8.32)%    17.76%    11.33%    19.10%    21.38%
Net interest margin(1). . . . . . . . . . . . . . . . .      6.22%     6.05%     5.96%     6.09%     6.31%
Net charge-offs to average loans(1) . . . . . . . . . .      0.74%     0.30%     0.49%     0.33%     0.03%

                                                             Six Months
                                                            Ended June 30,       Year Ended December 31,
                                                           ----------------    ---------------------------
                                                            1997       1996      1996      1995      1994
                                                           ------    ------    -------    -------  -------
HISTORICAL FINANCIAL CONDITION DATA (END OF PERIOD):
Assets. . . . . . . . . . . . . . . . . . . . . . . . .    86,013    92,498    97,184    94,908    94,436
Loans . . . . . . . . . . . . . . . . . . . . . . . . .    58,183    65,314    64,255    67,824    67,244
Investment securities (2) . . . . . . . . . . . . . . .    16,680    13,823    15,424    13,919    17,178
Deposits. . . . . . . . . . . . . . . . . . . . . . . .    77,349    79,915    85,675    85,308    85,882
Long-term debt. . . . . . . . . . . . . . . . . . . . .       468     2,450     2,616       626         -
Preferred shareholders' equity. . . . . . . . . . . . .     1,075     1,200     1,200     1,400     1,700
Common shareholders' equity . . . . . . . . . . . . . .     6,085     6,325     6,584     6,793     5,938
Book value per common share . . . . . . . . . . . . . .      6.38      6.66      6.93      6.93      5.82
Tangible book value per common share. . . . . . . . . .      5.32      5.65      5.91      5.93      5.39



HISTORICAL FINANCIAL CONDITION RATIOS (END OF PERIOD):

Nonperforming assets to total loans and OREO. . . . . .      3.78%     0.54%     3.00%     0.55%     0.29%
Allowance for loan losses to total loans. . . . . . . .      1.82%     0.89%     1.32%     0.87%     0.99%
Allowance for loan losses to nonperforming loans. . . .        48%      164%       44%      160%      344%

REGULATORY CAPITAL RATIOS:
 Tier 1 capital . . . . . . . . . . . . . . . . . . . .      9.94%    11.65%     9.95%    10.63%     13.1%
 Total capital. . . . . . . . . . . . . . . . . . . . .     11.19%    12.56%    11.19%    11.42%     12.7%
 Leverage ratio . . . . . . . . . . . . . . . . . . . .      6.70%     7.84%     7.30%     7.89%      8.4%

-------------------------------------


(1) Annualized based on results for the six months ended June 30, 1997 and 1996.
(2) Includes available-for-sale securities and held-to-maturity securities.

                         SPECIAL CONSIDERATIONS REGARDING CFB

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS, SUMMIT'S SHAREHOLDERS SHOULD CONSIDER THE FOLLOWING FACTORS REGARDING CFB. THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT, IN PART, OF THE RISK FACTORS SET FORTH BELOW. IN CONNECTION WITH THE FORWARD-LOOKING STATEMENTS WHICH APPEAR IN THESE DISCLOSURES, PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH BELOW.

RISKS INVOLVED IN ACQUISITION STRATEGY

    CFB has grown and intends to continue to grow primarily through acquisitions of banks and other financial institutions. Such acquisitions involve risks of adversely changing results of operations, unforeseen liabilities or asset quality problems of the acquired entity and other conditions beyond the control of CFB, such as adverse personnel relations, loss of customers because of change of identity and deterioration in local economic conditions. In connection with the acquisition of financial institutions, CFB may from time to time acquire new businesses that are different from its core business and which present operating and strategic risks different from those confronted in its core business. These various acquisition risks can be heightened by the fact that KeyBank Wyoming and Mountain Parks Financial Corp. are the largest institutions acquired to date by CFB. The proposed acquisition of certain branches of banks currently owned by Banc One Corporation (the "Bank One Branches") also represents a large acquisition for CFB, and is expected to be consummated at about the same time as CFB's acquisitions of Summit and
Republic National Bancorp, Inc.   These proposed acquisitions are subject to
various conditions, and there can be no assurance that they will be consummated. See "Recent Developments -- Pending Acquisitions."

    Managing growth through acquisitions, including absorption and training of personnel, combination of office and operations procedures and related matters,
is a difficult process.   In connection with its recent significant
acquisitions, CFB has experienced challenges with data and item processing conversion, management training, staffing and other operational integration areas. These issues have resulted in the need for management and support personnel to allocate increased time to the integration process, in some cases slowing the acquired institutions' marketing and business development efforts. Although CFB has taken steps to address the issues resulting from recent acquisitions, CFB may experience such issues in connection with future acquisitions, and there can be no assurance that these problems will not result in disruption or expense.

    CFB's management believes future growth in the assets and earnings of CFB will depend in significant part on consummation of further acquisitions. The ability of CFB to pursue this strategy depends in part on its capital position and, in the case of cash acquisitions, on its cash assets or ability to acquire cash. Further, acquisition candidates may not be available in the future on terms favorable to CFB. CFB must compete with a variety of individuals and institutions, including major regional bank holding companies, for suitable acquisition candidates. Although CFB has focused its attention on smaller markets, in which CFB believed there was less competition from the money center banks and major regional bank holding companies, CFB recently acquired operations in metropolitan areas. CFB may make further acquisitions of companies with operations in metropolitan areas, in which case it will face more competition for such acquisitions from larger institutions. Further, certain regional holding companies have focused on the smaller markets traditionally targeted by CFB, and there can be no assurance that the acquisition activities of competitors in these markets will not increase. Such competition is likely to affect CFB's ability to make acquisitions, increase the price that CFB pays for certain acquisitions and increase CFB's costs in analyzing possible acquisitions.

NEED FOR ADDITIONAL FINANCING

    CFB's ability to execute its business strategy depends to a significant degree on its ability to obtain additional indebtedness and equity capital. CFB is conducting an offering of $40 million of capital securities of a business trust subsidiary and intends to offer $50 million of CFB Common Stock, both in conjunction with the acquisition of the Bank One Branches. CFB has no other commitments for additional borrowings or sales of equity capital and there can be no assurance that CFB will be successful in consummating any such future financing transactions on terms satisfactory to CFB, if at all. Factors which could affect CFB's access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of the CFB's business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial, competitive and other factors beyond CFB's control. In addition, covenants under CFB's current and future debt securities and credit facilities may significantly restrict CFB's ability to incur additional indebtedness.

REGULATION

    As a bank holding company, CFB is subject to extensive regulation by the Federal Reserve Board. This regulation limits the manner in which CFB and the CFB Banks conduct their businesses and obtain financing and is designed primarily to protect depositors and not to benefit holders of securities of financial institutions. In addition, the CFB Banks are subject to extensive regulation by various federal and state regulatory authorities. The banking industry is subject to changing laws and regulations, many of which have expanded the scope of services that may be offered by the banking industry and have allowed additional competition in many geographic regions. In September 1994, the Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA") was enacted. The IBBEA largely eliminated restrictions on interstate banking and since June 1, 1997 has permitted interstate branching, subject to certain options which states may enact by law. Certain aspects of the IBBEA were clarified and amended in 1997, with the passage of the Riegle-Neal Clarification Act. The Economics Growth and Regulatory Paperwork Reduction Act of 1996 ("EGRPRA") streamlined application processes and eased regulations in several areas, facilitating acquisitions and expansion of non-banking activities. The IBBEA and EGRPRA may increase competition by both out-of-state and in-state banking organizations or by other financial institutions. There can be no assurance that implementation of and changes in laws and regulations affecting banking will not adversely affect CFB. See Item 1 of the CFB's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, under the caption "Supervision and Regulation."

KEY PERSONNEL

    Continued profitability of the CFB Banks and CFB are dependent on a limited number of key persons, including Donald R. Mengedoth, the President and Chief Executive Officer, Mark A. Anderson, the Executive Vice President and Chief Financial Officer, and Ronald K. Strand, the Executive Vice President, Banking Group of CFB. None of these officers has an employment agreement with CFB. There would likely be a difficult transition period in case the services of any of these individuals were lost to CFB because of death or other reasons. There is no assurance that CFB will be able to retain its current key personnel or attract additional qualified key persons as needed. The inability to retain or attract additional qualified key persons as needed could adversely affect management, asset quality and earnings of CFB.

COMPETITION

    Banking is a highly competitive industry. The CFB Banks compete directly with other banks, and lending and financial institutions in their local communities. The CFB Banks also compete indirectly with regional and national financial institutions, especially in larger metropolitan market areas in which CFB has increased its operations as a result of recent acquisitions. Further, changes in government regulation of banking, particularly recent legislation which removes restrictions on interstate banking and permits interstate branching, are likely to increase competition by out-of-state banking organizations or by other financial institutions in CFB's smaller markets as well as its metropolitan market areas.

STATUS OF CFB COMMON STOCK

    CFB's Board of Directors is authorized, without stockholder approval, to issue debt instruments or shares of classes or series of preferred stock with terms and conditions to be determined by the Board of Directors, subject to certain limitations. CFB is party to a shareholders' rights agreement which could in certain circumstances serve as a deterrent against a possible change of control not approved by CFB's Board of Directors. See "Material Differences in Rights of Summit Shareholders -- Anti-Takeover Provisions."

                          RECENT DEVELOPMENTS REGARDING CFB

PENDING ACQUISITIONS

    CFB is in the process of completing the acquisitions described below.

    REPUBLIC NATIONAL BANCORP, INC.   On August 28, 1997, CFB executed an
Agreement and Plan of Merger (the "Republic Merger Agreement") with Republic National Bancorp, Inc., Phoenix, Arizona ("Republic") and Republic Acquisition Corporation. At June 30, 1997, Republic had one office location in Arizona and had total assets of approximately $53 million, total deposits of approximately $48 million and total stockholders' equity of approximately $5 million. On completion of the merger, and subject to adjustments set forth in the Republic Merger Agreement, CFB expects to issue approximately 368,500 shares of common stock to the consenting former holders of Republic common stock. No fractional shares will be issued in the merger. CFB expects to complete the acquisition of
Republic during the fourth quarter of 1997.   The acquisition is expected to be
accounted for as a pooling of interests.

    BANK ONE. On September 10, 1997, CFB entered into an Office Purchase and Assumption Agreement (the "Branch Purchase Agreement") with three subsidiary banks of Banc One Corporation. The Branch Purchase Agreement generally provides for the conveyance of 37 branch banks (the "Bank One Branches") located in Arizona (25 locations), Colorado (8 locations) and Utah (4 locations). At June 30, 1997, the Bank One Branches had total assets of $639 million and loans of $70 million. Under the terms of the Branch Purchase Agreement, CFB will pay a purchase price premium equal to 6% of Bank One Branches deposits, or approximately $38.3 million. Consummation of the Branch Purchase Agreement is contingent upon regulatory approval, among other things, and is anticipated to occur during the fourth quarter of 1997. CFB intends to purchase the Arizona and Utah branches through its newly-acquired Republic subsidiary bank, and intends to purchase the Colorado branches through CFB's Colorado subsidiary bank. The acquisition will be accounted for as an acquisition of assets and assumption of liabilities and will result in the recognition by CFB of approximately $38.3 million in deposit based intangibles.

    CFB intends to capitalize the subsidiary banks that are acquiring the Bank One Branches through two anticipated public offerings. First, CFB intends to complete a public offering of CFB Common Stock with an aggregate offering price of $50 million pursuant to a shelf registration statement filed on October 9, 1997 covering up to $150 million in undesignated debt and equity securities of CFB. Second, on October 9, 1997, CFB filed a registration statement for a public offering of $40 million in stated value of capital securities of a business trust subsidiary of CFB. The principal purpose of these two offerings is to provide additional Tier 1 capital to CFB to satisfy regulatory capital requirements in connection with the proposed acquisition of the Bank One Branches.


SIGNIFICANT ACQUISITIONS

    In 1997 and 1996, CFB completed the acquisitions described below.

    KEYBANK WYOMING.    On July 14, 1997, CFB purchased KeyBank National
Association, Cheyenne, Wyoming ("KeyBank Wyoming"), from KeyCorp, its parent corporation, for a purchase price of $135 million. KeyBank Wyoming has been renamed "Community First National Bank." As of June 30, 1997, KeyBank Wyoming had total assets of approximately $1.1 billion and 28 banking offices located in 24 communities in Wyoming, including Cheyenne, Laramie, Casper, Sheridan and Jackson, providing a full range of commercial and consumer banking services
throughout the state.   The transaction was accounted for as a business
combination using the purchase method of accounting and resulted in the recognition of goodwill by CFB of approximately $60 million. CFB believes its Wyoming banking network is the largest in Wyoming.

    MOUNTAIN PARKS FINANCIAL CORP. On December 18, 1996, CFB acquired Mountain Parks Financial Corp. ("Mountain Parks"), a bank holding company that operated a state chartered bank with full service commercial banking facilities in 17 Colorado communities. At September 30, 1996, Mountain Parks had total assets of approximately $581.8 million and total stockholders' equity of approximately $57.1 million. Upon completion of the merger, CFB issued approximately 5.2 million shares of common stock to the former holders of Mountain Parks common stock. The market value of CFB's Common Stock issued in the merger was approximately $142.2 million, based on the closing price of CFB's Common Stock on the Nasdaq National Market on December 18, 1996. The transaction was accounted for as a pooling of interests. The Mountain Parks banks are located in winter ski and summer recreational areas in the Colorado mountains and in the greater Denver/Boulder metropolitan area. Pursuant to commitments made with the Federal Reserve to address resulting concentrations in certain Colorado banking markets, CFB sold Mountain Parks banking offices in two Colorado communities. Mountain Parks primary lending focus is on commercial loans, real estate mortgage loans, residential real estate construction loans and, to a lesser extent, consumer loans.

                                 GENERAL INFORMATION

    This Proxy Statement-Prospectus is being furnished to the shareholders of Summit in connection with the solicitation by the Board of Directors of Summit of proxies to be voted at the Summit Special Meeting of Shareholders to be held on _________, November __, 1997 at 9:00 a.m., local time, and at any and all adjournments thereof. This Proxy Statement-Prospectus and the enclosed form of proxy are first being sent to shareholders of Summit on or about October __, 1997.

PURPOSE OF THE SPECIAL MEETING

    At the Special Meeting, holders of Summit Common Stock will be asked to consider and vote upon the Merger Agreement providing for the Merger. Holders of Summit Preferred Stock are not entitled to vote upon the Merger Agreement, although they are entitled to exercise dissenter rights, discussed below. A copy of the Merger Agreement is attached hereto as Appendix A. If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Pursuant to the Merger Agreement, each holder of Summit Common Stock will be entitled to receive, for each share of Summit Common Stock held at the Effective Time of the Merger (other than shares held by dissenting shareholders), a certain number of shares of CFB Common Stock, the number of such shares to be determined pursuant to a formula described more fully below. Cash will be paid in lieu of fractional shares. See "The Merger - Conversion of Summit Common Stock," "- Dissenters' Rights" and Article 113 of the COBCA attached hereto as Appendix B.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Summit Common Stock will constitute a quorum for the transaction of business at the Summit Special Meeting. APPROVAL OF THE MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES OF SUMMIT COMMON STOCK. Holders of record of Summit Common Stock at the close of business on October 22, 1997 are entitled to receive notice of, and to vote at, the Summit Special Meeting. At the close of business on October 22, 1997, there were 965,708 shares of Summit Common Stock outstanding. Each share of Summit Common Stock will be entitled to one vote.

    As of the Record Date, directors and officers of Summit and their affiliates owned beneficially an aggregate of 86,000 shares (or approximately 12.7%) of the outstanding Summit Common Stock.

VOTING AND REVOCATION OF THE PROXIES

    The Board of Directors of Summit has unanimously approved the Merger.
Summit Common shareholders are solicited on behalf of the Board of Directors of Summit to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. Shares represented by proxies properly signed, dated and returned will be voted at the applicable Special Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the Merger and at the discretion of the proxyholders as to any other matters which may properly come before the Special Meeting. If an executed proxy card is returned by a broker holding shares of Summit Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter, or if a Summit shareholder abstains from voting on any proposal, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be voted with respect to such matter.

Because the Merger requires the affirmative vote of two-thirds of the total number of outstanding shares of Summit Common Stock entitled to vote at the Special Meeting, abstentions and "broker non-votes" will have the same effect as votes against the proposal.

    Holders of shares of Summit Preferred Stock are not entitled to vote on the Merger.

    Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Special Meeting or by attending the Special Meeting and voting in person.

    SUMMIT SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "The Merger - Delivery of CFB Common Stock."

SOLICITATION OF PROXIES

    Following the mailing of proxy soliciting materials, directors, officers and employees of Summit (who will not be specifically compensated for such services) may solicit proxies by mail, telephone, telegraph and personal interviews. Summit will bear the expenses of proxy solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy soliciting material to the beneficial owners of stock held of record by such persons.

                          MARKET PRICES AND DIVIDEND POLICY


MARKET FOR CFB COMMON STOCK

    CFB Common Stock has been traded in the Nasdaq National Market System under the symbol CFBX since the initial public offering on August 13, 1991. The first public announcement of the proposed Merger was made during the trading day on August 22, 1997. On that date and on _______, 1997, the closing sales price per share of CFB Common Stock as quoted on the Nasdaq National Market System was $39.25 and $_____, respectively.

MARKET FOR SUMMIT COMMON STOCK

    Summit Common Stock is not traded on any established public trading market or in the over-the-counter market. Summit is aware of only limited transactions involving the sale of Summit Common Stock. The prices for Summit Common Stock in such transactions are not considered indicative of prices that could be obtained in an active market involving a substantial number of shares.

SHAREHOLDER DATA

    As of October 22, 1997, there were approximately 1,200 owners of record of CFB Common Stock and an estimated 5,900 additional beneficial shareholders whose stock was held in street name by brokerage houses.

    As of October 22, 1997, there were 34 owners of record of Summit Common Stock and 6 owners of record of Summit Preferred Stock. See "Summit's Principal Shareholders and Security Ownership of Management."

CFB COMMON STOCK DIVIDEND PAYMENT HISTORY AND RESTRICTIONS

    Since its initial public offering in August, 1991, CFB has paid quarterly cash dividends on the CFB Common Stock. The final determination of the timing, amount and payment of dividends on the CFB Common Stock is at the discretion of the CFB Board of Directors and will depend on conditions then existing, including CFB's profitability, financial condition, capital requirements and other relevant factors, including the restrictions described below. The principal source of CFB's income (including the funds needed to pay dividends on the CFB Common Stock) is dividends from the CFB Banks. The payment of dividends by the CFB Banks is subject to certain restrictions imposed by federal and state banking laws and regulations.

    CFB's ability to pay cash dividends on the CFB Common Stock is also subject to statutory restrictions and restrictions arising under the terms of its outstanding securities. Under applicable law, cash dividends may be paid only from surplus, or, if there is no surplus, from net profits earned in the current and/or preceding fiscal year. Applicable federal regulation of bank holding companies may also impose restrictions on the ability of a bank holding company to pay dividends. CFB does not believe that Delaware corporate law, applicable banking law, or the terms of its securities will materially inhibit its plans to pay cash dividends on the CFB Common Stock for the foreseeable future.

SUMMIT DIVIDEND POLICY AND PAYMENT HISTORY

    The Merger Agreement prohibits Summit from declaring and paying dividends after the Determination Date (as defined below under "The Merger - Conversion of
Summit Common Stock").   Summit does not intend to pay a dividend during the
term of the Merger Agreement.

                                      THE MERGER

    THE FOLLOWING DESCRIPTION CONTAINS, AMONG OTHER INFORMATION, SUMMARIES OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF, A COPY OF WHICH IS REPRODUCED AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE.

GENERAL

    CFB and Summit have entered into the Merger Agreement, which provides that Summit will be merged with and into CFB, and each outstanding share of Summit Preferred Stock will be converted into the right to receive in cancellation thereof the sum of $100.00 plus accrued but unpaid dividends. The Merger Agreement further provides that each outstanding share of Summit Common Stock, other than shares held by shareholders who perfect statutory dissenters' rights, will be converted at the Effective Time of the Merger into shares of CFB Common Stock, the number of which will be determined by a formula set forth in the Merger Agreement and more fully described below. See "The Merger - Conversion of Summit Common Stock." Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will be on the date a Certificate of Merger is filed with the Secretary of State of the State of Delaware and Articles of Merger are filed with the Secretary of State of the State of Colorado. It is presently contemplated that the Effective Time of the Merger will be as soon as practicable after shareholder approval of the Merger.

BACKGROUND OF THE MERGER

    As a result of Congressionally-enacted changes in the bank regulatory environment, and as a result of a deterioration in the Bank's relations with its regulatory agencies, management of Summit concluded that a sale of Summit would be advisable and in the best interests of its shareholders.

    In February, 1997, the executive committee of the Bank authorized Dr. Bob
L. Sellers to contact prospective purchasers. Dr. Sellers initially met with a representative of CFB on February 17, 1997, and further discussions with CFB followed later that month. As a result of those discussions, CFB provided Summit an expression of interest on May 1, 1997. The Board of Summit determined that the CFB offer was an acceptable basis for further discussions and permitted on-site due diligence during June 1997. Further negotiations occurred during the period June 1, 1997 to August 22, 1997. On July 11, 1997, the Board of Summit approved the basic terms of the Merger and authorized the signing of the Merger Agreement. On August 22, 1997, the Board of Summit ratified and approved the Merger Agreement. The Merger Agreement was subsequently amended and restated effective as of August 22, 1997.

REASONS FOR THE MERGER

    The Summit Board of Directors believes the Merger with CFB is in the best interests of the Summit shareholders. After careful consideration and review, the Summit Board reached its decision based on an analysis of the following critical factors:

    - With the rapidly changing environment in the banking industry, Summit would benefit from an association with a larger banking organization and its resources.

    - A business combination with a larger bank holding company would likely be the most advantageous method for maximizing shareholder value.

    - CFB's offer provides greater economic value to Summit shareholders than Summit would likely be able to generate in the foreseeable future by remaining independent, which value the Summit Boards deemed greater than the other offers received by Summit.

    - The Summit Board analyzed the possible impact of the pending changes in the Colorado branch banking operation laws and the likelihood of an impact of increased competition from lower cost, non-capitalized branches operating in the markets of the Bank.

    - The Summit Board analyzed the present market and price being paid for bank stocks as a whole.

    - The Summit Board analyzed the business, financial condition, results of operations and prospects of Summit on a stand-alone basis and a pro-forma basis, assuming a combination of Summit with CFB. The combined basis appeared to the Summit Board to be favorable to the Summit shareholders.

    - CFB's offer involved a merger on a tax-free basis, giving Summit shareholders the option of either continuing to participate as a shareholder in a larger, more geographically diverse regional banking organization or liquidating their investment by selling their shares of CFB Common Stock, which is publicly traded on the Nasdaq National Market System, unlike Summit Common Stock, for which there is no trading market.

    - The Summit Board analyzed the combined strengths of Summit and CFB in servicing the needs of the communities in Summit's markets, CFB's management ability and the compatibility of Summit's and CFB's operating philosophies.

    - Summit's Board also considered the current market price of CFB Common Stock. CFB's dividend payment history, book value and recent earnings, the terms of the Merger Agreement and other factors.

    Based on all of these factors and without attributing relative weights to any of the foregoing, the Summit Board unanimously recommends that the shareholders of Summit vote for approval of the Merger.

EFFECTIVE TIME OF THE MERGER

    Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will be on the date a Certificate of Merger is filed with the Secretary of State of the State of Delaware and Articles of Merger are filed with the Secretary of State of the State of Colorado. Such filing shall be made following the satisfaction or waiver of certain conditions set forth in the Merger Agreement or on such other date upon which the parties may agree. The parties have agreed to use their best efforts to cause the Merger to be completed within thirty business days after the satisfaction or waiver of the conditions set forth in the Merger Agreement. The parties expect the Merger to become effective as soon as practicable following approval of the Merger by the shareholders of Summit.

CONSEQUENCES OF THE MERGER

    At the Effective Time of the Merger, Summit will merge with and into CFB. The surviving corporation will be CFB and the separate existence of Summit shall cease. All properties and assets of every kind held by Summit at the Effective Time of the Merger will become properties and assets of CFB and CFB will become liable for all of the debts, liabilities and other obligations of Summit. CFB will conduct its business under its existing Certificate of Incorporation and Bylaws. The Board of Directors of CFB will consist of the existing directors of CFB. The officers of CFB will be designated by its Board. Initially such officers will consist of the current officers of CFB. At the Effective Time of the Merger, the holders of certificates representing shares of Summit Common Stock will cease to have any rights as shareholders of Summit except such rights, if any, as they may have as a dissenter from the Merger and their sole rights shall be their right to receive (i) the number of whole shares of CFB Common Stock into which their shares of Summit Common Stock have been converted in the Merger (as discussed below), and (ii) the cash value of any fraction of a share of CFB Common Stock into which their shares of Summit Common Stock have been converted. At the Effective Time of the Merger, the holders of certificates representing shares of Summit

Preferred Stock will cease to have any rights as shareholders of Summit, and their sole rights shall be to receive in cancellation thereof the sum of $100.00 per share plus accrued but unpaid dividends thereon to the Effective Time.

CONVERSION OF SUMMIT COMMON STOCK

    At the Effective Time of the Merger, each share of Summit Common Stock which is not owned by a shareholder exercising dissenter's rights will be converted at the Exchange Rate into a certain number of shares of CFB Common Stock, determined as described in this section. Estimates of the Exchange Rate given various assumptions are set forth in Appendix D.

    Under the Merger Agreement, all of the issued and outstanding shares of Summit Common Stock and any outstanding options, warrants or other rights to Summit Common Stock shall be exchanged for 400,000 shares of CFB Common Stock. This Exchange Rate is subject to adjustment based on CFB Trading Value and based upon Summit Value.

    The "Trading Value" of the CFB Common Stock shall be the average of the per-share closing price for the CFB Common Stock as reported by the NASDAQ National Market System for the 20 trading days ending at the end of the fourth trading day immediately preceding the Closing Date. Calculations will be rounded to three decimal places. If the CFB Trading Value is less than or equal to $39.50 per share, then the Exchange Rate shall be as set forth above. If the CFB Trading Value is greater than $39.50 per share, then the Exchange Rate shall be reduced so that the product of the CFB Trading Value multiplied by the Exchange Rate shall be $15,800,000.

    The "Summit Value" is calculated by using financial statements prepared by Summit that will be dated as of the last day of the month immediately preceding the Effective Time of the Merger (the "Determination Date"), which financial statements will be provided to CFB and its auditor, and which financial statements shall include a consolidated balance sheet of Summit (the "Determination Date Balance Sheet"). The "Summit Value" shall be equal to the total consolidated assets of Summit minus the sum of the total consolidated liabilities of Summit, as reflected on the Determination Date Balance Sheet. Total consolidated liabilities of Summit shall include, without limitation, provisions for taxes and the expenses of the preparation of the final tax return for Summit. Certain non-recurring expenses of Summit to consummate the Merger, currently estimated to be $75,000, will be the responsibility of Summit and will have the effect of reducing the Summit Value. If the Summit Value is less than $7,000,000, then the Exchange Rate is subject to reduction. The amount of the reduction is determined by (i) multiplying the difference between the Summit Value and $7,000,000 by 2.0857 (which is the ratio of the minimum transaction value divided by the minimum equity requirement) and then (ii) dividing the foregoing product by $36.50 (which is the minimum CFB Trading Value).

    CFB and Summit agreed upon this formula in order to ensure that the shares of Summit Common Stock are valued fairly to both Summit shareholders and to CFB. If the Trading Value of the CFB Common Stock is $39.50 or greater, then under the formula described above, the number of shares of CFB Common Stock received by Summit shareholders for the share of Summit Common Stock will decline.
Summit Shareholders should note that virtually all components of the Summit Value used in the above calculation may fluctuate and will not be determined until after the Special Meeting of Shareholders. If the Summit Value is less than $7,000,000, the number of shares of CFB Common Stock received by Summit Shareholders for the Summit Common Stock will decline.

    No fractional shares of CFB Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of shares of Summit Common Stock otherwise entitled to a fraction of a share of CFB Common Stock will be paid in cash. The amount paid for a fractional share shall be an amount equal to such fraction multiplied by the Trading Value of the CFB Common Stock. No shareholder will be entitled to voting or other rights in respect of any fractional share.

INDEMNITY AND ESCROW

    By Agreement dated as of August 22, 1997, Summit, as agent for its common shareholders ("Shareholders"), and CFB amended the Merger Agreement to provide for certain limited indemnification of CFB by Shareholders in the event that, at any time within five years after the Effective Time, CFB, Summit or the Bank incurs expense, loss or liability attributable to certain specified actions or
occurrences.   The first type of claim relates to:  actions or omissions by officers or directors of Summit or the Bank prior to the Effective Time which constitute (or are alleged to constitute) (i) a violation of law or regulation,
(ii) a breach of fiduciary duty, or (iii) an unsafe or unsound practice which caused or is likely to cause more than a minimum financial loss to the Bank (all of the foregoing items are referred to as "Director/Officer Claims"). The second type of claim relates to: any discharge, release, or actual or constructive termination by Summit or the Bank of any officer or employee from employment prior to the Effective Time who has informed the Bank of alleged disability (all of the foregoing items are referred to as "Employee Claims").
In each case, specific circumstances support the likelihood of claims. Total aggregate liability for Shareholders for the Director/Officer Claims and the Employee Claims is $350,000 (the "Escrow") of which $325,000 is allocated to Director/Officer Claims and $25,000 is allocated to Employee Claims. Liability is pro rata among Shareholders, based upon their respective proportionate ownership of Summit Common Stock. The Escrow will be established at the Effective Time from a portion of the CFB Common Stock otherwise due the Shareholders under the terms of the Merger Agreement. The Escrow will continue until terminated by agreement of the parties or until the fifth anniversary of the Effective Time, whichever occurs first. The Escrow will be administered by Colorado Community First National Bank (the "Escrow Agent"). During the term of the Escrow, each Shareholder will be permitted to direct the Escrow Agent to sell their portion of the escrowed shares of CFB Common Stock at any time, substituting the proceeds of sale for the shares in Escrow; however, once sold, Shareholders will not be permitted to direct the Escrow Agent to reinvest the cash proceeds into CFB Common Stock again. Claims against the Escrow will result in the return to CFB of shares from the Escrow equal in value to the claim. Throughout the term of the Escrow, the value of the shares of CFB Common Stock in escrow will be deemed to remain at the original CFB Trading Value.
Upon termination of the Escrow, remaining shares of CFB Common Stock or cash proceeds of sale thereof will be distributed to the respective Shareholders.

DELIVERY OF CFB COMMON STOCK AND CASH CONSIDERATION

    Within five business days after the Closing Date, letters of transmittal will be mailed to each holder of Summit Common Stock and Summit Preferred Stock. Each such holder will be requested to complete the letter of transmittal and return such letter, together with the stock certificates representing all of the shares of Summit Common Stock or Summit Preferred Stock previously owned by such holder, to the exchange agent designated in the letter of transmittal (the "Exchange Agent"). The letter of transmittal will specify that delivery shall be effective and risk of loss and title to Summit certificates shall pass only upon delivery of the certificates to the Exchange Agent and shall include instructions for effecting the surrender of the Summit Common Stock certificates in exchange for a certificate representing shares of CFB Common Stock and the cash to be paid in lieu of any fractional share. Certificates for CFB Common Stock will be delivered to or for the account of a holder of Summit Common Stock only after the Merger is consummated and the holder has surrendered to the Exchange Agent the old certificates for such holder's Summit Common Stock, accompanied by a duly executed letter of transmittal in proper form. Cash considerations for Summit Preferred Stock will be delivered only after the Merger is consummated and the holder has surrendered to the Exchange Agent the old certificates for such holder's Summit Preferred Stock, accompanied by a duly-executed letter of transmittal in proper form.

    At the Closing, CFB shall deposit with the Exchange Agent (i) for the benefit of the holders of shares of Summit Common Stock, certificates dated the Closing Date representing the shares of CFB Common Stock and the cash to be paid in lieu of fractional shares to be issued and paid in exchange for the outstanding shares of Summit Common Stock, and (ii) for the benefit of the holders of shares of Summit Preferred Stock, the cash to be paid in cancellation thereof.

    If CFB declares a dividend or makes any other distribution declared or made with respect to shares of CFB Common Stock to be issued or transferred to holders of Summit Common Stock, no such dividend or distribution will be paid or made to persons otherwise entitled to receive them until the certificates for their Summit Common Stock have been surrendered following the Closing Date. The Exchange Agent shall receive and hold such distributions in its name as agent. No interest will be paid on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to Summit shareholders. Holders of unsurrendered Summit Common Stock certificates shall not be entitled to vote after the Closing Date at any meeting of CFB shareholders until they have exchanged their Summit Common Stock certificates.

    No transfer taxes will be payable by Summit's shareholders in connection with the exchange of old certificates representing Summit Common Stock for new certificates representing CFB Common Stock except that if any new certificate is to be issued in a name other than that in which the Summit certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required in connection therewith or satisfy the Exchange Agent that such tax has been paid or is not applicable. At the Effective Time of the Merger, the stock transfer books of Summit will be closed and no transfer of Summit Common Stock will thereafter be made on such books.

    SUMMIT SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    CFB and Summit expect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code and that for federal income tax purposes, no gain or loss will be recognized by any shareholder of Summit upon receipt of CFB Common Stock pursuant to the Merger, except upon receipt of cash in lieu of any fractional share interests of CFB Common Stock or the exercise of dissenters' rights. The Internal Revenue Service (the "Service") has not been and will not be asked to rule upon the tax consequences of the Merger. However, it is a condition to the consummation of the Merger that Summit receive the opinion of tax counsel that the Merger will qualify as a tax-free reorganization. The opinion is being supplied by Lindquist & Vennum P.L.L.P., counsel to CFB, and will be addressed to Summit and CFB. The following summary of the material United States federal income tax consequences of the Merger is set forth in reliance upon that opinion. The conclusions discussed herein are based, in part, upon certain representations made by Summit and CFB. These conclusions also are based upon the Code, regulations now in effect thereunder, current administrative rulings practiced, and judicial authority, all of which are subject to change. An opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more of the positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. EACH HOLDER OF SUMMIT COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS OR CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX CONSEQUENCES ARISING OUT OF THE MERGER.

    Based upon the facts and representations provided to it, and subject to various assumptions and qualifications, Lindquist & Vennum, P.L.L.P. will opine substantially to the effect that, with regard to the shareholders of Summit, the following federal income tax consequences will result from the Merger:

    (a) The Merger will qualify as a reorganization within the meaning of Sections 368(a) of the Code;

    (b) No gain or loss will be recognized by shareholders of Summit upon the exchange of their Summit Common Stock solely for CFB Common Stock (but see clause (e) below for the tax consequences of payments in lieu of fractional share interests);

    (c) The aggregate income tax basis of CFB Common Stock received by each shareholder of Summit will be equal to the aggregate income tax basis of the Summit Common Stock surrendered in exchange therefor, less any amount of the basis allocable to any fractional share interest for which cash is received, as described in (e), below;

    (d) The holding period of CFB Common Stock received by each shareholder of Summit (including any fractional share interest) will include the period during which the Summit Common Stock surrendered therefor was held, provided that such Summit Common Stock was held as a capital asset at the Effective Time of the Merger;

    (e) Each shareholder of Summit receiving cash in lieu of any fractional share interest of CFB Common Stock will be treated as having received the fractional share interest in the Merger and then having received the cash payment as a distribution in full payment in exchange for the fractional share interest as provided in Section 302(a) of the Code, resulting in a taxable gain or loss equal to the amount of the cash received less the tax basis allocated to the fractional share interest; and

    (f) Gain or loss will be recognized by Summit shareholders upon the receipt of cash in exchange for Summit Preferred Stock and any accrued but unpaid dividends thereon. Any such gain or loss shall be treated as ordinary gain or loss to the extent it relates to the payment of accrued and unpaid dividends, and the remainder, if any, of the gain or loss recognized shall be treated as gain or loss from the exchange of property.

    The foregoing is only a general description of certain federal income tax consequences of the Merger and does not discuss all the tax considerations that may be relevant to particular Summit shareholders in light of their personal investment circumstances, or to certain types of shareholders that may be entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign holders) or to shareholders of Summit who acquired their Summit Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax facts of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger under state, local, foreign or other tax laws.

DISSENTERS' RIGHTS

    Any common or preferred shareholder of Summit may, as an alternative to receiving the consideration specified in the Merger Agreement, dissent from the Merger and obtain of the fair value of such shareholder's Summit Common Stock or Summit Preferred Stock, as the case may be, pursuant to Article 113 of the COBCA. "Fair Value" with respect to a dissenter's shares means the value of the shares immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. Any Summit shareholder contemplating exercising the right to demand such payment should carefully review Article 113 of the COBCA, a copy of which is included as Appendix B to this Proxy Statement-Prospectus, and in particular the required procedural steps. A SHAREHOLDER WHO FAILS TO COMPLY WITH THESE PROCEDURAL REQUIREMENTS MAY LOSE THE RIGHT TO DISSENT.

    Set forth below, to be read in conjunction with the full text of Article 113 of the COBCA, is a summary of the procedures relating to the exercise of dissenter's rights. The following summary does not purport to be complete and is qualified in its entirety by reference to Appendix B. As used in the following discussion, "Summit" means Summit before the Effective Time of the Merger and "CFB" as Summit's successor after the Effective Time of the Merger.

    A record shareholder may assert dissenter's rights as to fewer than all of the shares registered in his name only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf such shareholder asserts dissenter's rights. In that event, such shareholder's rights shall be determined as if the shares as to which such shareholder dissents and such shareholder's other shares were registered in the name of different shareholders. A beneficial shareholder may assert dissenter's rights as to shares held on such shareholder's behalf only if such shareholder submits to the corporation a written consent by the record holder to the dissent not later than the time the beneficial shareholder asserts dissenter's rights and such shareholder does so with respect to all shares of which the shareholder is the beneficial owner or over which such shareholder has power to direct the vote.

    Any Summit shareholder who wishes to dissent must deliver to Summit, prior to the vote on the Merger Agreement, a written notice of intent to demand payment for such shareholder's shares if the Merger is effected. In addition, the shareholder must refrain from voting in favor of the Merger Agreement. A shareholder who fails to deliver the notice on time or who votes in favor of the Merger Agreement will not have any dissenter's rights. If a shareholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement, which will have the effect of waiving that shareholder's dissenter's rights. If the Merger Agreement is approved by the required vote, Summit is required to deliver written dissenter's notice to all shareholders who timely gave notice of intent to demand payment and who did not vote in favor of the Merger Agreement. The notice must be sent no later than ten (10) days after the Merger Agreement is approved and must (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited, (ii) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after payment is received, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the person asserting dissenter's rights to certify whether or not such shareholder acquired beneficial ownership of the shares before that date, (iv) set a date by which Summit must receive the payment demand and certificates for certificated shares, which date shall not be less than 30 days after the date the required dissenter's notice is given, (v) may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Summit that the beneficial shareholder and the record shareholder or record shareholders of all of the shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenter's rights as to all such shares as to which there is no limitation on the ability to exercise dissenter's rights, and (vi) be accompanied by a copy of
Article 113 of the COBCA.

    A shareholder who is sent the dissenter's notice described above must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice, and deposit such shareholder certificates in accordance with the terms of the notice. A shareholder who does not demand payment or deposit certificates where and when required is not entitled to payment for such shareholder's shares. A shareholder who demands payment and deposits his certificates as requested by the dissenter's notice retains all rights of a shareholder until such shares are canceled or modified by the consummation of the Merger. Summit may restrict the transfer of uncertificated shares from the date of demand for payment until the Merger is consummated; however, the holder of uncertificated shares retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. Except as provided in the following paragraph, as soon as the Merger is effected or upon receipt of the payment demand, Summit must pay each shareholder who has complied with the foregoing requirements the amount Summit estimates to be the Fair Value of the dissenter's shares, plus accrued interest. The payment must be accompanied by certain financial information concerning Summit, a statement of Summit's estimate of the Fair Value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's rights to demand payment if the dissenter is dissatisfied with the payment or offer (as further described in the next paragraph), and a copy of Article 113 of the COBCA. If the Merger does not occur within 60 days after the date set in the dissenter's notice for demanding payment and depositing certificates, Summit must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Notwithstanding the foregoing, Summit may elect to withhold payment from any dissenter with respect to shares which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner before August 22, 1997, the date of the first announcement to news media of the terms of the Merger. If Summit elects to withhold such payments, after the consummation of the Merger, Summit must estimate the Fair Value of the shares, plus accrued interest, and pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. Summit must send with its offer a statement of its estimate of Fair Value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment if the dissenter is dissatisfied with the offer.

    A dissenter may notify Summit in writing of the dissenter's own estimate of the Fair Value of the dissenter's shares and the amount of interest with respect thereto and may demand payment of the dissenter's estimate, less any previous payments or reject Summit's offer and demand payment of the Fair Value of the dissenter's shares and the interest due if (i) the dissenter believes the amount paid or offered is less than the Fair Value of the dissenter's shares or that the interest due is incorrectly calculated, (ii) Summit fails to make payment within 60 days after the date set for demanding payment, or (iii) Summit having failed to effect the Merger does not return the deposited certificates or release the transfer restrictions on uncertificated shares within 60 days after the date set for demanding payment. A dissenter waives the right to demand payment unless the dissenter notifies the corporation of his demand in writing within 30 days after Summit made or offered payment for the dissenter's shares.

    Within 60 days after such subsequent demand is submitted by a shareholder, if such demand remains unsettled, Summit is required to file in an appropriate court in Colorado a petition to determine the Fair Value of the shares and accrued interest. If Summit does not commence the proceeding within the 60-day period, it is to pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the Fair Value of the dissenter's shares, plus interest, exceeds the amount paid by Summit or for the Fair Value, plus accrued interest, of the dissenter's after-acquired shares for which Summit elected to withhold payment. The costs and expenses of any such court proceedings will be assessed against Summit, except that the court may access any part of those costs as an expense against all or some of the dissenters who are party to the proceeding and whose action in demanding payment in addition to that offered by Summit, the court finds to be arbitrary vexatious or not in good faith. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against Summit and in favor of any or all of the dissenters if the court finds that Summit failed to comply substantially with the statutory requirements or against either Summit or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against Summit, it may award to the counsel reasonable fees to be paid out of the amount awarded to the dissenters who are benefitted.

    Summit shareholders considering exercising dissenter's rights should bear in mind that the Fair Value of their Summit Common Stock or Summit Preferred Stock determined under Article 113 of the COBCA could be more than, the same as, or less than the value of consideration they will receive pursuant to the Merger Agreement if they do not exercise their dissenter's rights.

REPRESENTATIONS AND WARRANTIES

    Summit and CFB have made customary warranties and representations to each other regarding, among other things, their businesses, assets, liabilities, financial condition and results of operations. Generally, warranties, representations and covenants will have no continuing legal effect after the Merger is consummated, except for certain provisions, such as (i) CFB's representation that, with certain exceptions, it has no plan or intention to dispose of any assets of Summit, and (ii) CFB's obligation to file certain reports with the Commission to permit affiliates of Summit to rely on certain exemptions in selling CFB Common Stock.

COVENANTS; CONDUCT OF SUMMIT'S BUSINESS PENDING THE MERGER

    Summit has agreed, among other things, that prior to the Effective Time of the Merger, Summit and the Bank will carry on their respective businesses in the usual and ordinary course. Summit has further agreed that neither it nor any of the Bank will, among other things, (i) enter into any new material line of business, (ii) increase or decrease the current number of the directors of Summit and each of the Bank, (iii) change its or the Bank' lending, investment, liability management or other material banking policies in any respect that is material to such party; or (iv) incur or commit to any capital expenditures (or any obligations of liabilities in connection therewith) other than capital expenditures (and obligations or liabilities in connection therewith) incurred or committed to in the ordinary course of business consistent with past practices and certain specified items.

    In addition, Summit has also agreed to refrain from taking certain actions, except with the prior written consent of CFB, including the following:
(i) selling any shares of its capital stock; (ii) redeeming any shares of its capital stock; (iii) certain reclassifications of its capital stock;
(iv) borrowing for a material amount, except in the ordinary course of business;
(v) discharging any lien or encumbrance on the Bank properties other than in the ordinary course of business; (vi) amending its or the Bank's articles of association or bylaws; or (vii) declaring or paying any dividends after the Determination Date.

    Summit has also agreed with CFB that it will: (i) hold a special shareholder meeting to approve the Merger Agreement not later than forty-five
(45) days following the effective date of the Registration Statement; (ii) recommend by the affirmative vote of a majority of the Summit Board a vote in favor of approval of the Merger Agreement and use its best efforts to solicit proxies from its shareholders in favor of the Merger Agreement; (iii) provide relevant information for, and cooperate in the preparation of, the Registration Statement; (iv) hold in confidence all information concerning CFB furnished to Summit; (v) take certain action with respect to its employee benefit plans and employee compensation; (vi) with certain exceptions, not acquire a substantial equity interest or a substantial portion of the assets of another entity; (vii) maintain its current insurance coverage through the Effective Date; (viii) not take any action which would disqualify the merger as a pooling of interests for accounting purposes; (ix) prepare and submit certain statements to CFB; and (x) not solicit any inquiries or proposals from any person or entity for the merger, consolidation or acquisition of all or substantially all the assets of, or a substantial equity interest in, Summit, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. Summit is required to notify CFB promptly upon receiving any such oral or written offer, giving all relevant details of such offer. Summit has received no such oral or written offer as of the date hereof.

    Summit and CFB have also agreed that between the date of the Merger Agreement and the Effective Time of the Merger, with certain exceptions, (i) neither party will amend its Certificate or Articles of Incorporation or Bylaws;
(ii) neither party shall take any action that is intended to result in any of the representations or warranties in the Merger Agreement to be untrue or that would adversely affect the ability of the parties to obtain the requisite regulatory approvals; (iii) Summit will have delivered to CFB within 90 days of the Merger Agreement, title insurance commitments for all Summit property located in the State of Colorado. CFB and Summit have agreed to cooperate with each other in obtaining the requisite regulatory approvals and generally to afford to each other access to their books and records during each parties' normal business hours. In addition, Summit and CFB must use their reasonable best efforts to cause each director, executive officer or other person who may be deemed an "affiliate" (for purposes of Rule 145 under the Securities Act) of Summit or CFB to deliver to the other party at least 32 days prior to the Closing Date, a written agreement providing that the affiliate will not engage in certain transactions with respect to Summit Common Stock or CFB Common Stock held by the affiliate.

REGULATORY APPROVALS; CONDITIONS TO THE MERGER

    The Merger must be approved by applicable federal and state banking regulators and by the affirmative vote of a majority of the outstanding shares of Summit Common Stock. CFB submitted its application for approval of the Merger to the Federal Reserve Board, the applicable federal regulator, on
September 12, 1997.   CFB filed its application with the Division of Banking of
the State of Colorado on September 24, 1997.   When received, the approvals of
these agencies reflect only the regulators' view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations and banks. Such approvals are not to be interpreted as an opinion by such regulators that the Merger is favorable to the shareholders of CFB or Summit from a financial point of view or that the regulators have considered the adequacy of the Exchange Rate. Such regulatory approvals in no way constitute an endorsement or recommendation of the Merger by such regulators.

    CFB and Summit's obligations to consummate the Merger are further subject to various other conditions set forth in the Merger Agreement, including, but not limited to: (i) the shares of CFB Common Stock issuable to the Summit shareholders pursuant to the Merger shall have been approved for listing on the NASDAQ National Market System; (ii) all consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (collectively, the "Consents") which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated pursuant to the Merger Agreement (other than immaterial Consents) shall have been filed, occurred or been obtained; (iii) the Registration Statement of which this Proxy Statement-Prospectus is a part shall have become effective under the Securities Act, and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; (iv) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the transactions contemplated pursuant to the Merger Agreement shall be in effect, nor shall any proceeding by any governmental entity seeking any such Injunction be pending, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger; (v) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated pursuant to the Merger Agreement, by any federal or state governmental entity which, in connection with the grant of a permit, consent or authorization by a governmental entity necessary to consummate the Merger (a "Requisite Regulatory Approval"), imposes any condition or restriction upon CFB, Summit, or any of their subsidiaries which would so materially adversely impact the economic or business benefits of the transaction contemplated by the Merger Agreement as to render inadvisable, in the reasonable business judgment of the Board of Directors of either CFB or Summit, the consummation of the Merger.

    The obligation of CFB to consummate the Merger is also subject to certain additional conditions set forth in the Merger Agreement, including but not limited to: (i) the continued accuracy of the representations and warranties of Summit set forth in the Merger Agreement; (ii) the performance by Summit in all material respects of its obligations required to be performed under the Merger Agreement; and (iii) CFB shall have received a letter from Ernst & Young
LLP expressing an opinion that the Merger shall qualify as a "pooling of interests" in accordance with generally accepted accounting principles (see "Accounting Treatment" below).

    The obligation of Summit to consummate the Merger is also subject to certain additional conditions set forth in the Merger Agreement, including but not limited to: (i) the continued accuracy of the representations and warranties of CFB set forth in the Merger Agreement; (ii) the performance by CFB in all material respects of its obligations to be performed pursuant to the Merger Agreement; (iii) CFB shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated thereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which CFB or any of its subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Summit, individually or in the aggregate, have a material adverse effect on CFB or upon the consummation of the transactions contemplated pursuant to the Merger Agreement; (iv) Summit shall have received the opinion of tax counsel to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that CFB and Summit will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that shareholders of Summit who exchange their shares of the Summit Common Stock for shares of CFB Common Stock will not recognize a gain or loss, for purposes of federal income tax, except to the extent of the cash received in lieu of fractional shares; (v) Summit shall have received an opinion of CFB's legal counsel, Lindquist & Vennum P.L.L.P., confirming the due incorporation and good standing of CFB and SAC and authority to consummate the transaction and that, when issued, the shares will be legally issued, fully paid and non-assessable.

AMENDMENT; WAIVER; TERMINATION

    The Merger Agreement may be amended by written instrument in such manner as may be agreed upon by the parties, whether before or after approval of the Merger by the shareholders of Summit, and any provision of the Merger Agreement may be waived by the party entitled to the benefit thereof; provided, however, that after the Special Meeting, no amendment may be made which by law requires further approval of Summit shareholders. Notice of any material amendment or modification will be sent to Summit shareholders.

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, notwithstanding approval of Summit's shareholders, only in the following circumstances: (i) the mutual consent of the Board of Directors of CFB and Summit; (ii) by either party if (a) any Requisite Regulatory Approval shall have been denied or (b) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger; (iii) by either party if the Effective Time of the Merger has not occurred by December 31, 1997, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Merger Agreement; (iv) by either party if the other party shall have materially breached any of the covenants and agreements contained in the Merger Agreement and such party does not cure such breach before the earliest of the Closing Date or within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party; or (v) by CFB in the event
(a) CFB objects to certain exceptions in the attorney's title opinion or title insurance commitments delivered to CFB by Summit for all real property owned by Summit or the Bank and such objected to exceptions are not eliminated or satisfied to the reasonable satisfaction of CFB or (b) CFB does not approve the Phase I Hazardous Waste Assessment of all real property owned by Summit and the Bank and Summit does not correct or satisfy CFB's objections to the Assessment. Upon termination, the Merger Agreement shall become null and void and, with certain exceptions, shall have no effect, provided that no party will be relieved from liabilities arising out of a willful breach of the Merger Agreement.

EFFECT ON SUMMIT EMPLOYEE BENEFIT PLANS

    Each person who is an employee of the Bank as of the Effective Time of the Merger ("Bank Employees") shall be participants in the employee welfare plans, and shall be eligible for participation in the pension plans of CFB, as in effect from time to time, subject to any eligibility requirements (with full credit for years of past service with the Bank, or to any predecessor-in-interest of the Bank to the extent such service is presently given credit under the current benefit plans of the Bank, for the purpose of satisfying any eligibility and vesting requirements) applicable to such plans (but not subject to any pre-existing condition exclusions). Such eligible employees shall enter each welfare plan immediately after the Effective Time of the Merger and shall enter each pension plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Time. For the purpose of determining each Bank Employee's benefit for the year in which the Merger occurs under the CFB vacation program, vacation taken by a Bank Employee in the year in which the Merger occurs will be deducted from the total CFB benefit. Each Bank Employee shall be eligible for participation, as a new employee, in the CFB Pension Plan under the terms thereof.

    The Bank currently maintains the First National Summit Bankshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) ("KSOP"), a defined contribution pension plan designed to invest primarily in Summit Common Stock, which also contains a cash or deferred arrangement under IRC Section 401(k). Participant accounts in the KSOP that currently hold shares of Summit Common Stock will, as a result of the Merger, then hold CFB Common Stock. It is contemplated that, shortly following the Effective Time of the Merger, the KSOP will be merged into and combined with the CFB 401(k) Plan, and that the merged Participant accounts will thereafter be subject to the terms and conditions of the CFB 401(k) Plan.

EXPENSES

    CFB and Summit will pay their own expenses in connection with the Merger and the transactions contemplated thereby, including professional fees. Summit has agreed to accrue on the Determination Date Balance Sheet all of the unpaid expenses relating to the Merger, including the cost of the preparation of the final tax return.

ACCOUNTING TREATMENT

    It is intended that the Merger will be accounted for using the pooling of interests method of accounting. CFB shall have received a letter, prior to consummation, from Ernst & Young LLP regarding such firm's concurrence with CFB management's and Summit management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement. Among other considerations, such letter will be subject to receipt by Ernst & Young LLP and CFB of a letter from Fortner, Bayens, Levkulich & Co. P.C., Summit's accountants, in form and substance reasonably satisfactory to Ernst & Young, related to the eligibility of Summit to qualify for pooling treatment, and to the condition that less than 10% of the Merger Consideration will consist of cash, including (i) cash paid to holders of outstanding shares of Summit Preferred Stock, (ii) cash paid to holders of outstanding shares of Summit Common Stock who dissent from the proposed Merger and receive cash for their shares of Common Stock, and (iii) cash paid in the Merger in lieu of fractional shares of Summit Common Stock. In order to satisfy certain conditions precedent for the qualification of the Merger as a pooling of interests for accounting purposes, the affiliates of Summit will enter into agreements with CFB providing that each such person will not sell or otherwise reduce his or her risk relative to any shares of the CFB Common Stock received pursuant to the Merger until financial results covering at least 30 days of post-Merger combined operations are published or until such later time as such person is notified by CFB so as to ensure that the Merger qualifies as a pooling of interests for accounting purposes. Pursuant to the Merger Agreement, Summit has agreed that neither it nor the Bank shall take any action, with certain exceptions, which would disqualify the Merger as a pooling of interests for accounting purposes.

    Under pooling of interests accounting, as of the Effective Time of the Merger, the assets and liabilities of Summit will be added to those of CFB at their recorded book values and the shareholders' equity account of Summit will be included on CFB's consolidated balance sheet. The Merger will have an immaterial impact on the consolidated financial statements of CFB. Accordingly, the consolidated financial statements for preceding periods will not be restated.

    The unaudited pro forma combined financial data contained in this Proxy Statement-Prospectus has been prepared using the pooling of interests accounting method to account for the Merger. See "Summary - Historical and Pro Forma Comparative Unaudited Per Share Data," "Summary - Unaudited Pro Forma Combined Selected Financial Information" and "Unaudited Pro Forma Combined Financial Information."

INTERESTS OF CERTAIN PERSONS; CERTAIN TRANSACTIONS

    The Board of Directors of Summit is aware of the agreements and interests of certain persons in the Merger described below and considered them, among other matters, in recommending approval of the Merger and the transactions contemplated thereby.

    As of October 22, 1997, the officers and directors of Summit beneficially owned 86,000 shares (or approximately 12.7%) of Summit Common Stock. Pursuant to the Merger Agreement, the Board of Directors of Summit has agreed to use its best efforts to obtain the requisite shareholder approval. See "Principal Shareholders and Security Ownership of Management."


    From and after the Effective Time of the Merger, CFB has agreed to indemnify the directors and officers of Summit and the Bank (the "Indemnified Parties") for all actions they take in the performance of their duties as required by the Merger Agreement to the same extent that CFB indemnifies its officers and directors for all actions they take in the performance of their duties as required by the Merger Agreement.

RESALE OF CFB COMMON STOCK

    The shares of CFB Common Stock issuable to common shareholders of Summit upon consummation of the Merger have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may be traded without restriction on transferability by those shareholders not deemed to be "affiliates" of Summit or CFB as that term is defined in the rules under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with Summit or CFB at the time of the determination. Accordingly, "affiliates" generally will include directors and executive officers of Summit. CFB Common Stock received by those shareholders of Summit who are deemed to be "affiliates" of Summit or CFB may be resold without registration as provided for by Rules 144 and 145, or as otherwise permitted under the Securities Act; PROVIDED, that no such resale will be permitted until the public release by CFB of its financial results for a period that includes thirty days of combined operations following the Merger. Assuming CFB continues to be subject to, and complies with, the Exchange Act reporting requirements, Rule 145(d) allows limited resales by such affiliates without registration if the holder: (i) has held the shares of CFB Common Stock for one year and is not an affiliate of CFB at the time of sale; or (ii) has held the shares of CFB Common Stock for three years and has not been an affiliate of CFB for at least three months; or (iii) sells the shares in a Rule 144 brokers' transaction in the manner and subject to the quantity limitations of such rule. In the Merger Agreement, CFB has agreed to file all reports and data with the Commission necessary to permit the affiliates of Summit to sell the CFB Common Stock received by them in the Merger pursuant to Rules 144 and 145 under the Securities Act. This Proxy Statement-Prospectus does not cover any resales of CFB Common Stock received by affiliates of Summit, their family members or related interests. CFB Common Stock is traded in the Nasdaq National Market System under the symbol "CFBX." EACH SHAREHOLDER WHO MAY BE DEEMED TO BE AN AFFILIATE IS URGED TO CONSULT INDEPENDENT COUNSEL CONCERNING APPLICABLE RESTRICTIONS ON RESALE.

                                  BUSINESS OF SUMMIT

GENERAL

    Summit is a one-bank holding company, organized as a Colorado corporation, that owns all of the outstanding capital stock of the Bank. Originally named "Crested Butte State Bank Holding Company," Summit received approval from the Federal Reserve Board under the provisions of the Bank Holding Company Act of 1956, as amended, to become a bank holding company through its acquisition of control of Crested Butte State Bank, Crested Butte, Colorado ("CBSB"). Summit adopted its current name, First National Summit Bankshares, Inc., in August 1994. At June 30, 1997, Summit had consolidated assets of $86,017,000 and total shareholders' equity of $7,160,000.

    On April 12, 1994, CBSB acquired all of the common stock of the First National Bankshares of Gunnison, Inc. ("FNBHC"), a bank holding company which owned 100% of the common stock of the First National Bank of Gunnison ("FNB"). Subsequent to the purchase, FNBHC and FNB were merged into CBSB, and CBSB changed its name to First National Summit Bank.

    Summit derives substantially all of its revenues from cash dividends paid to it by the Bank. Dividend payments by the Bank are determined on an individual basis considering the Bank's earnings, deposit growth, expenses and capital requirements.

    Summit has no significant properties and operates no significant independent business other than the banking business conducted by the Bank.

FIRST NATIONAL SUMMIT BANK

    The First National Summit Bank (the "Bank") was chartered in 1880.
Gunnison is a community of approximately over 6,500 and is the largest city in Gunnison County, Colorado. Major economic activities in the County are tourism, ranching, education (Western State College is located in Gunnison) and, to a much lesser degree, mining. The biggest of these is tourism with winter skiing at Mount Crested Butte as one of the largest attractions.

    Because of this market, the Bank is a small business and commercial retail services lender. As of June 30, 1997, the Bank had $86 million in total assets and $31 million in commercial loans outstanding. Also, the Bank is an active consumer lender and mortgage lender for single-family homes. At June 30, 1997, the Bank had $16 million in consumer loans and $9 million in mortgage loans. The Bank's loan-to-deposit ratio averaged 79% and the investment-to-asset ratio averaged 15% for 1996.

    COMPETITION. Competitors of the Bank include Gunnison Bank & Trust with assets of $25 million, Gunnison Savings and Loan Association with assets of $55 million, and Community Bank of Colorado with two branches in Summit's trade area as of December 31, 1996. All these financial institutions are full service institutions which directly compete with the Bank for deposits and loans. There is also one small credit union in Gunnison.

    EMPLOYEES. The Bank has 71 employees consisting of 18 officers and 53 non-officers. Twenty (20) percent of the employees have been associated with the bank for a minimum of three years or more.

    PROPERTIES. The physical assets of the Bank consist of a modern banking facility located at 201 N. Main Street, Gunnison, Colorado, constructed in 1963 which has been subsequently remodeled to modernize its layout. The main facility consists of 13,113 square feet including a second floor which has several offices. In addition, the Bank has a branch in Crested Butte, Colorado and and leases premises for two branches in Grand Junction, Colorado. There is no debt on the physical properties.

MARKET PRICE OF AND DIVIDENDS ON SUMMIT STOCK

    There is no established trading market for the Summit Common Stock or Summit Preferred Stock. Summit is aware of only limited transactions involving the sale of Summit Stock. The prices for Summit Stock in such transactions are not considered indicative of prices that could be attained on an active market involving a substantial number of shares. As of September 30, 1997, there were 34 shareholders of record of Summit Common Stock and 6 shareholders of record of Summit Preferred Stock. Summit is current on dividends on Summit Preferred Stock. Summit declared its most recent cash dividend of $420,000 ($.30 per share of Summit Common Stock) on April 14, 1997.

LEGAL PROCEEDINGS

    Although neither Summit and Bank are presently involved as parties to any material pending litigation or administrative proceedings, the Board of Governors of the Federal Reserve System and the Comptroller of the Currency have each instituted formal investigations of a major shareholder of Summit. These investigations are currently pending. To date, Summit and Bank directors and senior officers have appeared only as factual witnesses in the investigations. Neither Summit nor the Bank nor any of their officers or directors have been named as targets of the investigations, and it is not known at this time by Summit or the Bank whether the investigations will result in further proceedings, or the nature of such proceedings, or the role, if any, that Summit or the Bank or their officers or directors would play in such proceedings. The establishment of the escrow by CFB from proceeds of the Merger was attributable, in part, to concern about the expense to the Bank of such continued proceedings.

INVESTMENT ACTIVITIES

    Summit relies heavily on investment securities for more than half of its earning assets. These investments are concentrated in United States treasuries, federal agencies, mortgage-backed securities and, to a lesser degree, corporate and municipal bonds. Summit and the Bank maintain a strong liquidity position through federal funds sold in short-term U.S. Treasury and agency securities.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the directors and executive officers of Summit:

    Name                  Age   Positions Held                Term of Service
    ----                  ---   --------------                ---------------

    Ralph E. Peters      62     Chief Executive Officer     Less than 1 year

    Larry Heesch         50     Senior Vice President/
                                Chief Credit Administrator  Less than 2 years

    James C. Noone       44     Director                    Over 3 years

    Allen F. Cox         59     Director                    Over 3 years

    Alan Hegeman         60     Director                    Over 3 years

    Dora Mae Trampe      72     Director                    Over 3 years


TRANSACTIONS WITH OFFICERS, DIRECTORS AND OTHER AFFILIATES

    The Bank has entered into transactions with officers and directors and their affiliates on terms which management believes are comparable to those which the Bank would have offered to other non-related third parties.

SUPERVISION AND REGULATION

    To the extent the information below consists of summaries of certain statutory provisions, it is qualified in its entirety by reference to the statutory provisions so described.

    HOLDING COMPANY. Summit is subject to provisions of the Bank Holding Company Act of 1956, as amended (the "BHCA"), which requires a bank holding company to register with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and be subject to its supervision. As a bank holding company, Summit's activities are subject to the BHCA and Regulation Y of the Federal Reserve Board. Transactions between Summit and the Bank are subject to certain restrictions under the BHCA, the Federal Reserve Act and certain other banking statutes.

    As a bank holding company, the acquisition of control of Summit by an individual or company is subject to the prior approval of the Federal Reserve Board. The term "company" is broadly defined to include any corporation, partnership, association or trust or similar organization, while the definition of "control" for these purposes may be met by (i) the ownership or control or power to vote 25% or more of the outstanding shares of any class of voting stock of Summit, directly or indirectly, (ii) control over the election of a majority of the directors of Summit, or (iii) the power to exercise directly or indirectly a controlling influence over the management or policies of Summit.
In addition, under certain circumstances, the ownership, control or power to vote in excess of 10%, but less than 25% of the shares of any class of voting securities, of Summit, directly or indirectly, may require prior notice to the Federal Reserve Board under the BHCA and Regulation Y.

    The BHCA requires prior approval by the Federal Reserve Board of the acquisition by a bank holding company of more than 5% of the voting stock or substantially all of the assets of any bank, but does not require prior approval before acquisition of any additional shares in banks, the majority of the shares of which are already controlled by such bank holding company. A bank holding company is prohibited, with certain limited exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank and from engaging in activities other than those of banking or of managing or controlling banks and other authorized subsidiaries and providing services to its subsidiaries. One of the exceptions to this prohibition permits ownership of the shares of a company, the activities of which the Federal Reserve Board determines to be so closely related to the business of banking or of managing or controlling banks as to be a proper incident thereto. Summit does not currently engage in any non-banking activities.

    Summit is required to file periodic reports with the Federal Reserve Board and such other information as may be required to keep the Federal Reserve Board informed regarding Summit's compliance with the provisions of BHCA and the rules, regulations and orders issued thereunder. The Federal Reserve Board examines Summit periodically.

    BANK. The Bank, as a national bank, is subject to the supervision and regulation of, and is regularly examined by the Comptroller of the Currency (the "Comptroller"). The Bank is also a member of the Federal Reserve. Among the requirements and restrictions imposed upon national banks are the requirements to maintain reserves against deposits, restrictions of nature and amounts of loans that may be made, restrictions relating to investments, opening of bank offices, and other activities. Federal law prohibits the payment of dividends by national banks if such dividends would impair the bank's capital, or the bank's surplus is not equal to its common capital. In addition, approval of the Comptroller is required prior to payment of dividends by a national bank if the dividends declared in any year exceed the total of net profits for that year combined with retained net profits for the preceding two years, less any required transfers to surplus or to a fund for the retirement of preferred stock.

    The Bank is required to comply with capital adequacy standards. There are two basic measures of capital adequacy: a risk-based measure and a tier-one leverage measure.

    The risk-based capital measure was adopted to assist in the assessment of capital adequacy of financial institutions by (i) making regulatory capital requirements more sensitive to differences in risk portfolios among organizations, (ii) introducing off-balance sheet items into the assessment of capital adequacy, (iii) reducing dis-incentives to holding liquid, low-risk assets, and (iv) achieving greater consistency in evaluation of capital adequacy of major banking organizations throughout the world. The risk-based measures include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance sheet items to broad-risk categories. An institution's risk-based capital ratio is calculated by dividing its qualifying capital by its risk-weighted assets.

    An important component of qualifying capital is the core capital or tier-one capital. Tier-one capital for a national bank generally consists of
(i) common shareholders equity, (ii) non-cumulative perpetual preferred stock and related surplus, and (iii) minority interest in the equity accounts of consolidated subsidiaries, less good will. The tier-one component of an institution's qualifying capital must represent at least 50% of the qualifying total capital. Supplementary capital (tier-two capital) consists of such additional capital elements as (i) allowance for loan losses (subject to limitations); (ii) cumulative perpetual preferred stock, convertible preferred stock, and (iv) any related surplus (subject to certain conditions); (iii) hybrid capital instruments and mandatory convertible debt securities; and (iv) term subordinated debt and intermediate term preferred stock (subject to limitations). The maximum amount of tier-two capital that may be included in qualifying total capital is limited to 100% of tier-one capital (net of good will).

    The Bank's risk-based capital ratios are reviewed by the Comptroller by analysis of the Bank's quarterly financial reports, review of any applications filed by the Bank and through the examination process. Although the risk-based capital ratio focuses on broad categories of credit risk and, to a lesser extent, interest rate and market risk, the risk-based ratio does not incorporate other factors that can affect an organization's financial condition. These factors include overall interest rate exposure, liquidity, funding, and market risks; the quality and level of earnings; investment or loan portfolio concentration; the quality of loans and investments; the effectiveness of loan and investment policy; and management's ability to monitor and control financial and other operational risks.

    The primary federal regulatory agencies have also adopted a minimum leverage ratio, defined as a ratio of tier-one capital to total assets, which is intended to be used as a supplement to the risk-based capital measure. An institution must meet both capital adequacy standards to be in compliance. Banking organizations considered to be among the most highly rated, based upon examination results, must maintain a minimum leverage ratio of 3% and a minimum risk-based capital ratio of 8%. Banks that are not among the most highly rated are expected to maintain capital ratios of at least 100 to 200 basis points above the minimum levels.

    The Bank is in compliance with all capital standards currently applicable to it.

    The deposits of the Bank are insured under the provisions of the Federal Deposit Insurance Act. The Bank is also subject to the supervision and examination by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is subject to assessments by the FDIC.

    On January 9, 1997, First National Summit Bank's Board of Directors entered into a Memorandum of Understanding (Memorandum) with the Office of the Comptroller of the Currency. Under the Memorandum, the Board agreed:

    a)   to review the Bank's management and staffing needs;
    b) not to enter into any new business activity unless the Bank makes a written assessment of the risks of the new activity;
    c)   to develop an effective loan administration program; and
    d)   to develop a written policy addressing dealing with insiders.

    The Board and the management of the Bank believe that they are in compliance with the Memorandum at June 30, 1997.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUMMIT


BASIS OF PRESENTATION


    The following is Summit's management discussion and analysis of the results of operations and the historical financial condition of Summit and its consolidated subsidiary. This should be read in conjunction with Summit's audited financial statements and accompanying footnotes and other selected financial data presented elsewhere herein.

    The financial information discussed below reflects the operation of Bank along with the parent company operations. Summit began operations in 1993 as the holding company of the Bank.

RESULTS OF OPERATIONS


    EARNINGS PERFORMANCE. Summit earned $999 thousand in 1994, $1.402 million in 1995, and $863 thousand in 1996. The increase in earnings from 1994 to 1995 was largely due to the merger of First National Bankshares of Gunnison, Inc. into Crested Butte State Bank in 1994. Earnings from 1995 to 1996 were impacted by the increased provision to the allowance for loan losses. In May, 1997, the Bank conducted a thorough examination of the loan portfolio, which necessitated a significant provision to the allowance for loan losses. The number of employees and the correlating compensation increased in 1996 due to increased staffing in the loan administration area, as well as the opening of two branches in Grand Junction, Colorado. Legal fees also increased significantly in 1996 due to a joint investigation of Summit by the Federal Reserve Board and the Office of the Comptroller of the Currency. As noted below, loan interest and fees decreased in 1996 due to a decrease in loan volume and demand.

    The following is a condensed summary of the consolidated statement of operations (dollars in thousands), along with selected profitability ratios:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                ANALYSIS OF NET INCOME



                                               Six Months
                                              Ended June 30,     Year Ended December 31,
                                            ----------------- ----------------------------
                                              1997     1996     1996      1995      1994
                                            -------- -------- --------  --------  --------
Net interest income. . . . . . . . . .      2,492     2,544     4,963     5,125     4,476
Provision for loan losses. . . . . . .        437        90       579       147        30
Other operating income . . . . . . . .        858       743     1,909     1,361       808
Net gains on sales of investments. . .          1        39       (91)        0        75
Other operating expense. . . . . . . .      3,078     2,161     4,822     4,082     3,750
Net income . . . . . . . . . . . . . .       (155)      691       863     1,402       999


Return on average assets . . . . . . .     (0.34)%     1.47%     0.92%     1.51%     1.23%
Return on average equity . . . . . . .     (8.32)%    17.76%    11.33%    19.10%    21.38%
Dividend payout ratio. . . . . . . . .      (257)%      106%       85%       11%       31%
Equity to assets . . . . . . . . . . .       8.16%     7.99%     8.16%     8.67%     8.18%

    NET INTEREST INCOME Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities. The following table presents Summit's average balance sheets, interest earned or paid, and the related yields and rates on major categories of Summit's earning assets and interest-bearing liabilities for the periods indicated:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                        ANALYSIS OF AVERAGE RATES AND BALANCES
                               YEARS ENDED DECEMBER 31,



                                                 1996                           1995                         1994
                                       ----------------------------   ---------------------------- -----------------------------
                                                 Interest   Interest          Interest  Interest         Interest  Interest
                                       Average   Income/  Yields and  Average  Income/  Yields and  Average    Income/ Yields and
                                       Balance   Expense   Rates (1)  Balance  Expense   Rates (1)  Balance   Expense  Rates (1)
                                       -------   -------   ---------  -------  -------   ---------  -------   -------  ----------
                                                                            (Dollars in thousands)
ASSETS

Loans (1)(2) . . . . . . . . . . . .     65,560     6,643    10.13%    66,448     6,724    10.12%    51,970     5,463    10.51%
Investment securities (2). . . . . .     14,024       849     6.05%    15,811       854     5.40%    15,689       704     4.49%
Federal funds sold . . . . . . . . .      3,695       196     5.30%     1,826       144     7.89%     3,325       108     3.25%
                                         ------    ------              ------    ------              ------    ------
  Total interest earning assets. . .     83,279     7,688     9.23%    84,085     7,722     9.18%    70,984     6,275     8.84%
  Noninterest earning assets . . . .     10,210                         8,889                        10,089
                                         ------                        ------                        ------
    Total assets . . . . . . . . . .     93,489                        92,974                        81,073
                                         ------                        ------                        ------

LIABILITIES


Savings/int. bearing checking. . . .     41,138     1,403     3.41%    44,659     1,575     3.53%    41,116     1,247     3.03%
Time deposits. . . . . . . . . . . .     21,656     1,218     5.62%    17,208       907     5.27%    12,444       544     4.41%
Short-term borrowings. . . . . . . .      1,180        60     5.08%     1,632       107     6.86%        26         8    11.54%
Long-term borrowings . . . . . . . .        545        44     8.07%       100         8     8.00%         0         0      0.0%
                                         ------    ------              ------    ------              ------    ------
  Total interest bearing liabilities     64,519     2,725     4.22%    63,599     2,597     4.09%    53,586     1,799     3.36%

Non-interest bearing
 demand accounts . . . . . . . . . .     19,886                        20,254                        19,559
Other non-interest bearing
 liabilities . . . . . . . . . . . .      1,453                         1,064                         1,556
                                         ------                        ------                        ------
  Total liabilities. . . . . . . . .     85,858                        84,917                        74,701
Preferred Shareholders' equity . . .      1,300                         1,550                         1,700
Common Shareholders' equity. . . . .      6,331                         6,507                         4,672
                                         ------                        ------                        ------
  Total liabilities & equity . . . .     93,489                        92,974                        81,073
                                         ------                        ------                        ------

Net interest income. . . . . . . . .                4,963                         5,125                         4,476

Net interest spread. . . . . . . . .                          5.01%                         5.09%                         5.48%

Net interest margin. . . . . . . . .                          5.96%                         6.09%                         6.31%



------------------------
(1) Includes nonaccrual loans, includes loan fees.
(2) Interest yields on loans and investments are computed on a tax equivalent basis to reflect the tax-exempt nature of certain assets. The incremental tax rate applied was 36% in 1996, 1995 and 1994.

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                        ANALYSIS OF AVERAGE RATES AND BALANCES
                              SIX MONTHS ENDED JUNE 30,



                                                      1997                          1996
                                          -----------------------------  ----------------------------
                                                    Interest  Interest            Interest  Interest
                                          Average    Income/ Yields and  Average   Income/ Yields and
                                          Balance    Expense  Rates (1)  Balance   Expense  Rates (1)
                                          -------    -------  ---------  -------   -------  ---------
                                                             (Dollars in thousands)
ASSETS
Loans (1)(2) . . . . . . . . . . . . .     61,396     3,221    10.58%    65,987     3,417    10.41%
Investment securities (2). . . . . . .     15,689       477     6.13%    13,713       399     5.85%
Federal funds sold . . . . . . . . . .      3,672        97     5.33%     4,845       127     5.27%
                                           ------    ------              ------    ------
  Total interest earning assets. . . .     80,757     3,795     9.48%    84,545     3,943     9.38%
  Noninterest earning assets . . . . .     10,775                        10,210
                                           ------                        ------
    Total assets . . . . . . . . . . .     91,532                        94,755
                                           ------                        ------

LIABILITIES

Savings/int. bearing checking. . . . .     41,420       676     3.29%    42,427       724     3.43%
Time deposits. . . . . . . . . . . . .     20,323       567     5.63%    21,955       624     5.72%
Short-term borrowings. . . . . . . . .      1,033        34     6.64%     1,099        34     6.22%
Long-term borrowings . . . . . . . . .        625        26     8.39%       472        17     7.24%
                                           ------    ------              ------    ------
  Total interest bearing liabilities .     63,401     1,303     4.14%    65,953     1,399     4.27%

Non-interest bearing demand
  accounts . . . . . . . . . . . . . .     19,420                        19,684
Other non-interest bearing liabilities      1,273                         1,547
                                           ------                        ------
  Total liabilities. . . . . . . . . .     84,094                        87,184
Preferred shareholders' equity . . . .      1,138                         1,400
Common shareholders' equity. . . . . .      6,300                         6,171
                                           ------                        ------
    Total liabilities & equity . . . .     91,532                        94,755
                                           ------                        ------

Net interest income. . . . . . . . . .                2,492                         2,544

Net interest spread. . . . . . . . . .                          5.34%                         5.11%

Net interest margin. . . . . . . . . .                          6.22%                         6.05%



------------------------
(1) Includes nonaccrual loans, includes loan fees.
(2) Interest yields on loans and investments are computed on a tax equivalent basis to reflect the tax-exempt nature of certain assets. The incremental tax rate applied was 36% for the 1997 and 1996 periods.

    The following table reflects changes in interest income and expense attributable to changes in volume and interest rates of significant interest-bearing assets and liabilities (in thousands):

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                        ANALYSIS OF VOLUME AND INTEREST RATES
                               YEARS ENDED DECEMBER 31,



                                                Six Months Ended
                                                 June 30, 1997
                                            Compared  to 1996 Period       1996 compared to 1995         1995 compared to 1994
                                            ------------------------    ----------------------------  ---------------------------
                                              Attributable to change       Attributable to change        Attributable to change
                                              ----------------------       ----------------------        ----------------------
                                            Total       in         in     Total       in        in      Total       in        in
                                            Change    Volume      Rate    Change    Volume     Rate     Change    Volume     Rate
                                            ------    ------      ----    ------    ------     ----     ------    ------     ----
Interest Income:

Loans. . . . . . . . . . . . . . . . .       (340)     (237)     (103)      (81)      (89)        8     1,261     1,521      (260)
Investment securities. . . . . . . . .         73        60        13        (5)     (106)      101       150         8       142
Other interest earning assets. . . . .        (30)      (31)        1        52       147       (95)       36       (49)       85
  Total interest income. . . . . . . .       (297)     (208)      (89)      (34)      (48)       14     1,447     1,480       (33)


Interest Expense:

Savings/interest bearing deposits. . .        (48)      (17)      (31)     (172)     (119)      (53)      328       106       222
Time deposits. . . . . . . . . . . . .        (57)      (47)      (10)      311       235        76       358       210       148
Short term borrowings. . . . . . . . .          -         -         -       (52)      (31)      (21)      109       185       (76)
Long term borrowings . . . . . . . . .          9         5         4        36        36         -         8         8         -
  Total interest expense . . . . . . .        (96)      (59)      (37)      123       121         2       803       509       294

Increase (decrease) in net
  interest income. . . . . . . . . . .       (201)     (149)      (52)     (153)     (165)       12       644       971      (327)




         The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the current year's volume.

         Net interest income in 1996 decreased $162,000 from 1995 due to decrease in loan volume.

         PROVISION FOR LOAN LOSSES. Summit made a provision to its "loan loss reserve" in 1996 and 1995 of $579,000 and $147,000, respectively, and provided $469,000 (including $439,000 FNB acquisition) in 1994. The provisions were determined based on management's estimate of adequate reserves for possible loan losses.

         Management continually assesses the adequacy of the loan loss reserve by evaluating the collectability of loans. This process includes assigning risk rating to loans and reserving percentages of these balances according to reserve allocation formulas. This evaluating process takes into consideration such factors as changes in the nature and volume of Summit's loan portfolio, prior loan loss experience, overall loan portfolio quality, review of specific problem loans and current and anticipated economic conditions that may affect a borrower's ability to pay. For the year 1996, as with previous years, management utilized this process in evaluating the adequacy of the allowance for loan loss.

         SIGNIFICANT LOAN LOSS PROVISION. In May 1997, the Bank conducted a thorough examination of the loan portfolio, which necessitated a significant provision to the allowance for loan losses.

         NON-INTEREST INCOME. The following table presents a summary of non-interest income (in thousands):

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                           ANALYSIS OF NON-INTEREST INCOME


                                      Six Months
                                     Ended June 30,     Year Ended December 31,
                                    -----------------  -------------------------
                                      1997    1996      1996      1995     1994
                                    -------  --------  --------  -------   -----

Service charges. . . . . . . . . .     288       348       686       704    572
Net gains on sales of investments.       1        39       (91)        0     75
Insurance commissions. . . . . . .     338       231       475       275      0
Other. . . . . . . . . . . . . . .     232       164       748       382    236
                                     -----     -----     -----     -----  -----
 Total . . . . . . . . . . . . . .     859       782     1,818     1,361    883
                                     -----     -----     -----     -----  -----
                                     -----     -----     -----     -----  -----

    Non-interest Income continues to be a significant source of revenues for Summit and increased $451,000 or 33% in 1996 over 1995 and $484,000 or 54% in 1995 over 1994. The major increase in non-interest income in 1996 is attributed to new expanded insurance business and slight decrease in service charges due to decrease in demand deposits. In 1995, increase in non-interest is mainly due to new expanded insurance business.

    NON-INTEREST EXPENSE. The following table presents a summary of non-interest expense (in thousands):

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                           ANALYSIS OF NON-INTEREST EXPENSE


                                   Six Months
                                  Ended June 30,      Year Ended December 31,
                                  --------------      -----------------------
                                  1997      1996      1996      1995     1994
                                  -----     -----     -----     -----   -----

Salaries and benefits. . . .      1,384       998     2,198     1,976   1,537
Premises and equipment . . .        463       324       767       540     326
Other expenses . . . . . . .      1,231       839     1,857     1,566   1,887
                                  -----     -----     -----     -----   -----
 Total . . . . . . . . . . .      3,078     2,161     4,822     4,082   3,750
                                  -----     -----     -----     -----   -----
                                  -----     -----     -----     -----   -----

    The non-interest expense increased by $739,000 in 1996 over 1995 and $333,000 in 1995 over 1994. The increase in 1996 is largely attributable to salaries and wages due to branch expansion and related occupancy and other expenses.

    INCOME TAXES. Summit's income tax provision for 1996 was $517,000 compared with $856,000 in 1995 and $580,000 in 1994. The effective tax rates were 37.5% in 1996, 37.9% in 1995 and 36.8% in 1994. The effective tax rate differs from the federal statutory rate primarily as a result of tax-exempt interest income and state income taxes.

SUMMIT CONDITION

    OVERVIEW Summit's total consolidated assets were $97 million, $95 million and $94 million for the years ending 1996, 1995 and 1994, respectively. Summit's assets increased 2.4% from 1995 to 1996 and .05% from 1994 to 1995.

    LOANS The following table presents the balance of each major category of loans at the dates indicated:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                  ANALYSIS OF LOANS



                                        Six Months Ended June 30,                        Years Ended December 31,
                                 -------------------------------------   --------------------------------------------------------
                                        1997               1996                  1996                1995               1994
                                 ------------------  ------------------  ------------------  ------------------  ----------------
                                            % of                % of                 % of                 % of             % of
                                 Amount     Loans     Amount     Loans   Amount      Loans   Amount      Loans   Amount    Loans
                                 ------     -----     ------     -----   ------      -----   ------      -----   ------    -----
                                                        (Dollars in thousands)
Loan Category:
Commercial . . . . . . .         31,857     54.75    29,859     45.72    30,192     46.99    28,236     41.63    30,222     44.94
Real estate:
  Construction . . . . .          2,464      4.23     3,254      4.98     3,526      5.49     4,583      6.76     8,929     13.28
  Farmland . . . . . . .            303      0.52       207      .032       380      0.59       622      0.92       606      0.90
  Residential. . . . . .          6,823     11.73    13,898     21.28    12,839     19.98    16,144     23.80     9,759     14.51
  Other
Agricultural . . . . . .            180      0.31       764      1.17       147      0.23       595      0.88       768      1.14
Consumer/other . . . . .         16,556     28.46    17,332     26.54    17,171     26.72    17,644     26.01    16,960     25.22
                                -------    ------   -------    ------   -------    ------   -------    ------   -------    ------
  Total loans. . . . . .         58,183    100.00    65,314    100.00    64,255    100.00    67,824    100.00    67,244    100.00
Less allowance for loan
 losses. . . . . . . . .          1,061                 582                 850                 592                 667
                                -------             -------             -------             -------             -------
  Total net loans. . . .        $57,122             $64,532             $63,405             $67,232             $66,577
                                -------             -------             -------             -------             -------
                                -------             -------             -------             -------             -------


    A principal component of Summit's earning assets is its loan portfolio. On December 31, 1996, total loans totaled $64.2 million. This represented a 5% decrease over December 31, 1995 total loans of $67.8 million. December 31, 1995 total loans increased .8% over December 31, 1994 loans of $67.2 million. The decrease in 1996 is mainly attributable to loan refinancing elsewhere and loans sold by the Bank on the secondary market.

    COMMERCIAL LOANS. Loans in this category principally include loans to service, retail and wholesale businesses.

    REAL ESTATE LOANS. The majority of Summit's real estate loan portfolio consists of local residential first mortgages. The large majority of these mortgages are fixed-rate mortgages with short-term balloon payments. The practice had been for the real estate mortgages to be retained by the bank rather than selling them on the secondary market. Recently, in 1997, Summit began selling mortgage loans on the secondary market.

    AGRICULTURAL LOANS. Loans classified as agricultural loans primarily include operating and equipment loans to local farmers and ranchers. Loans secured by farmland are listed in the real estate classification.

    CONSUMER/OTHER LOANS. Loans classified as consumer and other include automobile, home improvement, home equity, financing of business' receivables and lease financing. Lease financing is offered on a very limited basis.

    NON-PERFORMING ASSETS. Summit follows regulatory guidelines with respect to placing loans on non-accrual status. When a loan is placed on non-accrual status, all previously accrued and uncollected interest is reversed. Certain non-performing assets of Summit are summarized (in thousands) in the following table:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                     NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS

                                        Six Months
                                       Ended June 30,   Year Ended December 31,
                                     ----------------  -------------------------
                                     1997       1996   1996       1995    1994
                                     ------    ------  ------    ------   ------
Nonaccrual loans. . . . . . . . .    2,202       354   1,928     370       115
Restructured loans. . . . . . . .        0         0       0       0        79
Loans past due 90 days or more. .    1,492     1,441     338     155       235

Interest which would have been
 earned on nonaccrual loans if
 they were on accrual basis . . .      149        22      45      18        18

    ALLOWANCE FOR LOAN LOSSES. Summit's loan loss reserve is available to absorb future loan losses. The current level of the loan loss reserve is a result of management's assessment of the risk within the loan portfolio based on the information revealed in the credit reporting processes. Summit utilizes a risk-rating system on loans and a monthly credit review and reporting process which results in the calculation of the guideline reserves based on the risk within the portfolio. This assessment of risk takes into account the composition of the loan portfolio, previous loan experience, current economic conditions and other factors that, in management's judgment, deserve recognition.

    The following table sets forth changes in Summit's loan loss reserve as of the dates indicated (dollars in thousands):

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                        ANALYSIS OF ALLOWANCE FOR LOAN LOSSES


                                                      Six Months
                                                     Ended June 30,            Year Ended December 31,
                                                  ------------------       ---------------------------------
                                                   1997       1996          1996        1995         1994
                                                  --------  --------       --------     -------     --------
Balance beginning of year . . . . . . . . .           850       592            592         667          211
Provision for loan losses . . . . . . . . .           436        90            579         147           30
Allowances added from acquisition . . . . .                                                             439 (1)
Charge-offs:
  Commercial. . . . . . . . . . . . . . . .         (101)        (79)        (110)        (21)          (6)
  Consumer. . . . . . . . . . . . . . . . .         (161)        (34)        (238)       (241)         (18)
  Real estate . . . . . . . . . . . . . . .          --           (6)         (27)        --           (22)

                                                  -------     -------      -------     -------      -------
  Other
  Total charge-offs . . . . . . . . . . . .         (262)       (119)        (375)       (262)         (46)
                                                  -------     -------      -------     -------      -------
Recoveries:
  Commercial. . . . . . . . . . . . . . . .             1          10           15          40           33
  Consumer. . . . . . . . . . . . . . . . .             9           9           34          --           --
  Real estate . . . . . . . . . . . . . . .            27          --            5          --           --
  Other
                                                  -------     -------      -------     -------      -------
    Total loan recoveries . . . . . . . . .            37          19           54          40           33
                                                  -------     -------      -------     -------      -------
    Net charge-offs . . . . . . . . . . . .         (225)       (100)         (321)      (222)         (13)
                                                  -------     -------      -------     -------      -------
Increase in allowance for loan losses . . .           211        (10)          258        (75)           17
                                                  -------     -------      -------     -------      -------
Balance end of year . . . . . . . . . . . .         1,061         582          850         592          667
                                                  -------     -------      -------     -------      -------
                                                  -------     -------      -------     -------      -------
Allowance for loan losses to:
  Total loans at year-end . . . . . . . . .          1.82%       0.89%        1.32%       0.87%        0.99%

Net charge-offs to average loans. . . . . .          0.74%       0.30%        0.49%       0.33%        0.03%

Average loans . . . . . . . . . . . . . . .        61,396      65,987       65,560      66,448       51,970
                                                  -------     -------      -------     -------      -------
                                                  -------     -------      -------     -------      -------


(1) On January 1, 1994, the one-bank holding company owned 100% of its subsidiary, Crested Butte State Bank ("CBSB"). On April 12, 1994, CBSB acquired all of the common stock of First National Bankshares of Gunnison, Inc. ("FNBHC"), which owned 100% of the common stock of the First National Bank of Gunnison ("FNB").

     Subsequent to the purchase, FNBHC and FNB were merged into CBSB. CBSB changed its name to First National Summit Bank. In 1994, allowance added from FNB acquisition amounted to $439,000.

     The loan loss reserve at June 30, 1997 was $1.06 million compared to $850,000 at December 31, 1996 and $590,000 at December 31, 1995 and $.66 million at December 31, 1994. Activity with the allowance for loan losses primarily reflected charge offs of loans determined by management to be uncollectible. However, management aggressively pursues recoveries. The loan loss reserve as a percentage of total loans stood at 1.82% at June 30, 1997, a figure which management believes is satisfactory.

     The following table allocates the loan loss reserve based on management's judgment of potential losses in the respective areas. While management has allocated reserves to various portfolio segments for purposes of this table, the reserve is general in nature and is available for the portfolio in its entirety:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                        ALLOCATION OF ALLOWANCE OF LOAN LOSSES
                                (Dollars in thousands)


                                                 Real
                                   Commercial    Estate    Consumer     Unallocated    Total
                                   ----------    ------    --------     -----------    -----
Six Months Ended June 30,
-------------------------

1997
----
Allowance for loan losses              209            110        500           242        1,061
% to loans in category                 0.66%        1.15%       3.02%         .42%        1.82%

1996
----
Allowance for loan losses               65            266         26           225         582
% to loans in category                 0.22%        1.53%       0.15%         .34%        0.89%

Years Ended December 31,
------------------------

1996
----
Allowance for loan losses              113          114        415           208         850
% to loans in category                 0.37%      0.68%       2.42%         .32%        1.32%

1995
----
Allowance for loan losses              222           56          195           119         592
% to loans in category                 0.79%        0.26%       1.11%         .18%        0.87%

1994
----
Allowance for loan losses               88            169        267           143         667
% to loans in category                 0.29%        0.88%       1.57%         .21%        0.99%



    INVESTMENT PORTFOLIO. The investment activities of Summit are designed to provide an investment alternative for funds not presently required to meet loan demand; assist the bank in meeting potential liquidity requirements; assist in maximizing income consistent with quality and liquidity requirements; supply collateral to secure public funds and retail repurchase agreements; provide a means for balancing market and credit risks; and provide consistent income and market value throughout changing economic times.

    Summit's portfolio consists primarily of obligations of U.S. government, U.S. government agency and corporate obligations, and state and local governments, as well as agency collateralized obligation securities. Summit's investment portfolio does not contain concentration of investments in any one issuer in excess of 10% of Summit's total investment portfolio. Exempt from this calculation are securities of the U.S. government and U.S. government agencies.

    The following table sets forth the composition of Summit's investment portfolio at the dates indicated:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                 INVESTMENT PORTFOLIO
                                (Dollars in thousands)


                                           Six Months
                                          Ended June 30,            Year Ended December 31,
                                       ---------------------    --------------------------------
                                        1997         1996         1996       1995          1994
                                       -------      --------    -------     --------     -------
U.S. Treasuries . . . . . . .          3,549        5,573       4,576        4,139       7,417
Agencies. . . . . . . . . . .          7,618        4,336       5,178        6,217       6,164
Municipal . . . . . . . . . .          2,656        2,525       2,761        2,488       2,872
Mortgage-backed securities. .          2,270          819       2,328          511         478
Other . . . . . . . . . . . .            587          570         581          564         247
                                      ------       ------      ------       ------      ------
  Total investments . . . . .         16,680       13,823      15,424       13,919      17,178
                                      ------       ------      ------       ------      ------
                                      ------       ------      ------       ------      ------

    For the investment portfolio as of December 31, 1996, the following tables set forth a summary of yield and maturities:

                       FIRST NATIONAL SUMMIT BANKSHARES, INC.
                    ANALYSIS OF INVESTMENT YIELDS AND MATURITIES
                                DECEMBER 31, 1996
                              (Dollars in thousands)

                        One year or Less     One year through 5   Over 5 years through 10    Over Ten years             Total
                        ----------------     ------------------   -----------------------  ------------------     ------------------

                                 Weighted              Weighted              Weighted               Weighted              Weighted
                        Amount    Yield       Amount    Yield       Amount    Yield       Amount     Yield        Amount    Yield
                        ------    -----       ------    -----       ------    -----       ------     -----        ------    -----
U.S. Treasuries . .     2,532     6.21%        2,044     6.04%           -     0.00%            -                 4,576     6.13%
Agencies. . . . . .     1,298     5.19%        3,390     5.53%         490     6.23%            -     0.00%       5,178     5.58%
Municipals. . . . .       358     2.83%        1,673     5.25%         530     5.18%          200     5.18%       2,761     4.92%
Mortgage-backed
   securities . . .         -     0.00%            -     0.00%         806     6.46%        1,522     8.00%       2,328     7.46%
                        -----     -----        -----     -----       -----     -----        -----     -----      ------     -----
  Total . . . . . .     4,188     5.61%        7,107     5.66%       1,826     6.03%        1,722     7.67%      14,843     5.92%(1)
                        -----     -----        -----     -----       -----     -----        -----     -----      ------     -----
                        -----     -----        -----     -----       -----     -----        -----     -----      ------     -----

(1) Excludes equity securities which have no stated maturity and no stated yield.

For the investment portfolio as of June 30, 1997, the following tables set forth a summary of yield and maturities:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                     ANALYSIS OF INVESTMENT YIELDS AND MATURITIES
                                    JUNE 30, 1997
                                (Dollars in thousands)


                        One year or Less     One year through 5   Over 5 years through 10    Over Ten years             Total
                        ----------------     ------------------   -----------------------  ------------------     ------------------

                                   Weighted            Weighted               Weighted              Weighted              Weighted
                        Amount      Yield      Amount    Yield       Amount    Yield       Amount     Yield       Amount    Yield
                        ------      -----      ------    -----       ------    -----       ------     -----      ------    -----
U.S. Treasuries . .     2,510     5.87%        1,039     6.31%                                                    3,549     6.00%
Agencies. . . . . .     1,299     5.34%        5,391     6.19%         928     6.53%                              7,618     6.09%
Municipals. . . . .       331     4.73%          938     6.56%         963     6.34%          424     6.96%       2,656     6.32%
Mortgage-backed
  securities. . . .                              782     6.46%                              1,488     7.72%       2,270     7,29%
                                               -----     -----                              -----     -----      ------     -----
  Total . . . . . .     4,140     5.61%        8,150     6.28%       1,891     6.44%        1,912     7.55%      16,093     6.28%(1)
                        -----     -----        -----     -----       -----     -----        -----     -----      ------     -----
                        -----     -----        -----     -----       -----     -----        -----     -----      ------     -----

(1) Excludes equity securities which have no stated maturity and no stated yield.

         In May of 1993, the FASB issued Statement of Summit Accounting Standards No. 115 (SFAS No. 115), ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addresses the accounting and reporting for investments that have readily determinable fair market values. Those investments are to be classified in three categories and accounted for as follows:

         1. Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

         2. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair market value, with unrealized gains and losses included in earnings.

         3. Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair market value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity.

         The statement does not apply to unsecuritized loans. However, after mortgage loans are converted to mortgage-backed securities, they are subject to its provisions. The Statement supersedes SFAS No. 12, ACCOUNTING FOR CERTAIN MARKETABLE SECURITIES, and amends SFAS No. 65, ACCOUNTING FOR CERTAIN MORTGAGE BANKING ACTIVITIES, to eliminate mortgage-backed securities from its scope. SFAS No. 115 is effective for fiscal years beginning after December 15, 1993.

         Summit implemented SFAS No. 115 on December 31, 1994 by properly classifying all securities into either held-to-maturity investment accounts or the available-for-sale accounts.

    DEPOSITS. The following table sets forth a summary of Summit's deposits as of the dates indicated and the maturity of time deposits over $100,000:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                 ANALYSIS OF DEPOSITS
                                (Dollars in thousands)


                                                Six Months
                                              Ended June 30,            Years Ended December 31,
                                           ---------------------    ----------------------------------
                                            1997         1996         1996       1995          1994
                                           --------    ---------    --------    ---------    ---------
Noninterest bearing . . . . .              16,565       17,194      24,854       20,247      22,428

Interest bearing:
  Savings and NOW . . . . . .              40,395       39,380      40,660       44,682      48.025
  Time Deposits
   less than $100M. . . . . .              14,257       15,802      13,884       14,996      12,397
  Time Deposits
   greater than $100M . . . .               6,132        7,539       6,277        5,383       3,032
                                           ------       ------      ------       ------      ------
    Total Deposits. . . . . .              77,349       79,915      85,675       85,308      85,882
                                           ------       ------      ------       ------      ------
                                           ------       ------      ------       ------      ------

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.
                 MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                             (Dollars in thousands)

                                          <  3 months           3-6 months           6-12 months       > 12 months        Total
                                            ----------          ----------           -----------         -----------        -----
June 30, 1997 . . . . . . . .                    838               1,695               1,165               2,434           6,132
December 31, 1996 . . . . . .                    843               1,507               1,912               2,015           6,277


    ANALYSIS OF DEPOSITS. Year-end deposits for 1996 were $86 million, up from $85 million in 1995. Year-end deposits for 1995 decreased $1 million from year-end 1994 deposits of $86 million. June 30, 1997 deposits have decreased due to the seasonality of the Gunnison economy.

    CAPITAL. Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by such guidelines) to risk-weighted asset and off-balance sheet obligations. Under final rules effective December 31, 1992, all financial institutions are required to maintain a level of core capital (known as Tier 1 capital), which must be at least 4.0% of risk-weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. The Federal Reserve Board and the FDIC have adopted final regulations defining what capital ratios were necessary to be "well capitalized." See: "Business of Summit" for a detailed discussion of these capital ratios.

    The following table presents regulatory capital requirements and risk-based capital levels:

                           REGULATORY CAPITAL REQUIREMENTS:

                         Tier 1                  Total            Leverage
                         Capital           Risk-Based Capital       Ratio
                         -------           ------------------       -----

DECEMBER 31, 1996

Minimum . . . . . .     4.00%                    8.00%             4.00%
Well capitalized. .     6.00%                   10.00%             5.00%
Actual. . . . . . .     9.95%                   11.19%             7.30%

JUNE 30, 1997

Minimum . . . . . .     4.00%                    8.00%             4.00%
Well capitalized. .     6.00%                   10.00%             5.00%
Actual. . . . . . .     9.94%                   11.19%             6.70%


                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                  RISK BASED CAPITAL
                                (Dollars in thousands)


                                      June 30, 1997         December 31, 1996
                                    ----------------       -------------------
                                   Amount      Ratio      Amount         Ratio
                                   ------      -----      ------         -----
Capital Category:
  Tier 1 Capital. . . . . . .       $6,136     9.94%      $6,823        9.95%
  Tier 2 Capital. . . . . . .          772     1.25%         850        1.24%

Total risk weight assets. . .      $61,730       N/A     $68,577          N/A

Leverage ratio. . . . . . . .          N/A     6.70%         N/A        7.30%


    As of June 30, 1997, Summit exceeded each of the capital requirements set forth by federal or state banking regulatory agencies.

    LIQUIDITY AND FUNDS MANAGEMENT. Liquidity management requires an ability to meet financial commitments when contractually due and to respond to other requirements for funds. The Bank has an Asset/Liability Management Committee
(ALCO) responsible for managing balance sheet and off-balance sheet commitments to meet the needs of customers while achieving Summit's financial objectives. The Bank's ALCO meets regularly to review funding capacities, current and forecasted loan demand, and investment opportunities.

    Asset liquidity is provided by regular maturities of loans and by maintaining relatively short-term marketable investment securities and federal funds. (See investment portfolio investment maturity table.) Summit's investment securities due within one year and federal funds sold represented

    INTEREST RATE SENSITIVITY. Significant changes in interest rates affect the composition, yield and cost of balance sheet components. The rate sensitivity of these assets and liabilities is monitored and matched to control the risk associated with movements in rates. The ALCO for the Bank meets regularly to monitor and formulate strategies and policies to provide sufficient levels of net interest income while maintaining acceptable levels of interest rate sensitivity, risk and liquidity. The primary object of rate sensitivity management is to ensure earnings stability by minimizing the sensitivity of net interest income to fluctuations in interest rates. The Bank mainly uses gap and other systems to measure, monitor and adapt to changing interest rate environments.

    The following table sets forth Summit's interest rate sensitivity analysis by contractual repricing or maturity at December 31, 1996:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                              INTEREST RATE SENSITIVITY
                               AS OF DECEMBER 31, 1996


                                                         Repricing or Maturing in
                                                     --------------------------------
                                                     1 Year      Over 1 to    Over 5
                                                      or Less     5 years      years         Total
                                                      -------     -------      -----         -----
                                                          (Dollars in thousands)
Rate Sensitive Assets:
  Loans . . . . . . . . . . . . . . . . . . . . .    35,698       24,576       4,081       64,355
  Investment securities . . . . . . . . . . . . .     5,328        6,081       3,323       14,732
  Other interest-bearing assets . . . . . . . . .     6,503            0           0        6,503
                                                     ------       ------      ------       ------
    Total rate sensitive assets . . . . . . . . .    47,529       30,657       7,404       85,590

Rate Sensitive Liabilities:
  Savings/interest
    bearing checking. . . . . . . . . . . . . . .    40,660            0           0       40,660
  Time deposits . . . . . . . . . . . . . . . . .    13,851        6,310           0       20,161
  Short term borrowings . . . . . . . . . . . . .     2,270            0           0        2,270
  Long term borrowings. . . . . . . . . . . . . .         0          166           0          166
                                                     ------       ------      ------       ------
    Total rate sensitive liabilities. . . . . . .    56,781        6,476           0       63,257

Rate sensitive gap. . . . . . . . . . . . . . . .    (9,252)      24,181       7,404       22,333
Cumulative rate sensitive gap . . . . . . . . . .    (9,252)      14,929      22,333       22,333
Rate sensitive gap %. . . . . . . . . . . . . . .    (19.47)%      78.88%     100.00%       26.12%
Cumulative rate sensitive gap % . . . . . . . . .    (19.47)%      18.99%      26.12%       26.12%

    The following table sets forth Summit's interest rate sensitivity analysis by contractual repricing or maturity at June 30, 1997:

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                              INTEREST RATE SENSITIVITY
                                 AS OF JUNE 30, 1997


                                                     Repricing or Maturing in
                                                ---------------------------------
                                                1 Year       Over 1 to    Over 5
                                                 or Less      5 years      years       Total
                                                 -------      -------      -----       -----
                                                      (Dollars in thousands)
Rate Sensitive Assets:
  Loans . . . . . . . . . . . . . . . .         19,028       34,053       5,102       58,183
  Investment securities . . . . . . . .          5,270        6,985       3,725       15,980
  Other interest-bearing assets . . . .            703            0           0          703
                                                ------       ------       -----       ------
    Total rate sensitive assets . . . .         25,001       41,038       8,827       74,866

Rate Sensitive Liabilities:
  Savings/interest
    bearing checking. . . . . . . . . .         40,394            0           0       40,394
  Time deposits . . . . . . . . . . . .         13,618        6,772           0       20,390
  Short term borrowings . . . . . . . .            234            0           0          234
  Long term borrowings. . . . . . . . .              0          163           0          163
                                                ------       ------       -----       ------
    Total rate sensitive liabilities. .         54,246        6,935           0       61,181

Rate sensitive gap. . . . . . . . . . .        (29,245)      34,103       8,827       13,685
Cumulative rate sensitive gap . . . . .        (29,245)       4,858      13,685       13,685
Rate sensitive gap %. . . . . . . . . .        (116.98)%      83.10%     100.00%       18.28%
Cumulative rate sensitive gap % . . . .        (116.98)%       7.94%      18.28%       18.28%

    The following tables set forth Summit's interest rate sensitivity analysis at the dates indicated with respect to individual categories of loans and provides separate analyses with respect to fixed interest rate loans and floating interest rate loans (in thousands):

                        FIRST NATIONAL SUMMIT BANKSHARES, INC.
                              LOAN REPRICING OR MATURING
                               AS OF DECEMBER 31, 1996


                                                     Repricing or Maturing in
                                                ---------------------------------
                                                1 Year       Over 1 to    Over 5
                                                 or Less      5 years      years       Total
                                                 -------      -------      -----       -----
                                                      (Dollars in thousands)
Loan Category
  Commercial  . . . . . . . . . . . . .         21,012        7,899       1,281       30,192
  Real Estate . . . . . . . . . . . . .          6,263        7,786       2,696       16,745
  Agricultural. . . . . . . . . . . . .             13          134                      147
  Consumer and Other. . . . . . . . . .          8,310        8,757         104       17,171
                                                --------------------------------------------
    Total Loans . . . . . . . . . . . .         35,598       24,576       4,081       64,255
                                                --------------------------------------------
                                                --------------------------------------------

Rate Sensitive Loans
  Fixed Interest Rate Loans . . . . . .         28,378       24,576       3,594       56,548
  Floating Interest Rate Loans. . . . .          7,220                      487        7,707
                                                --------------------------------------------
    Total Loans . . . . . . . . . . . .         35,598       24,576       4,081       64,255
                                                --------------------------------------------
                                                --------------------------------------------


                                          FIRST NATIONAL SUMMIT BANKSHARES, INC.
                                                LOAN REPRICING OR MATURING
                                                    AS OF JUNE 30, 1997


                                                     Repricing or Maturing in
                                                ---------------------------------
                                                 1 Year       Over 1 to    Over 5
                                                 or Less      5 years      years       Total
                                                 -------      -------      -----       -----
Loan Category
  Commercial  . . . . . . . . . . . . .         14,390       14,313       3,154       31,857
  Real Estate . . . . . . . . . . . . .          2,457        5,221       1,912        9,590
  Agricultural. . . . . . . . . . . . .            129           51                      180
  Consumer and Other. . . . . . . . . .          2,052       14,468          36       16,556
                                                --------------------------------------------
    Total Loans . . . . . . . . . . . .         19,028       34,053       5,102       58,183
                                                --------------------------------------------
                                                --------------------------------------------

Rate Sensitive Loans
  Fixed Interest Rate Loans . . . . . .          2,014       11,173       2,045       15,232
  Floating Interest Rate Loans. . . . .         17,014       22,880       3,057       42,951
                                                --------------------------------------------
    Total Loans . . . . . . . . . . . .         19,028       34,053       5,102       58,183
                                                --------------------------------------------
                                                --------------------------------------------

                         SUMMIT'S PRINCIPAL SHAREHOLDERS AND
                           SECURITY OWNERSHIP OF MANAGEMENT

    Set forth below are the names and addresses and the number of shares of Summit Common Stock held as of the Record Date by the officers and directors of Summit and each person known to the officers and directors to be the beneficial owners of more than 5% of its outstanding common stock:

                                                                       Number
Name and Address                Position Held       of Shares         Percent
----------------                -------------       ---------         -------

Trustees of FNS Bankshares, Inc.
Employee Stock Ownership Plan
P.O. Box 60
Gunnison, CO 81230                                   63,368           6.64%

First Southern Trust Co.
Trustees of FSTC & BCA Saving
& Investment Plan
6409 Quail Hollow Road
Memphis, TN 38120                                    69,998           7.34%

Paul P. Piper, Jr.
7578 Presidents Drive
Orlando, FL 32809-5608                           488,618 (1)         51.23%

Bobby Sammons
2512 Thomas Pl.
Fort Worth, TX 76107-4323                            48,768           5.11%

Dr. Bob L. Sellers
c/o Banking Consultants of America
6409 Quail Hollow Road
Memphis, TN 38120                                128,210 (2)         13.44%

Beneficial Owner (Director):

Allen E. Cox
Trustee for Allen E. Cox Revocable
Trust
P.O. Box 939
Crested Butte, CO 81230         Director          30,508 (3)          3.19%

Alan Hegeman
#2 Maroon Ave.
Crested Butte, CO  81224        Director          35,084 (4)          3.79%

James Noone, DVM
135 Blackfoot Trail
Gunnison, CO 81230              Director             10,204           1.07%

Dora Mae Trampe
244 Tomichi Trail
Gunnison, CO 81230              Director             10,204           1.07%

OFFICERS AND DIRECTORS
 AS A GROUP (4 PERSONS):                             86,000            12.6

----------------------------------------

(1) Includes 463,226 shares owned individually, 10,152 shares owned by his two daughters (5,076 shares each by Jill Piper and Lynn (Piper) McCormack, and 15,240 shares owned by Shirley Piper, his wife.

(2) Includes 88,626 shares owned individually, 36,534 shares owned by his IRA, and 3,050 shares owned by his wife, Marie F. Sellers' IRA.

(3) Includes 27,508 shares held by Allen E. Cox Revocable Trust and 3,000 shares held by his wife's Judy T. Cox Revocable Trust.

(4) Includes 29,384 shares owned individually, 3,420 shares held by his own IRA and 2,280 shares held by his wife, Marcia Hegeman's IRA.

                MATERIAL DIFFERENCES IN RIGHTS OF SUMMIT SHAREHOLDERS

    The rights of Summit shareholders are governed by the Articles of Incorporation and Bylaws of Summit and the laws of the State of Colorado. The rights of CFB stockholders are governed by the Certificate of Incorporation and Bylaws of CFB and the laws of the State of Delaware. After the Merger becomes effective and SAC is subsequently merged with and into CFB, the rights of Summit shareholders who become CFB stockholders will be governed by the CFB Certificate, the CFB Bylaws and the laws of the State of Delaware. In certain respects, rights of Summit shareholders and CFB stockholders are similar. While it is not practical to describe all changes in the rights of Summit shareholders that will result from the application of Delaware law in lieu of Colorado law and the differences between the Summit Articles and Bylaws and the CFB Certificate and Bylaws, the following is a summary of certain significant differences. It should be understood that such description of the differences is a summary only and does not purport to be a complete description of the differences between Delaware and Colorado corporation laws.

CAPITAL STOCK

    The Summit Articles authorize the issuance of 100,000 shares of preferred stock, $100.00 par value per share, and 2,000,000 shares of common stock, par value $.09 per share. Summit currently has outstanding one class of preferred stock and one class of common stock. All Summit common shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation.

    The CFB Certificate authorizes the issuance of 30,000,000 shares of common stock, par value $.01 per share ("CFB Common Stock"), and 2,000,000 shares of Preferred Stock, $.01 par value per share ("CFB Preferred Stock"). The Board of Directors of CFB has designated 150,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share (which may only be issued upon a triggering event under the Rights Agreement described under "Recent Developments Regarding CFB - Rights Agreement") and 270,000 shares of 7% Cumulative Convertible Preferred Stock, par value $.01 per share, all of which were redeemed in March 1997. See "Recent Developments Regarding CFB - Other Recent Developments." As of October 13, 1997, 18,676,373 shares of CFB Common Stock were outstanding and at June 30, 1997, $60,000,000 of company obligated mandatorily redeemable preferred securities (the "Capital Securities") of CFB Capital I, a wholly-owned business trust of CFB, were outstanding.

    Holders of CFB Capital Note Securities have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of CFB Common Stock. The relative rights and preferences of any CFB capital securities or preferred stock issued in the future may be established by the CFB Board of Directors without stockholder action, and such shares, when and if issued, could have dividend, liquidation, voting, and other rights superior to those of CFB Common Stock.

SHAREHOLDERS' ACTION WITHOUT A MEETING

    Delaware law provides that, unless otherwise provided in the certificate of incorporation, any action which may be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    Colorado law also permits written actions by shareholders, but requires that a written consent be signed by all of the shareholders entitled to vote thereon.

ANNUAL MEETING OF SHAREHOLDERS

    If a Delaware corporation fails to hold an annual meeting for a period of thirteen months after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any shareholder or director. The shares of stock represented at such meeting, either in person or by a proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

    Colorado law provides that if an annual meeting of shareholders has not been held within the earlier of six months after the end of the corporation's fiscal year or fifteen months after its last annual meeting, a shareholder may demand an annual meeting of shareholders by written notice of demand to the district court of the county where the corporation's principal office is located.

SPECIAL MEETING OF SHAREHOLDERS

    Delaware law provides that special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. CFB's Bylaws authorize the Chairman of the Board of Directors, the President or by any two or more directors to call a special meeting of shareholders.

    Colorado law provides that special meetings of the shareholders may be called by any of the following: the board of directors; a person authorized in the bylaws to call special meetings; or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote. Summit's Bylaws also authorize Summit's President to call a special meeting of shareholders.

PROXIES

    Both Delaware and Colorado law permit proxies of indefinite duration. In the event that the proxy is indefinite as to its duration, Colorado law provides that it will be valid for 11 months and Delaware law provides that it will be valid for 3 years.

PREEMPTIVE RIGHTS

    Under Delaware law, no shareholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and to the extent that, such right is expressly granted in the certificate of incorporation. CFB's Certificate does not grant preemptive rights to CFB shareholders.


    Under Colorado law, a shareholder of a corporation has a preemptive right to acquire unissued shares or rights to purchase such shares of the corporation before the corporation may offer them to other persons, unless such rights are denied or limited in the articles of incorporation. Summit's Articles provide that shareholders have no pre-emptive rights to purchase any shares or securities of the corporation which it may issue or sell.

CUMULATIVE VOTING

    Under Delaware law, shareholders do not have cumulative voting rights unless the rights are granted to them in the corporation's certificate of incorporation. If cumulative voting is provided for in the certificate or articles of incorporation, each holder of stock shall be entitled to as many votes as shall equal the number of votes which he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by him or her, and that he or she may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit. CFB's Certificate provides for cumulative voting.

    Under Colorado law, cumulative voting is generally mandatory for corporations incorporated after December 31, 1958 unless specifically prohibited in the corporation's articles of incorporation. Summit's Articles prohibit cumulative voting.

DISSOLUTION

    A Delaware corporation may be dissolved by the voluntary action of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. Additionally, a Delaware corporation may be dissolved without the action of the directors if all of the shareholders entitled to vote thereon shall consent in writing. A Colorado corporation may be dissolved upon a proposal of the corporation's board of directors and the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

    The COBCA generally requires the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote to approve a merger or share exchange. In certain circumstances, the holders of outstanding shares of a class of capital stock of a Colorado corporation are entitled to vote as a separate voting group, regardless of whether the articles of incorporation provide that such shares of capital stock are entitled to vote. However, no vote of shareholders of a Colorado corporation is required to approve a merger if (i) that corporation is the surviving corporation of the merger, (ii) the articles of incorporation of the surviving corporation, with certain exceptions, will not differ from its articles of incorporation before the merger, (iii) each shareholder of the surviving corporation whose shares are outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger, and (iv) the number of shares of the corporation to be issued in the merger, or to be issuable upon conversion of any convertible instruments to be issued in the merger, does not exceed 20% of the voting stock of that corporation outstanding immediately before the merger.

    Under Delaware law, the vote of a simple majority of the outstanding shares of CFB Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of CFB's corporate assets. With respect to a merger, no vote of the stockholders of CFB is required if CFB is the surviving corporation and (i) the related agreement of merger does not amend the CFB Certificate, (ii) each share of stock of CFB outstanding immediately before the merger is an identical outstanding or treasury share of CFB after the merger, and (iii) the number of shares of CFB stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of CFB Common Stock outstanding immediately before the merger.

    In addition to being subject to the laws of Colorado and Delaware, respectively, both Summit and CFB, as bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations and certain other corporate transactions.

DISSENTERS' RIGHTS

    Under the COBCA, any shareholder of a corporation is entitled to receive payment of the fair value of such shareholder's shares of capital stock if such shareholder properly dissents from (i) any merger, share exchange or consummation of a sale or exchange of all or substantially all of the assets of the corporation not made in the regular course of business for which a vote of such shareholder is required, (ii) any corporate action that results in an amendment of the articles of incorporation, which materially and adversely affects rights with respect to a dissenter's shares because it alters or abolishes a preferential right of the shares, creates, alters or abolishes a right in respect of redemption, excludes or limits the right of the shares to be voted on any matter or to cumulate votes, or reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash, (iii) any other corporate action taken pursuant to a shareholder vote to the extent the bylaws or resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and to obtain payment for their shares. See the more detailed discussion of the procedures for asserting dissenters rights under "The Merger - Dissenters' Rights."

    Under Delaware law, a stockholder is generally entitled to receive payment of the appraised value of such stockholder's shares if the stockholder dissents from a merger or consolidation. However, appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 persons or (ii) shares of the corporation surviving a merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required by the terms of the merger to accept anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation which are also listed on the national securities exchange or held by more than 2,000 holders, or (c) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the CFB Certificate of Incorporation. Because shares of CFB Common Stock are traded in the Nasdaq National Market System, its stockholders are not, subject to the aforementioned exceptions, entitled to any rights of appraisal in connection with mergers or consolidations involving CFB.

CONFLICTS OF INTEREST

    Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall not be void or voidable solely for that reason, or solely because the director or officer was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or her vote was counted for such purpose, provided that the contract or transaction is (i) authorized in good faith by the board of directors, or (ii) ratified by the corporation's shareholders, or (iii) fair to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes the contract or transaction.

    In general, Colorado's conflicts of interest statute is the same as Delaware's statute, except that Colorado's conflict of interest statute does not cover transactions between the corporation and its officers.

DIVIDENDS AND DISTRIBUTIONS

    Distributions to shareholders of a Colorado corporation may not be made if any such distribution would render the corporation unable to meet its liabilities in the ordinary course of business or, if as a result of such distribution, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made.

    A Delaware corporation may make repurchases or redemptions that do not impair capital and may pay dividends out of any surplus account (generally the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if there exists no surplus, out of net profits of the current and preceding fiscal years (provided that certain provisions must be made for preferences of outstanding stock having a liquidation preference). To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and that liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

    Summit and CFB are also subject to the policies of federal regulatory authorities regarding payment of dividends, which generally limit dividends to operating earnings. See "Business of Summit - Supervision and Regulation."

ANTI-TAKEOVER PROVISIONS

    Pursuant to Delaware's Business Combinations Statute, if a person acquires 15% or more of the voting stock of a Delaware corporation, that person is designated an interested shareholder and the corporation may not engage in certain business combinations with such person for a period of three years. However, an otherwise prohibited business combination may be permitted if one of these conditions is met: (1) if prior to the date the person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (2) the tender offer or other transaction by which the person acquires 15% stock ownership is attractive enough that he is able to acquire ownership in the same transaction of at least 85% of the outstanding voting stock; or (3) the business combination is approved by the board and authorized at an annual or special meeting of shareholders by the affirmative vote of two-thirds of the outstanding voting shares held by uninterested shareholders. A business combination is defined to include any of the following: any merger or consolidation with the interested shareholder; any sale, transfer or other disposition of assets to the interested shareholder if the assets have a market value equal to or greater than 10% of the aggregate market value of all of the corporation's assets; any transfer of stock of the corporation to the interested shareholder, except for transfers in a conversion or exchange or a pro rata distribution; and any receipt by the interested shareholder of any loans, advances, guarantees, pledges or other financial benefits, except for a pro rata transfer.

    Colorado does not have a comparable statute.

    CFB is party to a shareholders' rights agreement which could in certain circumstances serve as a deterrent against a possible change of control not approved by CFB's Board of Directors. Under the agreement, upon the occurrence of certain events which result in a change of control as defined by the agreement, registered holders of shares of CFB Common Stock are entitled to purchase one-hundredth of a share of junior participating preferred stock of CFB at a stated price, or to purchase shares of common stock in the acquiring entity with a market value equal to two times the exercise price. The rights may be redeemed by CFB in certain circumstances and expire in 2005.

CHARTER AMENDMENTS

    Delaware law does not provide for shareholders, independently from the board, to propose amendments to the certificate of incorporation. Delaware law generally requires that, absent a greater requirement in the certificate or articles of incorporation, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, must vote in favor of the amendment.

    Under Colorado law, the holders of shares representing at least 10% of the votes entitled to be cast on the amendment may propose an amendment to the articles of incorporation. Colorado law, generally requires that the amendment be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights.

AMENDMENT OF BYLAWS

    Delaware law provides that the power to adopt, amend or repeal bylaws shall be in the shareholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, confer the power to adopt, amend, or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the shareholders, nor limit their power to adopt, amend or repeal bylaws.

    Generally, Colorado law provides that the board may amend or repeal the bylaws unless the articles reserve the power exclusively to the shareholders or the bylaw expressly provides that the board shall not amend or repeal that bylaw. A corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

                                    LEGAL MATTERS

    The validity of the CFB Common Stock to be issued to the shareholders of Summit in connection with the Merger will be passed upon for CFB by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota. Patrick Delaney, a partner of Lindquist & Vennum P.L.L.P., is a director of CFB and an owner of CFB Common Stock and options to purchase CFB Common Stock. Certain federal income tax consequences in connection with this Merger will be passed upon for CFB and Summit by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.

                                       EXPERTS

    The consolidated financial statements of CFB at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Proxy Statement-Prospectus which constitutes a proxy statement of Summit and a prospectus and registration statement of CFB have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which
(i) as to the years 1995 and 1994, are based in part on the reports of Arthur Andersen LLP, formerly independent auditors for Mountain Parks Financial Corp., and (ii) as to the year 1994, are based in part on the reports of Hacker, Nelson & Co., P.C. and Fortner, Bayens, Levkulich and Co., P.C., formerly independent auditors for Minowa Bancshares, Inc., and First Community Bankshares, Inc., respectively. As of the date of their reports and during the periods covered by the financial statements on which they reported, each of the foregoing accounting firms were independent certified public accountants with respect to CFB, Mountain Parks Financial Corp., Minowa Bancshares, Inc. and First Community Bankshares, Inc., as the case may be, within the meaning of the Securities Act and the applicable published rules and regulations thereunder. CFB has agreed to indemnify Hacker, Nelson & Co., P.C., its officers, directors and employees from any and all damages, fines, legal costs and expenses that may be incurred by the parties being indemnified in successfully defending their audit to any person, corporation or governmental entity relying upon the audit, provided that such indemnification will not apply to any claim, legal expense, or costs incurred if Hacker, Nelson & Co., P.C. has been found guilty of professional malpractice with respect to such audit. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


    The financial statements of KeyBank Wyoming as of and for the year ended December 31, 1996 appearing in CFB's Current Report on Form 8-K/A filed on September 22, 1997 with the Securities and Exchange Commission have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Summit as of December 31, 1996 and for the one-year period ended December 31, 1996 included herein have been included herein in reliance upon the report of Fortner, Bayens, Levkulich & Co., P.C., Certified Public Accountants, independent auditors, appearing elsewhere herein, and given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Summit as of December 31, 1995, and for each of the years in the two-year period ended December 31, 1995 included herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            INDEX TO FINANCIAL STATEMENTS

    The following financial statements of Summit are included in this Proxy Statement-Prospectus:

                                                                           Page
                                                                           ----

YEAR ENDED DECEMBER 31, 1996:

Independent Auditors' Report on the Consolidated Financial
Statements for the year ended December 31, 1996.  . . . . . . . . . . . .   F-3

Consolidated Balance Sheets at of December 31, 1996 . . . . . . . . . . .   F-4

Consolidated Statement of Income for the year ended
December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-6

Consolidated Statement of Shareholders' Equity for the year
ended December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . .   F-7

Consolidated Statement of Cash Flows for the year ended
December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-8

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . .   F-10


YEARS ENDED DECEMBER 31, 1995 and 1994:


Independent Auditors' Report on the Consolidated Financial
Statements as of December 31, 1995 and for the years ended
December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . .  F-30

Consolidated Statements of Condition as of December 31, 1995 . . . . . . .  F-31

Consolidated Statements of Income for the
years ended December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . .  F-33

Consolidated Statements of Stockholder's Equity for the years ended
December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . .  F-34

Consolidated Statements of Cash Flows for the years ended
December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . .  F-35

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . .  F-37


SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED):

Condensed Consolidated Statements of Condition as of June 30,
1997 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-48

Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . .  F-49

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . .  F-50

Notes to Condensed Financial Statements. . . . . . . . . . . . . . . . . .  F-51

                      CONSOLIDATED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                                December 31, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
First National Summit Bankshares, Inc.
Gunnison, Colorado

     We have audited the accompanying consolidated balance sheet of First National Summit Bankshares, Inc. as of December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First National Summit Bankshares, Inc. and subsidiary at December 31, 1996 and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


FORTNER, BAYENS, LEVKULICH & CO. P.C.






Denver, Colorado
March 7, 1997

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                December 31, 1996

          ASSETS

Cash and due from banks                                          $ 4,962,081

Federal funds sold                                                 6,500,000

Investment securities available for sale                          10,668,306

Investment securities held to maturity                             4,755,575

Loans, net of unearned loan fees                                  64,255,485
Less allowance for loan losses                                      (850,413)
                                                                 -----------
                                                                  63,405,072


Bank premises and equipment, net                                   3,420,511


Accrued interest receivable                                          745,687



Intangible assets, net of accumulated amortization
  of $260,714                                                        966,853



Cash surrender value of life insurance policies                    1,020,445



Other assets                                                         739,797
                                                                 -----------

                                                                 $97,184,327
                                                                 -----------
                                                                 -----------

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                December 31, 1996

         LIABILITIES AND
       STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Non-interest bearing                                         $24,853,916
    NOW                                                           14,569,638
    Savings                                                       11,940,047
    Money market                                                  14,150,243
    Other time under $100,000                                     13,883,573
    Other time over $100,000                                       6,277,650
                                                                 -----------
               Total deposits                                     85,675,067

Accrued interest payable                                             109,593
Federal Home Loan Bank borrowings                                  2,166,125
Notes payable                                                        847,584
Other liabilities                                                    602,435
                                                                 -----------
               Total liabilities                                  89,400,804

Commitments (notes G, K and L)

Stockholders' equity
  Preferred stock, no par value, authorized 100,000 shares;
    12,000 shares issued and outstanding, redemption price
    of $100 per share                                              1,200,000
  Common stock, $.0835 par value; 2,000,000 shares
    authorized; 949,708 shares issued and outstanding                 79,105
  Additional paid-in capital                                       4,155,343
  Retained earnings                                                2,354,919
  Net unrealized loss on securities available for sale,
    net of taxes                                                      (5,844)
                                                                 -----------
               Total stockholders' equity                          7,783,523
                                                                 -----------

                                                                 $97,184,327
                                                                 -----------
                                                                 -----------

The accompanying notes are an integral part of this statement.

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                          Year ended December 31, 1996

INTEREST INCOME
  Loans, including fees                                          $6,642,726
  Taxable investment securities                                     657,884
  Nontaxable investment securities                                  155,383
  Other interest                                                    232,408
                                                                 ----------
               Total interest income                              7,688,401

INTEREST EXPENSE
  Deposits                                                        2,704,110
  Other borrowings                                                   21,158
                                                                 ----------
               Total interest expense                             2,725,268
                                                                 ----------

NET INTEREST INCOME                                               4,963,133

Provision for loan losses                                           579,025
                                                                 ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                       4,384,108

OTHER INCOME
  Service charges on deposit accounts                               685,623
  Insurance income                                                  474,727
  Other income                                                      748,594
                                                                 ----------
               Total other income                                 1,908,944

OTHER EXPENSES
  Salaries and employee benefits                                  2,197,726
  Occupancy expenses of premises                                    311,175
  Furniture and equipment expense                                   456,298
  Other expenses                                                  1,947,553
                                                                 ----------
               Total other expenses                               4,912,752
                                                                 ----------

               Income before income taxes                         1,380,300

INCOME TAX EXPENSE                                                  517,022
                                                                 ----------

               NET INCOME                                        $  863,278
                                                                 ----------
                                                                 ----------

The accompanying notes are an integral part of this statement.

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                          Year ended December 31, 1996



                                                                                                            Unrealized
                                                                                                              loss on
                                                                                                            securities
                               Preferred stock             Common stock        Additional                    available
                             -------------------        -------------------      paid-in       Retained      for sale,
                             Shares       Amount       Shares      Amount        capital       earnings    net of taxes    Total
                             ------     ----------     ------      ------      ----------     ----------   ------------  ----------
BALANCE AT JANUARY 1, 1996   14,000     $1,400,000     980,172     $81,649     $4,510,751     $2,225,864     $(9,294)    $8,208,970

Cash dividend paid on
  preferred stock                -              -           -           -              -        (146,120)         -        (146,120)

Cash dividend paid on
   common stock                  -              -           -           -              -        (588,103)         -        (588,103)

Redemption of preferred
   stock                     (2,000)      (200,000)         -           -              -              -           -        (200,000)

Redemption of common stock       -              -      (30,464)     (2,544)      (355,408)                        -        (357,952)

Change in unrealized loss
   on available for sale
   securities                    -              -           -           -              -              -        3,450          3,450

Net income                       -              -           -           -              -         863,278          -         863,278
                             ------     ----------     -------     -------     ----------     ----------     -------     ----------

BALANCE AT DECEMBER 31,
   1996                      12,000     $1,200,000     949,708     $79,105     $4,155,343     $2,354,919     $(5,844)    $7,783,523
                             ------     ----------     -------     -------     ----------     ----------     -------     ----------
                             ------     ----------     -------     -------     ----------     ----------     -------     ----------

The accompanying notes are an integral part of this statement.

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                        $   863,278
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Provision for loan losses                                         579,025
      Depreciation and amortization                                     424,177
      Amortization of intangibles                                       129,314
      Amortization of investment premium, net of discount                45,653
      Deferred income tax benefit                                      (105,999)
      Stock dividend from Federal Home Loan Bank                        (21,800)
      Write down of investment securities                                91,445
      Increase in cash surrender value of insurance policies           (121,905)
  Changes in deferrals and accruals
      Interest receivable                                                95,313
      Interest payable                                                  (15,807)
      Other, net                                                       (772,548)
                                                                    -----------

          Net cash provided by operating activities                   1,190,146

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in federal funds sold                                 (3,250,000)
  Purchase of investment securities available for sale               (3,540,769)
  Purchase of investment securities held to maturity                 (1,434,431)
  Proceeds from maturities of investment securities
    available for sale                                                2,796,759
  Proceeds from maturities of investment securities
    held to maturity                                                    565,000
  Net change in loans                                                 3,248,103
  Expenditures for bank premises and equipment                       (1,012,888)
  Additional investment in insurance policies                          (300,640)
                                                                    -----------

          Net cash used in investing activities                      (2,928,866)

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                          Year ended December 31, 1996



CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                          $   367,367
  Advances from Federal Home Loan Bank                                2,000,000
  Other borrowings                                                      719,773
  Payments on notes payable                                             (62,564)
  Dividends paid                                                       (734,223)
  Redemption of stock                                                  (557,952)
                                                                    -----------

          Net cash provided by financing activities                   1,732,401
                                                                    -----------

NET DECREASE IN CASH AND DUE FROM BANKS                                  (6,319)

CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                          4,968,400
                                                                    -----------

CASH AND DUE FROM BANKS AT END OF YEAR                              $ 4,962,081
                                                                    -----------
                                                                    -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest expense                                                $ 2,741,075
    Income taxes                                                        802,000

The accompanying notes are an integral part of this statement.

                     FIRST NATIONAL SUMMIT BANKSHARES, INC.

                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

                                December 31, 1996


NOTE A - SUMMARY OF ACCOUNTING POLICIES

 NATURE OF OPERATIONS

   First National Summit Bankshares, Inc. (the Company) was incorporated for the purposes of owning shares of and acting as parent holding company for First National Summit Bank (the Bank). The Bank provides a full range of banking and mortgage services to individual and corporate customers principally in the Gunnison and Mesa County areas. A majority of the Bank's loans are related to real estate and commercial activities. Borrowers' abilities to honor their loans are dependent upon the continued economic viability of the area. The Bank is subject to competition from other financial institutions for loans and deposit accounts. The Bank is also subject to regulation by certain governmental agencies and undergoes periodic examinations by those regulatory agencies.

 BASIS OF FINANCIAL STATEMENT PRESENTATION

   The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

   Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers' operations and the liquidation of loan collateral.

   Management believes that the allowance for loan losses is adequate. While management uses available information to recognize loan losses, changes in economic conditions may necessitate revisions in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination.

 PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of First National Summit Bank. All material intercompany transactions have been eliminated.

 INVESTMENT SECURITIES

   Management determines the classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

   Debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of retained earnings in shareholders' equity.

   The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Such amortization and accretion is included as an adjustment to interest income from investments. Realized gains and losses and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

 LOANS

   Loans are reported at the principal amount outstanding, net of loan fees and the allowance for credit losses. Interest on loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

   Loan fees which represent an adjustment to interest yield are deferred and amortized over the estimated life of the loan. Most of the loans originated by the Company are short-term.

   Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgement of management, the loans are estimated to be fully collectible as to both principal and interest.

   Renegotiated loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

 ALLOWANCE FOR LOAN LOSSES

   The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely or, with respect to consumer installment loans, according to an established delinquency schedule. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans, leases and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans, leases and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, leases and commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay.

   Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

 BANK PREMISES, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

   Bank premises, leasehold improvements and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line method.

 COST IN EXCESS OF NET ASSETS ACQUIRED

   Cost in excess of net assets acquired of First National Bankshares of Gunnison, Inc. and MJ Verzuh Insurance Agency is amortized on the straight-line method over 15 years.

 INCOME TAXES

   Under the liability method of accounting for income taxes, current or deferred income tax liability or asset is recognized, subject to certain limitations, for the current or deferred tax consequences of all events that have been recognized in the financial statements. The deferred income tax asset or liability is measured by the provisions of enacted tax laws.

STATEMENT OF CASH FLOWS

   For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as those amounts included in the balance sheet caption "Cash and Due from Banks".

NOTE B - INVESTMENT SECURITIES

 At December 31, 1996 the Company had securities with the following amortized cost and estimated fair market values:


                                                   Gross      Gross   Estimated
                                      Amortized Unrealized Unrealized   Market
                                        Cost       Gains     Losses     Value
                                     ---------- ---------- ---------- ----------
SECURITIES AVAILABLE FOR SALE
 U.S. Treasury securities            $ 2,563,350  $ 21,599  $ 3,449  $ 2,581,500
 Obligations of state and political
  subdivisions                         7,532,833    19,200   46,627    7,505,406
 Equity securities                       581,400        -        -       581,400
                                     -----------  --------  -------  -----------

                                     $10,677,583  $ 40,799  $50,076  $10,668,306
                                     -----------  --------  -------  -----------
                                     -----------  --------  -------  -----------

SECURITIES HELD TO MATURITY
 U.S. Treasury securities            $ 1,994,823  $  2,391  $   914  $ 1,996,300
 Obligations of state and political
  subdivisions                         2,760,752   116,371    6,722    2,870,401
                                     -----------  --------  -------  -----------

                                     $ 4,755,575  $118,762  $ 7,636  $ 4,866,701
                                     -----------  --------  -------  -----------
                                     -----------  --------  -------  -----------

Included in the amortized cost of securities held to maturity is a valuation reserve of approximately $116,000 related to two obligations of state and political subdivisions currently in default. This valuation reserve brings the amortized cost on these securities to the estimated market value.

The amortized cost and estimated market value of debt securities at December 31, 1996 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                 Held to Maturity        Available for Sale
                               ----------------------  -------------------------
                                            Estimated
                                Amortized    Market      Amortized     Market
                                  Cost        Value        Cost         Value
                               ----------  ----------  ------------  -----------

Due in one year or less        $1,358,891  $1,364,084  $  2,824,926  $ 2,830,400
Due after one year through
 five years                     2,008,751   2,019,671     4,721,535    4,737,610
Due after five years through
 ten years                        886,778     945,886       500,000      489,650
Due after ten years               501,155     537,060     1,538,601    1,521,511
Collateralized mortgage
 obligations                            -           -       511,121      507,735
                               ----------  ----------  ------------  -----------

                               $4,755,575  $4,866,701   $10,096,183  $10,086,906
                               ----------  ----------  ------------  -----------
                               ----------  ----------  ------------  -----------

Securities included in the accompanying balance sheet at December 31, 1996 with an amortized cost of $11,326,634 are pledged as collateral for public deposits and for other purposes as required or permitted by law.

There were no sales of investment securities in 1996.

NOTE C - LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

 Loans at December 31, 1996  consisted of the following:

   Construction                                              $ 3,525,588
   Commercial                                                 44,259,338
   Installment                                                13,025,167
   Other                                                       3,469,425
   Loans held for sale                                            79,950
                                                             -----------
                                                              64,359,468

   Less unearned loan fees                                      (103,983)
                                                             -----------

                                                             $64,255,485
                                                             -----------
                                                             -----------

Transactions in the allowance for possible loan losses at December 31, 1996 are as follows:

 Balance at beginning of year                                   $590,883
 Provision for loan losses                                       579,025
 Recoveries                                                       54,373
 Loans charged off                                              (373,868)
                                                                --------
 Balance at end of year                                         $850,413
                                                                --------
                                                                --------

The outstanding principal balance of loans having payments delinquent more than sixty days at December 31, 1996 amounted to $3,356,714

 Loans on which the accrual of interest has been discontinued or reduced amounted to $1,927,717 at December 31, 1996.

 The recorded investment in impaired loans was $1,805,204 at December 31, 1996. Included in the impaired loan total was $741,249 of impaired loans for which the specific allowance for possible loan losses was $225,000. The remaining amounts of impaired loans did not require a specific allowance for possible loan losses due to the net realizable value of loan collateral, guarantees and other factors.

 No loans were transferred to foreclosed real estate in 1996.

 The Company is not committed to lend funds to debtors whose loans have been modified.

NOTE D - BANK PREMISES, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

 At December 31, 1996 leasehold improvements and equipment, less accumulated depreciation and amortization, consisted of the following:

                                                       Accumulated
                                                      depreciation
                                                           and           Net
                                          Cost        amortization      amount
                                       ----------     ------------   ----------

 Bank premises                         $2,049,411     $   244,383    $1,805,028
 Leasehold improvements                    76,713          61,297        15,416
 Equipment                              1,977,889         798,695     1,179,194
 Land                                     264,952              -        264,952
 Construction in progress                 155,921              -        155,921
                                       ----------      ----------    ----------

                                       $4,524,886      $1,104,375    $3,420,511
                                       ----------      ----------    ----------
                                       ----------      ----------    ----------

NOTE E - FEDERAL HOME LOAN BANK BORROWINGS

 As of December 31, 1996, the Company had $2,166,125 in Federal Home Loan Bank borrowings. The advances outstanding at December 31, 1996 are as follows:

                                              Interest
                      Amount                    Rate
                    ----------                ---------
                    $2,000,000                     5.55%
                       166,125                     6.52
                    ----------

                    $2,166,125
                    ----------
                    ----------


 The Company has a blanket pledge agreement with the FHLB of Topeka collateralizing the above advances.

 Maturities of the aforementioned borrowings are as follows:

                    1997                     $2,006,616
                    1998                          7,237
                    1999                          7,916
                    2000                          8,658
                    2001 and thereafter         135,698
                                             ----------

                                             $2,166,125
                                             ----------
                                             ----------

 The $2,000,000 note was paid upon maturity on February 14, 1997. The Company simultaneously borrowed $2,000,000 under a similar note, due March 14, 1997.

NOTE F - NOTES PAYABLE

 Notes payable at December 31, 1996 are as follows:

   Note payable to a financial institution at the prime rate
   (8.25% at December 31, 1996), due February 27, 1997;
   collateralized by 214 shares of Company's subsidiary
   bank (the note was renewed for an additional six months)            $450,000

   Note payable in connection with the acquisition of insurance agency assets, payable in installments including interest at
   8% through 2002, supported by a letter of credit which is
   collateralized by shares of the subsidiary bank's common stock       397,584
                                                                        -------

                                                                       $847,584
                                                                        -------
                                                                        -------


 Estimated annual principal reductions are as follows:

            1997                              $510,701
            1998                                65,739
            1999                                71,195
            2000                                77,104
            2001 and thereafter                122,845
                                               -------

                                              $847,584
                                               -------
                                               -------

NOTE G - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

 The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and stand-by letters of credit.

NOTE G - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
           (CONTINUED)

 Those instruments involve, to a varying degree, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

 The Company also has an open-ended note payable to the Federal Reserve Bank of Kansas City, collateralized by pledged securities.

 The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and stand-by letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

 Financial instruments whose contract amounts
   represent credit risk
    Commitments to extend credit                       $10,951,000
    Stand-by letters of credit                             141,000

 Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon or be participated to other financial institutions, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis.

 The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

NOTE G - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
           (CONTINUED)

 Stand-by letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE H - COMMITMENTS

 OPERATING LEASES

   The Company leases its detached facilities and its branch facilities from third parties. The leases expire at various dates through 2001.

   Approximate future minimum rentals under these leases are as follows:

          Year ended
         December 31,
         ------------

            1997                              $ 49,000
            1998                                44,000
            1999                                44,000
            2000                                44,000
            2001                                11,000
                                              --------
                                              $192,000
                                               -------
                                               -------

 Rental expense for the years ended December 31, 1996 was $19,318.

NOTE I - INCOME TAXES

 Following is an analysis of income taxes included in the statement of income:

     Current tax expense                                 $623,021
     Deferred tax expense (benefit)                      (105,999)
                                                          -------
                                                         $517,022
                                                          -------
                                                          -------

 Deferred tax assets and liabilities are recorded based on the differences between financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Temporary differences result principally from differences in the allowance for loan losses, loan fees, and depreciation.

 Timing differences in the recognition of revenue and expense for tax and financial reporting purposes resulted in deferred tax assets as follows:

 Deferred tax assets
  Provision for loan losses                              $232,201
  Recognition of loan fees                                 50,695
  Noncompete agreements                                    36,994
  Accrued employee benefits                                65,654
  Valuation reserve for securities                         34,109
                                                         --------

     Total deferred tax assets                            419,653

 Deferred tax liabilities
  Depreciation                                            205,150
  Federal Home Loan Bank stock dividend                     8,057
  Cash to accrual conversion                               40,150
  Other                                                     6,464
                                                         --------

     Total deferred tax liabilities                       259,821
                                                         --------

     Net deferred tax asset                              $159,832
                                                         --------
                                                         --------

 The effective income tax rate varies from the statutory federal rate because of several factors, the most significant being nontaxable interest income earned on obligations of state and municipalities. The following table reconciles the Company's effective tax rate to the statutory federal rate.

                                                      Amount        Percent
                                                      ------        -------
 Tax expense at statutory rate                        $469,302         34.0%
 Increase (decrease) in taxes due to:
  Tax exempt municipal interest                        (47,730)        (3.5)
  State tax                                             34,891          2.5
  Amortization of intangibles                           18,424          1.3
  Other                                                 42,135          3.2
                                                       -------         ----

          Total provision for income taxes            $517,022         37.5%
                                                       -------         ----
                                                       -------         ----

NOTE J- RELATED PARTIES

 In the ordinary course of business, the Company makes various direct and indirect loans to officers, directors and employees of the Company and the Bank. Such loans to officers and directors and their related interests totaled $609,562 at December 31, 1996.

 A company controlled by a major shareholder acted as agent for, and received fees from, the insurance companies underwriting the life insurance policies referred to in note K. In addition, the Bank's ESI, DDI and KSOP plans (note
 K) are being administered by an affiliate of this company.

NOTE K- EMPLOYEE BENEFITS

 EMPLOYEE STOCK OWNERSHIP PLAN

   The Company has an employee stock ownership plan, with code section 401(k) provisions (the KSOP), covering substantially all of its employees. The Company contributes up to 2% of each employee's salary. Additional contributions to the KSOP by the Company are discretionary and are determined on an annual basis by the Company's Board of Directors. The KSOP has no debt outstanding at December 31, 1996. Contributions to the KSOP amounted to $30,050 for the year ended December 31, 1996.

 DIRECTORS DEFERRED INCOME PLAN AND EXECUTIVE SUPPLEMENTAL INCOME PLAN

   The Director's Deferred Income Plan (DDI) is a deferred compensation plan, which permits eligible directors to defer a portion of their directors' fees. The deferred compensation is distributable in cash after retirement. During 1996, directors compensation deferred under the DDI plan was $17,120. The Executive Supplemental Income Plan (ESI) is a benefit plan which permits eligible officers to obtain certain benefits, as defined in the Plan, upon retirement from the Company or upon death. Benefits accrued under the ESI plan vest at 10% per year for every year of service with the Company. During 1996, the accrual for benefits earned under the ESI plan was $5,185.

   The total obligation for benefits earned under the DDI and ESI plans was $89,587 at December 31, 1996, and is included in other liabilities in the accompanying financial statements. During 1994, the Company insured the lives of certain officers and directors, who participate in the DDI and ESI plans, to assist in the funding of the obligations under the plans. The Company is the owner and beneficiary of these insurance policies which have a cash surrender value of $1,020,445 at December 31, 1996.

NOTE L - STOCKHOLDERS' EQUITY

 PREFERRED STOCK

   The rights and privileges of the preferred stock, established by the Board of Directors are as follows:

   - DIVIDENDS - Preferred stock has an annual dividend rate of prime rate (8.25% at December 31, 1996) plus 1.5%. This rate will be increased by 1% in the event of a failure to pay the annual cumulative dividends. Dividends are cumulative, accruing and payable annually on April 12. Unpaid dividends shall accumulate and be paid at a rate per share of prime plus 2.5%, not to exceed 12%. Dividends on commons stock may not be declared or paid until preferred dividends have been paid or funds set aside for their payment.

   -  VOTING - Shares of preferred stock are non-voting.

   - LIQUIDATION RIGHTS - In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, preferred stock is to be redeemed at the original issuance price of $100.00 per share, plus any accrued but unpaid dividends.

   - REDEMPTION - The preferred stock is redeemable, at the option of the Company, subject to regulatory approval, at a redemption price of $100 per share plus accrued dividends. In addition, within 90 days after the death of a holder of preferred stock, the Company will redeem the stock, subject to certain limitations, at a redemption price of $100 per share.

   - RESTRICTIVE COVENANTS - Certain regulatory restrictions have been placed on the Company's preferred stock, primarily the redemption of shares and payment of dividends. These events cannot occur, without prior regulatory approval, unless certain operating and capital ratios are maintained.

 REDEMPTION OF SHARES

   In February 1996, the Company entered into agreements to purchase common stock of two former board members. The Company obtained a loan from Bankers' Bank of the West in the amount of $350,000 to fund the total redemption of $357,952. The loan accrues interest at the prime rate which is payable quarterly with the principal balance to be paid in full on February 27, 1997. The loan is secured by Bank common stock.

   In June 1996, the Company purchased 2,000 shares of preferred stock from an individual.

 STOCK OPTIONS

   In April 1995, the Company's Board of Directors approved a stock option plan for the Company that provides for options to issue up to 12,000 shares. Options under the Plan will be granted at prices not less than the fair market value of the Company's stock at the date of grant. As of December 31, 1996, no options had been granted under the Plan.

 DIVIDENDS

   The approval of the Office of the Comptroller of the Currency is required for the Company's subsidiary Bank to pay dividends in any calendar year which exceed the Bank's net profit for that year combined with its retained profits for the preceding two years.

NOTE M - REGULATORY MATTERS

 The Company's subsidiary Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

 Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

 As of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table.

There are no conditions or events since that notification that management believes have changed the institution's category.


                                                                                                  To be well
                                                                                               capitalized under
                                                                 For capital                   prompt corrective
                                         Actual               adequacy purposes                action provisions
                                  --------------------    -------------------------         -----------------------
                                   Amount       Ratio      Amount            Ratio           Amount          Ratio
                                  ---------    -------    ---------         -------         ----------      -------
AS OF DECEMBER 31, 1996
 Total capital
  (to risk weighted assets)       $7,920,654     11.8%    $5,362,631    GREATER THAN 8.0%   $6,703,290   GREATER THAN 10.0%
 Tier 1 capital
  (to risk weighted assets)        7,070,241     10.5      2,681,316    GREATER THAN 4.0     4,021,974   GREATER THAN 6.0
 Tier 1 capital
  (to average assets)              7,070,241      7.7      3,653,871    GREATER THAN 4.0     4,567,339   GREATER THAN 5.0


On January 9, 1997, the Bank entered into a memorandum of understanding (MOU) with the Office of the Comptroller of the Currency (OCC). The MOU requires, among other things, that the Bank develop an effective written program to improve its loan administration.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
First National Summit Bankshares, Inc.:


We have audited the accompanying consolidated statement of condition of First National Summit Bankshares, Inc. and subsidiary as of December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of First National Summit Bankshares, Inc. and subsidiary at December 31, 1995 and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Denver, Colorado

April 20, 1996

FIRST NATIONAL SUMMIT BANKSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CONDITION
DECEMBER 31, 1995
--------------------------------------------------------------------------------

ASSETS                                            1995

CASH AND DUE FROM BANKS                       $ 4,968,400

FEDERAL FUNDS SOLD                              3,250,000

INVESTMENT SECURITIES AVAILABLE FOR SALE
  (Note 3)                                      9,927,100

INVESTMENT SECURITIES HELD TO MATURITY          3,991,700

LOANS (Note 4)                                 67,824,600
  Less allowance for loan losses                  592,400
                                              -----------
    Net loans                                  67,232,200

BANK PREMISES AND EQUIPMENT, net (Note 5)       2,831,800

ACCRUED INTEREST RECEIVABLE                       841,000

INTANGIBLE ASSETS, net of accumulated
  amortization of $131,400                        978,900

CASH SURRENDER VALUE OF LIFE INSURANCE
  POLICIES                                        597,900

OTHER ASSETS                                      289,300



                                              -----------
TOTAL                                         $94,908,300
                                              -----------
                                              -----------

See notes to consolidated financial statements.

--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                  1995


DEPOSITS (Notes 3 and 6):
  Demand                                          $20,246,500
  NOW                                              14,613,400
  Savings                                          12,316,400
  Money market                                     17,751,700
  Time                                             20,379,700
                                                  -----------
      Total deposits                               85,307,700
                                                  -----------

ACCRUED INTEREST PAYABLE                              125,400

BORROWED FUNDS (Note 8)                               626,300

OTHER LIABILITIES                                     655,500
                                                  -----------

      Total liabilities                            86,714,900

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS' EQUITY (Notes 11 and 12):
  Preferred stock, no par value, authorized
    100,000 shares; 14,000 shares
    issued and outstanding, redemption
    price of $100 per share                         1,400,000
  Common stock, $.0835 par value; 2,000,000
    shares authorized; 980,188
    shares issued and outstanding                      81,700
  Additional paid-in capital                        4,510,700
  Retained earnings                                 2,210,300
  Net unrealized depreciation on available
    for sale securities, net of taxes of
    $5,400                                             (9,300)
                                                  -----------
      Total stockholders' equity                    8,193,400
                                                  -----------

TOTAL                                             $94,908,300
                                                  -----------
                                                  -----------

FIRST NATIONAL SUMMIT BANKSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                      1995            1994
INTEREST INCOME:
  Interest and fees on loans                       $6,724,600      $5,463,300
  Interest on investment securities:
    U.S. Government agencies and corporations
      and mortgage-backed securities                  370,500         270,200
    U.S. Treasury obligations                         307,200         262,800
    Obligations of state and political
      subdivisions                                    141,700         145,200
    Mortgage-backed securities                         34,500          25,800
  Interest on federal funds sold and other            143,900         107,900
                                                   ----------      ----------

       Total interest income                        7,722,400       6,275,200

INTEREST EXPENSE:
  Deposits:
    NOW                                               442,600         356,600
    Savings                                           541,000         417,600
    Money Market                                      591,100         472,900
    Time (Note 6)                                     907,600         544,000
    Other                                             114,800           8,100
                                                   ----------      ----------

        Total interest expense                      2,597,100       1,799,200
                                                   ----------      ----------

NET INTEREST INCOME BEFORE PROVISION FOR
  LOAN LOSSES                                       5,125,300       4,476,000
PROVISION FOR LOAN LOSSES (Note 4)                    147,000          30,000
                                                   ----------      ----------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                       4,978,300       4,446,000

OTHER INCOME:
  Service charges                                     704,500         572,400
  Insurance commissions                               275,200
  Other                                               381,600         310,800
                                                   ----------      ----------

       Total non-interest income                    1,361,300         883,200

OTHER EXPENSE:
  Salaries and employee benefits (Note 13)          1,975,600       1,537,200
  Net occupancy, depreciation and maintenance         540,600         326,400
  Other (Note 14)                                   1,565,600       1,886,900
                                                   ----------      ----------

       Total non-interest expense                   4,081,800       3,750,500
                                                   ----------      ----------

INCOME BEFORE INCOME TAXES                          2,257,800       1,578,700

INCOME TAX EXPENSE (Note 9)                           855,700         580,200
                                                   ----------      ----------

NET INCOME                                         $1,402,100      $  998,500
                                                   ----------      ----------
                                                   ----------      ----------

See notes to consolidated financial statements.

FIRST NATIONAL SUMMIT BANKSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------






                                                                            PREFERRED STOCK                COMMON STOCK
                                                                         SHARES         AMOUNT         SHARES         AMOUNT
BALANCE, JANUARY 1, 1994                                                                              600,000        $50,000

Net income

Issuance of common stock  for cash (Note 1)                                                           212,724         17,700

Issuance of stock in connection with acquisition (Note 1)                17,000     $1,700,000        237,276         19,800

Purchase of common stock                                                                              (29,600)        (2,500)

Dividends paid

Net change in unrealized depreciation on available-for-sale securities, net of taxes of $14,400

                                                                     ----------     ----------     ----------     ----------
BALANCE, DECEMBER 31, 1994                                               17,000      1,700,000      1,020,400         85,000

Net income

Issuance of common stock                                                                               41,964          3,500

Purchase of common stock                                                                              (82,176)        (6,800)

Redemption of preferred stock                                            (3,000)      (300,000)

Dividends paid on preferred stock

Net change in unrealized appreciation on available-for-sale securities, net of taxes

                                                                     ----------     ----------     ----------     ----------
BALANCE, DECEMBER 31, 1995                                               14,000     $1,400,000        980,188        $81,700
                                                                     ----------     ----------     ----------     ----------
                                                                     ----------     ----------     ----------     ----------


See notes to consolidated financial statements.



                                                                                               NET UNREALIZED
                                                                                                DEPRECIATION
                                                                    ADDITIONAL                  ON AVAILABLE-
                                                                      PAID-IN       RETAINED      FOR-SALE
                                                                      CAPITAL       EARNINGS     SECURITIES         TOTAL
BALANCE, JANUARY 1, 1994                                             $1,994,200     $  281,500                    $2,325,700

Net income                                                                             998,500                       998,500

Issuance of common stock  for cash (Note 1)                           1,467,300                                    1,485,000

Issuance of stock in connection with acquisition (Note 1)             1,720,200                                    3,440,000

Purchase of common stock                                               (272,200)                                    (274,700)

Dividends paid                                                                        (312,500)                     (312,500)

Net change in unrealized depreciation on available-for-sale
  securities, net of taxes of $14,400                                                                $(24,500)       (24,500)

                                                                     ----------     ----------     ----------     ----------
BALANCE, DECEMBER 31, 1994                                            4,909,500        967,500        (24,500)     7,637,500

Net income                                                                           1,402,100                     1,402,100

Issuance of common stock                                                416,100                                      419,600

Purchase of common stock                                               (814,900)                                    (821,700)


Redemption of preferred stock                                                                                       (300,000)

Dividends paid on preferred stock                                                     (159,300)                     (159,300)

Net change in unrealized appreciation on available-for-sale
  securities, net of taxes                                                                             15,200         15,200

                                                                     ----------     ----------     ----------     ----------
BALANCE, DECEMBER 31, 1995                                           $4,510,700     $2,210,300       $ (9,300)    $8,193,400
                                                                     ----------     ----------     ----------     ----------
                                                                     ----------     ----------     ----------     ----------


See notes to consolidated financial statements.

FIRST NATIONAL SUMMIT BANKSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------


                                                   1995               1994
OPERATING ACTIVITIES:
  Net income                                   $1,402,100           $998,500
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Amortization, net of accretion, on
      investment securities                        49,100             73,100
    Provision for loan losses                     147,000             30,000
    Gain on sale of other real estate owned,
      net of losses                                                  (52,800)
    Gain on sale of assets                         (3,200)
    Recovery on investment security                                  (75,000)
    Depreciation                                  316,600            171,300
    Amortization of intangible assets              48,600             16,700
    Proceeds from sales of loans                2,063,500          7,322,500
    Origination of loans for sale              (1,911,600)        (6,962,700)
    Loan origination fees received                168,600            255,100
    Accretion of deferred loan fees              (185,600)           (59,600)
    Changes, net of effect of acquisitions,
      in:  Accrued interest receivable            (91,900)            (8,600)
      Other assets                                112,000             43,300
      Accrued interest payable                      9,200           (291,100)
      Other liabilities                          (145,300)           206,000
                                              -----------        -----------

        Net cash provided by operating
          activities                            1,979,100          1,666,700
                                              -----------        -----------

INVESTING ACTIVITIES:
  Net (increase) decrease in federal
    funds sold                                 (1,050,000)         8,790,000
  Proceeds from maturities and
    redemptions of investment securities
    held-to-maturity                            4,731,900          4,537,800
  Proceeds from sales of investment
    securities available-for-sale                                    495,000
  Proceeds from redemptions of investment
    securities available-for-sale               2,100,000            117,900
  Purchase of investment securities
    held-to-maturity                           (1,105,900)        (3,547,200)
  Purchase of investment securities
    available-for-sale                         (2,459,800)
  Net increase in loans                          (935,700)       (13,762,900)
  Purchase of bank premises and equipment        (576,800)          (739,500)
  Proceeds from sale of other real estate
    owned                                                            699,000
  Acquisitions, net cash received (paid)         (150,000)         2,989,400
  Premiums paid for life insurance policies      (299,000)          (298,900)
                                              -----------        -----------

        Net cash provided by (used in)
          investing activities                    254,700           (719,400)
                                              -----------        -----------

                                                               (Continued)

FIRST NATIONAL SUMMIT BANKSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------


                                                  1995                1994
FINANCING ACTIVITIES:
  Net decrease in deposits                    $  (574,100)       $  (342,800)
  Advances from Federal Home Loan Bank            175,000
  Repayment of advances and note payable          (33,800)
  Issuance of common stock                        419,600          1,485,000
  Purchase of common stock                       (821,700)          (274,700)
  Redemption of preferred stock                  (300,000)
  Dividends paid on preferred stock              (159,300)          (312,500)
                                             ------------        -----------

        Net cash provided by (used in)
          financing activities                 (1,294,300)           555,000
                                             ------------        -----------

NET INCREASE IN CASH AND DUE FROM BANKS           939,500          1,502,300

CASH AND DUE FROM BANKS, BEGINNING OF YEAR      4,028,900          2,526,600
                                             ------------        -----------

CASH AND DUE FROM BANKS, END OF YEAR         $  4,968,400        $ 4,028,900
                                             ------------        -----------
                                             ------------        -----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the year for:

    Interest                                 $  2,587,900        $ 2,090,400
                                             ------------        -----------
                                             ------------        -----------

    Income taxes                             $    887,000        $   836,600
                                             ------------        -----------
                                             ------------        -----------

See notes to consolidated financial statements.                (Concluded)

FIRST NATIONAL SUMMIT BANKSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------



1.  ORGANIZATION AND ACQUISITIONS


    First National Summit Bankshares, Inc. (the Company) is a one-bank holding company which was formed on July 8, 1993. Initially named the Crested Butte State Holding Company, the name was changed to First National Summit Bankshares, Inc. on August 1, 1994.

    Through April 12, 1994, the Company's sole investment was in its wholly-owned subsidiary, the Crested Butte State Bank (CBSB). On April 12, 1994, CBSB acquired all of the common stock of First National Bankshares of Gunnison, Inc. (FNBHC), which owned 100% of the common stock of the First National Bank of Gunnison (FNB), for a total purchase price, including acquisition costs and a subsequent purchase price adjustment, of $5,116,300.

    In accordance with the purchase agreement, the Company issued 212,724 shares of common stock to its existing shareholders for $1,485,000. The cash received from the stock issuance was paid to the FNBHC shareholders. In addition, the Company issued 237,276 shares of its common stock valued at $1,740,000 and 17,000 shares of preferred stock valued at $1,700,000. Pursuant to the terms of the purchase agreement, the former shareholders of FNBHC may earn additional purchase price consideration in cash should certain events occur. Such additional consideration, if any, will be accounted for as goodwill. This acquisition was accounted for under the purchase method of accounting and, accordingly, the operating results of FNBHC are included in the accompanying statement of income since the date of acquisition. Subsequent to the purchase, FNBHC and FNB were merged into CBSB. In conjunction with the Company's name change, CBSB changed its name to First National Summit Bank (the Bank).

    The assets acquired and liabilities assumed are as follows:

Estimated fair value of assets acquired:
    Cash and due from banks                   $ 4,665,700
    Federal funds sold                          7,390,000
    Loans, net                                 29,727,600
    Investment securities                      14,690,800
    Accrued interest                              497,500
    Bank premises and equipment, net              998,000
    Other assets                                  737,700
                                            -------------
                                                               $58,707,300
Less estimated fair value of liabilities
  assumed:
    Deposits                                   53,136,000
    Other liabilities                             817,200
                                            -------------
                                                                53,953,200
                                                               -------------
  Net assets acquired at estimated fair
    value                                                        4,754,100
                                                               -------------

Cash paid (including acquisition costs)                          1,676,300
Common and preferred stock issued                                3,440,000
                                                               -------------
  Total purchase price                                           5,116,300
                                                               -------------

Excess of cost over fair value of assets
  acquired                                                     $   362,200
                                                               -------------
                                                               -------------

    In May, 1995, the Bank acquired the assets of the MJ Verzuh Insurance Agency located in Gunnison, Colorado. Total consideration for the assets acquired was $635,000, including cash of $150,000 and a promissory note of $485,000 (see Note 8). The acquisition was accounted for under the purchase method of accounting and accordingly, the operating results related to the assets acquired are included in the accompanying statement of income since the date of acquisition.

2.  SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting practices of the Company and the Bank conform to generally accepted accounting principles and prevailing practices within the banking industry. A summary of the more significant accounting and reporting policies follows.

    BASIS OF PRESENTATION - The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated. Certain reclassifications have been made in the 1994 financial statements to conform with the 1995 presentation.

    CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company has defined cash and cash equivalents as those amounts under the statement of condition caption "Cash and due from banks."
    INVESTMENT SECURITIES - The Company classifies its investment securities as held-to-maturity, available-for-sale or trading according to management's intent. As of December 31, 1995, the Company had no trading securities.

    a. INVESTMENT SECURITIES HELD TO MATURITY - Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts. These securities may be sold as a result of changes in the securities' credit risk.

    b. INVESTMENT SECURITIES AVAILABLE FOR SALE - Available-for-sale securities consist of securities not classified as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized.

    Premiums and discounts on investment securities are recognized in interest income using a method which approximates the interest method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. Gains and losses on the sale of securities are computed using the specific identification method.

    INTEREST ON LOANS - Interest is accrued daily on the principal balance outstanding. The accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal and interest. When a loan is designated as non-accrual, the current period's accrued interest receivable is charged against current earnings while any portion applicable to prior periods are charged against the allowance for loan losses. Interest payments received on non-accrual loans are generally applied to the principal balance of the loan. Management may elect to continue the accrual of interest when the loan is in the process of collection and the realizable value of collateral is sufficient to cover the principal balance and accrued interest.

    Loan fees received from originating loans are deferred and amortized over the contractual life of the related loans.
    ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established through a provision for loan losses charged to operations. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged-off are added to the allowance.

    In 1995 the Company adopted Statement of Financial Accounting Standards
    (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." In accordance with these standards, a loan is considered to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. As the Bank was already providing for impairment of loans in a manner consistent with SFAS No. 114 and No. 118, the implementation of these statements had no material effect on the Company's financial statement.

    BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost, or their estimated value at the date of acquisition, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the respective assets.

    INTANGIBLE ASSETS - The excess of the cost over the fair value of all identifiable net assets acquired in the acquisition of First National Bankshares of Gunnison, Inc. and MJ Verzuh Insurance Agency (see Note 1) (commonly called goodwill) is being amortized on a straight-line basis over a period of fifteen years. Intangible assets also include the value of a non-compete agreement which is amortized over two years.

    OTHER REAL ESTATE OWNED - Real estate acquired through foreclosure or through deed in lieu of foreclosure is held for resale and is recorded at the lower of cost or fair value, net of selling costs, when the Bank takes title to the assets. Losses arising from the acquisition of property through foreclosure are charged to the allowance for loan losses at the time of foreclosure. Subsequent declines in value are charged against operations and are based on independent appraisals and/or management's evaluations of other real estate owned considering current economic conditions. As of December 31, 1995, the Company had no other real estate owned.

    INCOME TAXES - A deferred income tax liability or asset is recognized for temporary differences which exist in the recognition of certain income and expense items for financial statement reporting purposes in periods different than for tax reporting purposes. The provision for income taxes is based on the amount of current and deferred income taxes payable or refundable at the date of the financial statements as measured by the provisions of current tax laws.

3.  INVESTMENT SECURITIES

    The Company adopted SFAS 115 "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," which addresses the accounting and reporting for investment securities in the Company's investment portfolio during the first quarter of 1994. Upon adoption, CBSB had no investment securities available-for-sale; and accordingly, there was no impact from the adoption of SFAS 115. In conjunction with the acquisition of FNB (see Note 1), the Company acquired investment securities available-for-sale of $1,334,900.

    In December 1995, the Bank reassessed the classification of its investment portfolio, in accordance with guidance issued by the Financial Accounting Standards Board, and reclassified securities with a total carrying value of $8,864,200 from held to maturity to available for sale as of December 31, 1995. In connection with this reclassification, an unrealized loss, net of taxes, of $4,300 was included in a separate component of stockholders' equity.
    The carrying value of securities and their approximate fair values at December 31, 1995 are as follows:


                                                    Gross             Gross        Approximate
                                    Carrying     Unrealized        Unrealized          Fair
                                      Value         Gains             Losses           Value
  Available-for-sale securities

  U.S. Treasury obligations       $2,582,900     $   52,400        $      100       $2,635,200
  U.S. Government agencies         6,281,300         11,200            75,300        6,217,200
  Mortgage-backed securities         514,100                            3,000          511,100
  Other securities                   563,600                                           563,600
                                  ----------     ----------        ----------       ----------

                                  $9,941,900     $   63,600        $   78,400       $9,927,100
                                  ----------     ----------        ----------       ----------
                                  ----------     ----------        ----------       ----------


  Held-to-maturity securities

  U.S. Treasury obligations       $1,503,700     $   17,300                         $1,521,000
  Obligations of states and
    political subdivisions         2,488,000        146,900             2,400        2,632,500
                                  ----------     ----------        ----------       ----------

                                  $3,991,700     $  164,200        $    2,400       $4,153,500
                                  ----------     ----------        ----------       ----------
                                  ----------     ----------        ----------       ----------

    The carrying value and approximate fair value of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                     Held-to-Maturity             Available-for-Sale
                                                  Carrying          Fair        Carrying          Fair
                                                    Value          Value          Value          Value
       Due in one year or less                   $  500,000     $  504,100     $1,257,600     $1,253,200
       Due after one year through five years      2,035,000      2,102,000      7,110,500      7,102,300
       Due after five years through ten years     1,080,200      1,151,400        496,100        496,900
       Due after ten years                          376,500        396,000
       Mortgage-backed securities                                                 514,100        511,100
       Other securities                                                           563,600        563,600
                                                 ----------     ----------     ----------     ----------

                                                 $3,991,700     $4,153,500     $9,941,900     $9,927,100

                                                 ----------     ----------     ----------     ----------



    Investment securities having an approximate fair value of $10,337,000 were pledged, as required by law, to secure public deposits of $7,648,000 at December 31, 1995.

    At December 31, 1995, obligations of states and political subdivisions do not include a single issuer for which the total carrying amount exceeds 10% of stockholders' equity. However, 100% of these securities are obligations of the State of Colorado or its political subdivisions.

4.  LOANS AND ALLOWANCE FOR LOAN LOSSES

    The majority of the Bank's lending activities are with customers located in Gunnison County, Colorado, which includes the towns of Crested Butte and Gunnison. At December 31, 1995, approximately 37% of the Bank's loans are collateralized by residential real estate while 31% of the Bank's loans are collateralized by nonresidential real estate. In addition, approximately 7% of the Bank's loan portfolio at December 31, 1995 consists of construction and land development loans. The Bank's collateral requirements are the same regardless of the region in which the loans are originated. Loans which are secured by real estate are generally originated for no more than 75% of the appraised value of the related property.

    At December 31, 1995, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $467,800 ($370,100 of which was on a non-accrual basis). The average recorded investment in impaired loans during the year ended December 31, 1995 was approximately $465,800. For the year ended December 31, 1995, the Bank recognized interest income on those impaired loans of $29,300 using the cash basis method of income recognition. The additional interest income that would have been recorded if the loans had performed in accordance with their original terms was $19,700 for the year ended December 31, 1995.

    Transactions in the allowance for loan losses for the years ended December 31, 1995 and 1994 are summarized as follows:

                                                       1995           1994

       Balance, beginning of year                   $  666,600     $  211,100
       Provision charged to operating expenses         147,000         30,000
                                                    ----------     ----------
                                                       813,600        241,100

       Allowance added from acquisition (Note 1)                      438,800

       Charged-off loans                              (261,500)       (46,300)
       Recoveries of charged-off loans                  40,300         33,000
                                                    ----------     ----------
         Net charge-offs                               221,200        (13,300)
                                                    ----------     ----------

       Balance, end of year                         $  592,400     $  666,600
                                                    ----------     ----------
                                                    ----------     ----------





5.  BANK PREMISES AND EQUIPMENT

    The major classes of bank premises and equipment at December 31, 1995 are summarized as follows:

                                                       1995

       Land                                         $  265,000
       Buildings and improvements                    2,052,500
       Furniture and equipment                       1,236,300
                                                    ----------
                                                     3,553,800
       Less accumulated depreciation                   722,000
                                                    ----------

                                                    $2,831,800
                                                    ----------
                                                    ----------


6.  TIME DEPOSITS

    The composition of time deposits at December 31, are as follows:

                                                       1995

       Less than $100,000                          $14,995,900
       $100,000 and more                             5,383,800
                                                   -----------

                                                   $20,379,700
                                                   -----------
                                                   -----------

    Related interest expense for the years ended December 31, 1995 and 1994 is as follows:

                                                       1995           1994

       Less than $100,000                             $695,300       $427,600
       $100,000 and more                               212,300        116,400
                                                      --------       --------

                                                      $907,600       $544,000
                                                      --------       --------
                                                      --------       --------

7.  RELATED PARTY TRANSACTIONS

    In 1995 and 1994, the Bank received consulting services from a company controlled by a major stockholder of the Company. Total fees paid for services rendered by this company were approximately $3,300 and $240,200 for the years ended December 31, 1995 and 1994, respectively. The services provided advice to management on staffing levels, product and services pricing and operational improvements for the purpose of enhancing the Bank's earnings in those areas. Another company controlled by this major stockholder acted as agent for, and received fees from, the insurance companies underwriting the life insurance policies referred to in Note 13. In addition, the Bank's ESI, DDI and KSOP plans (Note 13) are being administered by an affiliate of this company.

    In the ordinary course of business, the Bank makes various direct and indirect loans to officers, directors and employees of the Company and the Bank at competitive rates. Such loans to officers and directors and their related interests totaled $377,200 and $950,900 at December 31, 1995 and 1994, respectively.

8.  BORROWED FUNDS

       Borrowed funds are as follows as of December 31, 1995:

       Federal Home Loan Bank advance due in June 2005, interest
         payable at 6.74%, collateralized by FHLB stock and by
         certain real estate loans                                   $172,200

       Note payable in connection with acquisition of insurance
         agency assets, payable in installments including interest
         at 8% through 2002, supported by a letter of credit which
         is collateralized by shares of Bank common stock             454,100
                                                                     --------

                                                                     $626,300
                                                                     --------
                                                                     --------

9.  INCOME TAXES

    The components of income tax expense for the years ended December 31, 1995 and 1994 are as follows:

                                                       1995            1994

       Currently payable                            $1,046,200       $463,400
       Deferred                                       (190,500)       116,800
                                                    ----------       --------

       Total                                        $  855,700       $580,200
                                                    ----------       --------
                                                    ----------       --------

    A deferred tax asset or liability is recognized for the tax consequences of temporary differences in the recognition of revenue and expense for financial and tax reporting purposes. The net change during the year in the deferred tax asset or liability results in a deferred tax expense or credit. Included in other assets at December 31, 1995 are net deferred tax assets of $55,800. Included in other liabilities at December 31, 1994 are net deferred tax liabilities of $120,300. The temporary differences, tax effected, which give rise to the Company's net deferred tax assets (liabilities) as of December 31, 1995 are summarized as follows:

                                                        1995
       Deferred tax assets:
         Allowance for loan losses                   $ 136,500
         Deferred loan fees                            101,100
         Available  for sale securities                  5,400
         Other                                          89,300
                                                     ---------

       Total deferred tax assets                       332,300

       Deferred tax liabilities:
         Bank premises and equipment                  (196,200)
         Cash to accrual basis adjustments             (80,300)
                                                     ---------

         Total deferred tax liabilities               (276,500)
                                                     ---------

       Net deferred tax assets (liabilities)         $  55,800
                                                     ---------
                                                     ---------

    The following table reconciles the effective tax rate to the federal statutory rate for the years ended December 31, 1995 and 1994:


                                                     1995                          1994
                                            ------------------------      ----------------------

                                              Amount         Percent        Amount        Percent
Income before income taxes                  $2,257,800          100 %     $1,578,700        100 %
                                            ----------        -----       ----------      -----
                                            ----------        -----       ----------      -----

Tax expense at statutory federal income     $  767,700         34.0       $  536,800       34.0
  tax rate:
  Change in tax expense resulting from:
    Tax-exempt interest                        (35,200)        (1.6)         (50,100)      (3.2)
    State taxes, net of federal benefit         35,000          1.6           10,800        0.7
    Officers' life insurance                    39,000          1.7           17,500        1.2
    Amortization of intangibles                  7,800          0.4            4,800        0.3
    Other, net                                  41,400          1.8           60,400        3.8
                                            ----------        -----       ----------      -----

Income tax expense                          $  855,700         37.9 %     $  580,200       36.8 %
                                            ----------        -----       ----------      -----
                                            ----------        -----       ----------      -----




10. COMMITMENTS AND CONTINGENCIES

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - in the normal course of business, various commitments are outstanding, such as commitments to extend credit and letters of credit, which are not reflected in the accompanying consolidated financial statements.

    At December 31, 1995, the Bank has the following commitments:


    Commitments to originate commercial and
      real estate loans and unused lines of
      credit extended to customers                             $  3,434,000
                                                               --------------
                                                               --------------

    Commitments to fund consumer loans                         $  5,783,000
                                                               --------------
                                                               --------------

    Standby letters of credit                                  $    143,000
                                                               --------------
                                                               --------------

    The Bank makes contractual commitments to extend credit, which are legally binding agreements to lend money to customers at predetermined interest rates for a specified period of time. Credit risk, which is the risk of non-performance by the counterparty to the commitment, is involved in issuing these commitments, including standby letters of credit, and is essentially the same as that involved in extending loan facilities. Additionally, the amount and type of collateral obtained, if deemed necessary, is essentially the same as that involved in extending loan facilities. Therefore, the subsidiary bank applies the same credit standards used in the lending process when extending these commitments, including periodic reassessments of the customers' credit worthiness through ongoing credit reviews. As such, the Bank's exposure to credit loss in the event of non-performance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Additional risks associated with these commitments arise when they are drawn upon, such as the demands on liquidity that the Bank would experience if a significant portion were drawn down at once. However, this is considered unlikely, as many commitments expire without having been drawn upon.

    Pursuant to normal banking practices, the Bank is required to maintain certain balances (reserves) with the Federal Reserve Bank. Included in cash and due from banks in the accompanying statement of condition are required reserve balances of approximately $957,000 at December 31, 1995.

11. STOCKHOLDERS' EQUITY

    PREFERRED STOCK - The rights and privileges of the preferred stock, established by the Board of Directors, are as follows:

    - DIVIDENDS - Preferred stock has an annual dividend rate of prime rate (8.75% at December 31, 1995) plus 1.5%. This rate will be increased by 1% in the event of a failure to pay the annual cumulative dividends. Dividends are cumulative, accruing and payable annually on April 12. Unpaid dividends shall accumulate and be paid at a rate per share of prime plus 2.5%, not to exceed 12%. Dividends on common stock may not be declared or paid until preferred dividends have been paid or funds set aside for their payment.

    -    VOTING - Shares of preferred stock are non-voting.

    - LIQUIDATION RIGHTS - In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, preferred stock is to be redeemed at the original issuance price of $100.00 per share, plus any accrued but unpaid dividends.

    - REDEMPTION - The preferred stock is redeemable, at the option of the Company, subject to regulatory approval, at a redemption price of $100 per share plus accrued dividends. In addition, within 90 days after the death of a holder of preferred stock, the Company will redeem the stock, subject to certain limitations, at a redemption price of $100 per share.

    - RESTRICTIVE COVENANTS - Certain regulatory restrictions have been placed on the Company's preferred stock, primarily the redemption of shares and payment of dividends. These events cannot occur, without prior regulatory approval, unless certain operating and capital ratios are maintained.

    REDEMPTION OF SHARES - In February 1996, the Company entered into agreements to purchase common stock of two former board members. The Company obtained a loan from Bankers Bank of the West in the amount of $350,000 to fund the total redemption of $311,000. The loan accrues interest at the prime rate which is payable quarterly with the principal balance to be paid in full on February 27, 1997. The loan is secured by Bank common stock.

    STOCK OPTIONS - In April, 1995 the Company's Board of Directors approved a stock option plan for the Company that provides for options to issue up to 12,000 shares. Options under the Plan will be granted at prices not less than the fair market value of the Company's stock at the date of grant. As of December 31, 1995, no options had been granted under the Plan.

    OTHER - On April 12, 1995, the Company's Board of Directors approved and declared a 2 for 1 stock split of its common stock. Additionally, the number of authorized common shares was increased to 2,000,000 shares. Accordingly, all references to common stock in these financial statements have been adjusted to give retroactive effect to the stock split.

    At December 31, 1995, approximately $546,000 of undistributed earnings of the Bank were available for distribution to the Company as dividends without prior regulatory approval.

12. REGULATORY MATTERS

    The Company and the Bank are subject to various regulatory capital requirements administered by banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Company and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and the Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum ratios of Tier I capital (as defined in the regulations) to total assets (as defined), and minimum ratios of Tier I and total capital (as defined) to risk-weighted assets (as defined). To be considered adequately capitalized (as defined), the Bank must maintain minimum capital ratios as set forth below. The Bank's actual capital ratios as of December 31, 1995 are as follows:

                                                   REQUIRED        ACTUAL
                                                     RATIO         RATIO

         Tier I Capital                                 4 %         7.89 %
         Tier I Capital (to Risk Weighted Assets)       4 %        10.63 %
         Total Capital (to Risk Weighted Assets)        8 %        11.42 %

    Management believes, as of December 31, 1995, that the Company and the Bank meet all capital requirements to which they are subject.

13. BENEFIT PLANS

    EMPLOYEE STOCK OWNERSHIP PLAN - The Bank has an employee stock ownership plan, with code section 401(k) provisions, (the KSOP), covering substantially all of its employees. Contributions to the KSOP by the Bank are discretionary and are determined on an annual basis by the Bank's Board of Directors. The KSOP has no debt outstanding at December 31, 1995. Contributions to the KSOP amounted to $14,500 and $31,200 during the years ended December 31, 1995 and 1994, respectively.

    DIRECTORS DEFERRED INCOME PLAN AND EXECUTIVE SUPPLEMENTAL INCOME PLAN - The Director's Deferred Income Plan (DDI) is a deferred compensation plan, which permits eligible directors to defer a portion of their directors' fees. The deferred compensation is distributable in cash after retirement. During 1995 and 1994, directors compensation deferred under the DDI plan was $30,900 and $22,600, respectively. The Executive Supplemental Income Plan (ESI) is a benefit plan which permits eligible officers to obtain certain benefits, as defined in the Plan, upon retirement from the Bank or upon death. Benefits accrued under the ESI plan vest at 10% per year for every year of service with the Bank. During 1995 and 1994, the accrual for benefits earned under the ESI plan was $11,500 and $2,300, respectively.

    The total obligation for benefits earned under the DDI and ESI plans was $67,300 and $24,900 at December 31, 1995 and 1994, respectively, and is included in other liabilities in the accompanying financial statements. During 1994, the Bank insured the lives of certain officers and directors, who participate in the DDI and ESI plans, to assist in the funding of the obligations under the plans. The Bank is the owner and beneficiary of these insurance policies which have a cash surrender value of $597,900 at December 31, 1995.

    INCENTIVE BONUS PLAN - The Bank has an incentive bonus plan for certain officers of the Bank. Payments under the plan are based on net income and other performance factors. Total incentive bonuses were $35,700 and $129,600 for the years ended December 31, 1995 and 1994, respectively.

14. OTHER EXPENSES

    Other expenses for the years ended December 31, 1995 and 1994 include the following:

                                                        1995           1994

         Consulting and professional service fees    $  322,100     $  363,300
         Data processing                                      -        167,000
         Supervisory fees and assessments               164,100        143,400
         Office and computer supplies                   135,100        142,800
         Loan collection and filing fees                 55,000        102,700
         Postage                                         96,700         79,100
         Other real estate owned                              -         42,800
         Advertising                                     92,600         72,900
         Other                                          700,000        772,900
                                                     ----------     ----------

                                                     $1,565,600     $1,886,900
                                                     ----------     ----------
                                                     ----------     ----------

             First National Summit Bankshares, Inc. and Subsidiary

                CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
                                 (Unaudited)

                                  June 30,


                                                       1997          1996
                                                  ------------  ------------

              ASSETS

Cash and due from banks                          $   4,549,000   $  3,670,000
Federal funds sold                                     695,000      3,800,000
Investment securities
  Available for sale                                13,027,000      8,804,000
  Held to maturity                                   3,653,000      5,019,000
Loans, net of allowance of $1,061,000
  and $582,000 for loan losses                      57,122,000     64,732,000
Accrued interest receivable                            751,000        872,000
Premises and equipment, net                          3,585,000      3,223,000
Other assets                                         2,631,000      2,378,000
                                                 -------------   ------------
                                                 $  86,013,000   $ 92,498,000
                                                 -------------   ------------
                                                 -------------   ------------

           LIABILITIES AND
        SHAREHOLDERS' EQUITY

Deposits
  Demand                                            16,565,000     17,194,000
  NOW, money market and savings                     40,395,000     39,380,000
  Time deposits                                     20,389,000     23,341,000
                                                 -------------   ------------
                                                    77,349,000     79,915,000

Borrowed funds                                         631,000      3,919,000
Accrued interest payable                               108,000        123,000
Other liabilities                                      765,000      1,016,000
                                                 -------------   ------------
          Total liabilities                         78,853,000     84,973,000

Shareholders' equity
  Preferred stock, no par value, authorized
    100,000 shares; 10,750 and 12,000 shares
    issued and outstanding, redemption price
    of $100 per share                                1,075,000      1,200,000
  Common stock, $.0835 par value; 2,000,000
    shares authorized; 953,708 and 949,708
    shares issued and                                   79,000         79,000
    outstanding
  Additional paid-in-capital                         4,195,000      4,155,000
  Retained earnings                                  1,801,000      2,171,000
  Net unrealized gain (loss) on securities
    available for sale, net                             10,000        (80,000)
                                                 -------------   ------------
          Total shareholders' equity                 7,160,000      7,525,000
                                                 -------------   ------------

                                                 $  86,013,000   $ 92,498,000
                                                 -------------   ------------
                                                 -------------   ------------


See notes to condensed consolidated financial statements.

             First National Summit Bankshares, Inc. and Subsidiary

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                           Six months ended June 30,


                                                       1997          1996
                                                 -------------   ------------
Interest income
  Loans                                           $  3,221,000   $  3,417,000
  Investment securities                                477,000        399,000
  Federal funds sold and other                          97,000        127,000
                                                 -------------   ------------
          Total interest income                      3,795,000      3,943,000

Interest expense
  Deposits                                           1,243,000      1,348,000
  Other                                                 60,000         51,000
                                                 -------------   ------------
         Total interest expense                      1,303,000      1,399,000
                                                 -------------   ------------

Net interest income before provision for
  loan losses                                        2,492,000      2,544,000

Provision for loan losses                              437,000         90,000
                                                 -------------   ------------

Net interest income after provision for
  loan losses                                        2,055,000      2,454,000

Noninterest income                                     859,000        782,000

Noninterest expenses
  Salaries and employee benefits                     1,384,000        998,000
  Occupancy expense                                    463,000        324,000
  Other                                              1,231,000        839,000
                                                 -------------   ------------
          Total noninterest expense                  3,078,000      2,161,000
                                                 -------------   ------------

Income (loss) before income taxes                     (164,000)     1,075,000

Provision for income taxes                              (9,000)       384,000
                                                 -------------   ------------

Net income (loss)                                $    (155,000)  $    691,000
                                                 -------------   ------------
                                                 -------------   ------------


See notes to condensed consolidated financial statements.

             First National Summit Bankshares, Inc. and Subsidiary

                CONDENSED CONSOLIDATED STATEMENTS CASH FLOWS
                                 (Unaudited)

                          Six months ended June 30,


                                                      1997           1996
                                                 -------------   ------------
Cash flows from operating activities
  Net income (loss)                                $  (155,000)    $  691,000
  Adjustments to reconcile net income (loss)
    to net cash flows from operating activities
      Depreciation and amortization                    259,000        184,000
      Deferred income taxes                                  -        (63,000)
      Provision for credit losses                      437,000         90,000
      Net discount accretion/premium amortization
        on investment securities                        29,000         16,000
      Stock dividend from federal Home Loan Bank        (6,000)        (5,000)
      Amortization of goodwill                         (47,000)       (11,000)
      Increase in cash surrender value of
        insurance policies                             (63,000)      (181,000)
      Changes in deferrals and accruals
        Accrued interest receivable                     (5,000)       (31,000)
        Other assets                                   197,000         86,000
        Accrued interest payable                        (2,000)        (2,000)
        Other liabilities                              304,000        365,000
                                                 -------------   ------------

          Net cash provided by operating
            activities                                 948,000      1,139,000

Cash flows from investing activities
  Increase (decrease) in federal funds sold          5,805,000       (550,000)
  Purchase of securities available for sale         (2,425,000)       (45,000)
  Proceeds from maturities of securities
    available for sale                               1,064,000          3,000
  Purchase of securities held to maturity                    -     (2,000,000)
  Proceeds from maturities of securities held
    to maturity                                        106,000         14,000
  Proceeds from sales of securities held to
    maturity                                                 -      2,000,000
  Net decrease in loans and leases                   5,846,000      2,410,000
  Purchases of property and equipment                 (664,000)      (862,000)
  Proceeds from sale of property and equipment         241,000        287,000
  Additional investment in insurance policies                -       (301,000)
                                                 -------------   ------------


      Net cash provided by investing activities      9,973,000       956,000

Cash flows from financing activities
  Net decrease in deposits                          (8,326,000)    (5,393,000)
  Net change in borrowed funds                      (2,383,000)     3,293,000
  Cash dividends paid                                 (540,000)      (734,000)
  Issuance of stock                                     40,000              -
  Redemption of stock                                 (125,000)      (559,000)
                                                 -------------   ------------

       Net cash applied to financing activities    (11,334,000)    (3,393,000)
                                                 -------------   ------------

Net increase (decrease) in cash and due from banks    (413,000)    (1,298,000)

Cash and due from banks at beginning of year         4,962,000      4,968,000
                                                 -------------   ------------

Cash and due from banks at end of year           $   4,549,000   $  3,670,000
                                                 -------------   ------------
                                                 -------------   ------------

See notes to condensed consolidated financial statements.

                First National Summit Bankshares, Inc. and Subsidiary

                       NOTES TO CONDENSED FINANCIAL STATEMENTS
                                     (Unaudited)

                                June 30, 1997 and 1996

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES

First National Summit Bankshares, Inc. (the Company) is a unitary bank holding company whose primary asset is 100% of the capital stock of First National Summit Bank (the Bank) which is engaged in general commercial banking in Gunnison and a portion of Mesa Counties of Colorado. The condensed consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany transactions and accounts have been eliminated in the consolidation.

Reference is made to the consolidated financial statements of the Company included elsewhere in the Registration Statement for disclosure of the Company's significant accounting policies used in the preparation of the financial statements. Those consolidated financial statements, including notes thereto, should be read in conjunction with the condensed financial statements.

The financial information as of June 30, 1997 and 1996 and for the six month periods ended June 30, 1997 and 1996 is unaudited. In the opinion of the Company, the condensed statements included all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial position, results of operations and cash flows for the years then ended. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

NOTE B - AGREEMENT AND PLAN OF MERGER

On July 11, 1997, the Company entered into an Agreement and Plan of Merger (the Agreement) with Community First Bankshares, Inc. (CFB) whereby the shareholders of the Company will receive shares of CFB in a non-taxable exchange. The Agreement is conditioned upon the completion of certain requirements including, but not limited to, approval by the shareholders of the Company.

                                                                     APPENDIX A











                        RESTATED AGREEMENT AND PLAN OF MERGER


                             dated as of August 22, 1997

                                       between


                          COMMUNITY FIRST BANKSHARES, INC.,


                                         and


                        FIRST NATIONAL SUMMIT BANKSHARES, INC.

                    INDEX TO RESTATED AGREEMENT AND PLAN OF MERGER


                                                                            Page
RESTATED AGREEMENT AND PLAN OF MERGER.........................................1

ARTICLE 1  THE MERGER.........................................................1
    1.1  Effective Time of the Merger.........................................1
    1.2  Closing..............................................................1
    1.3  Effects of the Merger................................................2

ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES........................................3
    2.1  Effect on Capital Stock..............................................3
         (a)  Conversion of Preferred Stock...................................3
         (b)  Conversion of Common Stock......................................3
         (c)  Exchange Rate...................................................4
         (d)  Adjustments to Exchange Rate Based on CFB Trading Value.........4
         (e)  Adjustment based on Summit Value................................5
         (f)  Shareholders' Right of Dissent..................................5

    2.2  Exchange of Certificates.............................................5
         (a)  Exchange Agent..................................................5
         (b)  Exchange Procedures.............................................5
         (c)  Distributions with Respect to Unexchanged Shares; Voting........6
         (d)  Transfers.......................................................6
         (e)  Fractional Shares...............................................6
         (f)  Termination of Exchange Fund....................................7
         (g)  Lost or Destroyed Shares........................................7

ARTICLE 3  REPRESENTATIONS AND WARRANTIES.....................................7
    3.1  Representations and Warranties of Summit.............................7
         (a)  Bank Subsidiary Organization....................................7
         (b)  Summit Organization.............................................8
         (c)  Enforceability..................................................8
         (d)  Limitation of Bank's Powers.....................................8
         (e)  Corporate Records...............................................8
         (f)  Insured Status of ..............................................8
         (g)  No Default; Creation of Liens...................................9
         (h)  Financial Statements............................................9
         (i)  Fidelity Insurance.............................................10
         (j)  Employment Contracts...........................................10
         (k)  Employee Benefits..............................................10

         (l)  Litigation.....................................................10
         (m)  Taxes..........................................................10
         (n)  Title to Property..............................................11
         (o)  Insurance Policies.............................................11
         (p)  Bank Property..................................................11
         (q)  Conduct of Business............................................11
         (r)  Documentation..................................................12
         (s)  Leases and Contracts...........................................12
         (t)  Shareholder Lists..............................................12
         (u)  Bank Principals................................................12
         (v)  Information Supplied...........................................13
         (w)  Agreements with Bank Regulators................................13

    3.2  Representations and Warranties of CFB...............................13
         (a)  CFB Organization...............................................13
         (b)  Reports........................................................14
         (c)  Enforceability.................................................14
         (d)  No Default; Creation of Liens..................................14
         (e)  Information Supplied...........................................14
         (f)  No Plan to Transfer Assets.....................................15
         (g)  Future Filing Requirements.....................................15

ARTICLE 4  COVENANTS OF SUMMIT AND CFB.......................................15
    4.1  Covenants of Summit.................................................15
         (a)  Ordinary Course................................................15
         (b)  Shareholder Meeting............................................15
         (c)  Registration Statement.........................................16
         (d)  Confidential Information.......................................16
         (e)  Benefit Plans..................................................16
         (f)  No Solicitations...............................................17
         (g)  No Acquisitions................................................17
         (h)  Insurance......................................................18
         (i)  Pooling Restrictions...........................................18
         (j)  Financial Statements...........................................18
         (k)  Additional Covenants of Summit.................................18

    4.2  Covenants of CFB....................................................21
         (a)  Ordinary Course................................................21
         (b)  Application....................................................21
         (c)  Cooperation....................................................21
         (d)  Registration Statement.........................................21
         (e)  Listing........................................................22
         (f)  Shares to be Issued............................................22
         (g)  Blue Sky.......................................................22
         (h)  Confidential Information.......................................22

         (i)  Registration Statement.........................................22

    4.3  Covenants of Summit and CFB.........................................23
         (a)  Governing Documents............................................23
         (b)  Other Actions..................................................23
         (c)  Advice of Changes; Government Filings..........................23
         (d)  Title of Property..............................................23
         (e)  Environmental Assessment.......................................24

ARTICLE 5  ADDITIONAL AGREEMENTS.............................................24
    5.1  Regulatory Matters..................................................24
    5.2  Letters of Summit Officers..........................................25
    5.3  Access to Information...............................................25
    5.4  Affiliates..........................................................25
    5.5  Employee Benefit Plans..............................................25
    5.6  Expenses............................................................26
    5.7  Escrow and Indemnity Agreement......................................26
    5.8  Release.............................................................26
    5.9  Additional Agreements; Best Efforts.................................26

ARTICLE 6  CONDITIONS PRECEDENT..............................................27
    6.1  Conditions to Each Party's Obligation to Effect the Merger..........27
         (a)  Stockholder Approval...........................................27
         (b)  NASDAQ Listing.................................................27
         (c)  Other Approvals................................................27
         (d)  Registration Statement.........................................27
         (e)  No Injunctions or Restraints; Illegality.......................27
         (f)  No Unduly Burdensome Condition.................................27

    6.2  Conditions to Obligations of CFB....................................28
         (a)  Representations and Warranties.................................28
         (b)  Performance of Obligations of Summit...........................28
         (d)  Legal Opinion..................................................28

    6.3  Conditions to Obligations of Summit.................................28
         (a)  Representations and Warranties.................................28
         (b)  Performance of Obligations of CFB..............................28
         (c)  Consents Under Agreements......................................29
         (d)  Tax Opinion....................................................29
         (e)  Legal Opinion..................................................29

ARTICLE 7  TERMINATION AND AMENDMENT.........................................29
    7.1  Termination.........................................................29
    7.2  Effect of Termination...............................................30
    7.3  Amendment...........................................................30
    7.4  Extension; Waiver...................................................30

ARTICLE 8  GENERAL PROVISIONS................................................30
    8.2  Notices.............................................................30
    8.3  Interpretation......................................................31
    8.4  Counterparts........................................................31
    8.5  Entire Agreement: Third Party Beneficiaries; Rights of Ownership....31
    8.6  Governing Law.......................................................32
    8.7  Publicity...........................................................32
    8.8  Assignment..........................................................32
    8.9  Enforcement of Agreement............................................32

                        RESTATED AGREEMENT AND PLAN OF MERGER


    RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 22, 1997 (the "Agreement"), by and between Community First Bankshares, Inc., a Delaware corporation ("CFB") and First National Summit Bankshares, Inc., a Colorado corporation ("Summit").

    WHEREAS, the Boards of Directors of CFB and Summit have approved, and deem it advisable and in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which Summit will be merged with and into CFB (the "Merger");

    WHEREAS, CFB and Summit desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                      ARTICLE 1

                                     THE MERGER

    1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 1.2), articles of merger (the "Articles of Merger") in substantially the form as attached hereto as EXHIBIT A1 shall be duly prepared, executed and acknowledged by CFB and Summit and thereafter delivered for filing to the Secretary of State of the State of Colorado, as provided in the Colorado Business Corporation Act (the "Colorado Act") and a certificate of merger (the "Certificate of Merger") in substantially the form as attached hereto as Exhibit A2 shall be duly prepared, executed and acknowledged by CFB and Summit and thereafter delivered for filing to the Secretary of State of the State of Delaware, as provided in the Delaware General Corporation Law (the "Delaware Law"). The Merger shall become effective upon the filing of the Articles of Merger and the Certificate of Merger or at such other time as CFB and Summit may agree in writing to provide in the Articles of Merger and the Certificate of Merger (the "Effective Time"). Notwithstanding the immediately preceding sentence, however, the parties intend that the effective date and time of the Closing, as defined in Section 1.2 below, for both Summit and tax reporting purposes, shall be as of the close of business on the Closing Date.

    1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the Merger (the "Closing") will take place after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 6 hereof (the "Closing Date"), at the offices of Lindquist & Vennum, in Minneapolis, Minnesota, unless another time, date or place is agreed to in writing by the parties hereto. Each of the parties agrees to use its best efforts to cause the Merger to be consummated within thirty (30) business days after the satisfaction or waiver of the conditions set forth in Article 6 of this Agreement.

    1.3  EFFECTS OF THE MERGER.

         (a) At the Effective Time: (i) the separate existence of Summit shall cease and Summit shall be merged with and into CFB: (ii) the Certificate of Incorporation of CFB, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law; (iii) the By-laws of CFB, as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with applicable law; (iv) holders certificate representing shares of capital stock of CFB shall continue as shareholders of the Surviving Corporation; (v) the holders of certificates representing shares of Summit Preferred Stock (as defined in Section 2.1(a) below) shall cease to have any rights as shareholders of Summit, except such rights, if any, as they may have pursuant to Article 113 of the Colorado Act, and their sole right shall be the right to receive in cancellation thereof, the sum of One Hundred and no/100 Dollars ($100.00) per share, plus accrued but unpaid dividends thereon to the Effective Time; and (vi) the holders of certificates representing shares of Summit Common Stock (as defined in Section 2.1(b) below) shall cease to have any rights as shareholders of Summit, except such rights, if any, as they may have pursuant to Article 113 of the Colorado Act, and their sole right shall be the right to receive (A) the number of whole shares of CFB Common Stock (as defined in Section 2.1(b) below) into which their shares of Summit Common Stock have been converted in the Merger as provided herein (together with any dividend payments with respect thereto, to the extent provided in Section 2.2(c) below), and (B) the cash value of any fraction of a share of CFB Common Stock into which their shares of Summit Common Stock have been converted as provided herein.

         (b) As used in this Agreement, the term "Constituent Corporations" shall mean Summit and CFB. The term "Surviving Corporation" shall mean CFB, after giving effect to the Merger.

    1.4 CALCULATION OF SUMMIT VALUE. Subject to the provisions of Section 4.1(k), as of the last day of the month immediately preceding the Effective Time (the "Determination Date"), Summit shall prepare a consolidated balance sheet of Summit in accordance with generally accepted accounting principles ("GAAP"), but excluding the effects of any adjustments otherwise required by FASB 115 and excluding any footnotes that might be required to be included with such financial statements (the "Determination Date Balance Sheet"), together with a consolidated statement of income (the "Interim Income") for the period from March 31, 1997 to the Determination Date (the "Interim Income Statement"), such consolidated statement of income shall be prepared in accordance with GAAP, but excluding the effects of any adjustments otherwise required by FASB 115 and excluding any footnotes that might be required to be included with such statements (the "Determination Date Balance Sheet and Interim Income Statement are herein referred to as the "Determination Date Financial Statements"). The

Determination Date Financial Statements shall be delivered to CFB as soon as they are prepared (and in no event less than five (5) business days before the Closing) so that CFB and its accountants may review and confirm their accuracy. For purposes of this Agreement, the "Summit Value" shall be equal to the total consolidated assets of Summit minus the total consolidated liabilities of Summit, all as reflected on the Determination Date Balance Sheet, prepared in accordance with this Section 1.4. Total consolidated assets of Summit shall be
determined net of loan loss reserves.   Total consolidated liabilities of Summit
shall include without limitation (i) provision for taxes and the expense of the preparation of the final tax return for Summit; (ii) value of the remaining 1997 annual fees due National Commerce Bank Services, Inc. under the terms of the Consulting and License Agreement dated September 8, 1995 by and between the Bank and National Commerce Bank Services, Inc.; (iii) any remaining liabilities under covenants not to compete entered into between the Bank and current or former employees; (iv) liabilities to participants upon termination of the ESI and DDI plans; and (v) any remaining liabilities under the Service Agreement between the Bank and Dougherty & Associates dated January 7, 1997.


                                      ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    2.1  EFFECT ON CAPITAL STOCK.

         (a) CONVERSION OF PREFERRED STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of preferred stock, $100.00 par value, of Summit ("Summit Preferred Stock"), each issued and outstanding share of Summit Preferred Stock, other than shares of Summit Preferred Stock held by persons who have taken all steps required to perfect their right to be paid the fair value of such shares under Article 113 of the Colorado Act, shall be converted into the right to receive in cancellation and exchange therefor the sum of One Hundred and no/100 ($100.00), plus accrued but unpaid dividends thereon to the Effective Time. All such shares of Summit Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each Summit shareholder's certificate or certificates previously representing shares of Summit Preferred Stock (each a "Summit Preferred Certificate") shall be aggregated (if a single stockholder holds more than one Summit Preferred Certificate) and exchanged for the foregoing consideration upon the surrender of such Summit Preferred Certificates in accordance with Section 2.2, without any interest thereon.

         (b) CONVERSION OF COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of common stock, $.09 par value, of Summit ("Summit Common Stock"), subject to Section 2.2(e), each issued and outstanding share of Summit Common Stock, other than shares of Summit Common Stock held by persons who have taken all steps required to perfect their right to be paid the fair value of such shares under Article 113 of the Colorado Act, shall be converted into shares of validly issued, fully paid and nonassessable shares of common stock of CFB, $.01 par value ("CFB Common Stock"). All such shares of Summit Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each Summit shareholder's certificate or certificates previously representing shares of Summit Common Stock (each a "Summit Common Certificate") shall be aggregated (if a single stockholder holds more than one Summit Common Certificate) and exchanged for a certificate representing whole shares of CFB Common Stock and cash in lieu of any fractional share issued in consideration therefor upon the surrender of such Summit Common Certificates in accordance with Section 2.2, without any interest thereon. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of CFB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in CFB's capitalization, then an appropriate and proportionate adjustment shall be made to the "Exchange Rate," as hereinafter defined, so that the number of shares of CFB Common Stock into which a share of Summit Common Stock shall be converted will equal the number of shares of CFB Common Stock that the holders of shares of Summit Common Stock would have received pursuant to such reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change had the record date therefor been immediately following the Closing Date.

         (c) EXCHANGE RATE. Subject to the adjustments provided in Section 2.1(b), 2.1(d) and 2.1(e) hereof, all of the issued and outstanding shares of Summit Common Stock and any outstanding options, warrants or other rights to Summit Common Stock shall be exchanged for Four Hundred Thousand (400,000) shares of CFB Common Stock (the aforementioned exchange rate is hereinafter referred to as the "Exchange Rate"). On or before the Effective Time, all stock options and other rights with respect to Summit Common Stock shall be (i) accelerated and exercised by the holder thereof, in accordance with the terms of the stock option plan or agreement, or (ii) released and terminated by written acknowledgment and agreement by the holder thereof, obtained by Summit less than ten (10) business days prior to the Closing Date.

         (d) ADJUSTMENTS TO EXCHANGE RATE BASED ON CFB TRADING VALUE. Notwithstanding anything to the contrary in this Article 2, the Exchange Rate shall be subject to modification as set forth below:

              (i) If the CFB Trading Value is less than or equal to $39.50 per share, then the Exchange Rate shall be as set forth in Section 2.1(c), above;

              (ii) If the CFB Trading Value is greater than $39.50 per share, then the Exchange Rate shall be reduced so that the product of the CFB Trading Value multiplied by the Exchange Rate shall be $15,800,000.

    For purposes of this Agreement, the "CFB Trading Value" of the CFB Common Stock shall be the average of the per share closing price for the CFB Common Stock as reported by the NASDAQ National Market System for the 20 trading days ending at the end of the fourth trading day immediately preceding the Closing Date (as appropriately and proportionately adjusted in the event that, between the date hereof and the termination of such twenty trading day period, shares of CFB Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or stock dividend). Calculations will be rounded to three decimal places. Any fractional share of CFB Common Stock will be paid in cash in accordance with
Section 2.2(e). Illustrations of the above Exchange Rate calculations are attached as EXHIBIT 2.1(d) hereto and incorporated herein by reference.

         (e) ADJUSTMENT BASED ON SUMMIT VALUE. In the event that the Summit Value, calculated in accordance with Section 1.4, above, shall be less than $7,000,000, then the Exchange Rate determined in accordance with Section 2.1(c)-(d) shall be subject to reduction. The amount of reduction shall be determined by (i) multiplying the difference between the Summit Value and $7,000,000 by 2.0857 (which is the ratio of the minimum transaction value divided by the minimum equity requirement) and then (ii) dividing the foregoing product by $36.50 (which is the minimum CFB Trading Value).

         (f) SHAREHOLDERS' RIGHT OF DISSENT. Any holder of shares of Summit Stock who does not vote in favor of the Merger at the meeting of shareholders of Summit and has given notice in writing to the presiding officer prior to the Merger vote that he or she intends to demand payment for his or her shares of Summit Stock if the Merger is effectuated, shall be entitled to receive the value of the Summit Stock so held by him or her in accordance with Article 113 of the Colorado Act and his or her shares of Summit Stock shall be deemed subject to the provisions of Article 113 of the Colorado Act.

    2.2  EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. At the Closing, CFB shall deposit with Norwest Bank Minnesota, N.A. or such other bank or trust company acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of shares of Summit Stock, (i) cash to be paid pursuant to Section 2.1(a) in exchange for the outstanding shares of Summit Preferred Stock and (ii) certificates dated the Closing Date representing the shares of CFB Common Stock and the cash to be paid in lieu of fractional shares to be issued and paid pursuant to Section 2.1(b) in exchange for the outstanding shares of Summit Common Stock. (Such cash and certificates for shares of CFB Common Stock together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund.")

         (b) EXCHANGE PROCEDURES. Within five (5) business days after the Closing Date, CFB shall cause the Exchange Agent to mail to each holder of record of a Summit Certificate or Summit Certificates (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Summit Certificate(s) shall pass, only upon delivery of the Summit Certificate(s) to the Exchange Agent and which shall be in such form and have such other provisions as CFB and Summit may reasonably specify not later than five business days before the Closing Date and (ii) instructions for use in effecting the surrender of the Summit Common and Preferred Certificate(s) in exchange for cash, in the case of Summit Preferred Certificates, or for a certificate representing shares of CFB Common Stock and the cash to be paid in lieu of any fractional share, in the case of Summit Common Certificates. Upon surrender of a shareholder's Summit Preferred Certificate or Summit Preferred Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Summit Preferred Certificate(s) shall be entitled to receive in exchange therefor a check representing the amount of the cash to be paid for such Summit Preferred Stock and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Summit Preferred Certificate(s) surrendered, as provided in Section 2.2(c) below, and the Summit Certificate(s) so surrendered shall forthwith be canceled. Upon surrender of a shareholder's Summit Common Certificate or Summit Common Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Summit Common Certificate(s) shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of CFB Common Stock and (2) a check representing the amount of the cash to be paid in lieu of a fractional share, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Summit Common Certificate(s) surrendered, as provided in
Section 2.2(c) below, and the Summit Common Certificate(s) so surrendered shall forthwith be canceled. No interest will be paid on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Summit Common Certificates. In the event of a transfer of ownership of Summit Common Stock which is not registered in the transfer records of Summit, a CFB Certificate representing the proper number of shares of CFB Common Stock, and/or a check for the cash to be paid, may be issued to such a transferee if the Summit Common Certificate representing such Summit Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. Any applicable stock transfer taxes shall be paid by CFB.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING. The Exchange Agent shall receive and hold, for distribution without interest to the first record holder of the certificate or certificates representing shares of Summit Common Stock, all dividends and other distributions paid on shares of CFB Common Stock held in the Exchange Agent's name as agent. Holders of unsurrendered Summit Common Certificates shall not be entitled to vote after the Closing Date at any meeting of CFB shareholders until they have exchanged their Summit Common Certificates.

         (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of Summit of the shares of Summit Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Summit Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the shares of CFB Common Stock and/or cash, in an amount as determined in accordance with the provisions of Sections 2.1(a), 2.1(b) and this Section 2.2, deliverable in respect thereof pursuant to this Agreement. Summit Certificates surrendered for exchange by any person constituting an "affiliate" of Summit for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until CFB has received a written agreement from such person as provided in Section 5.5.

         (e) FRACTIONAL SHARES. No fractional shares of CFB Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share, cash adjustments will be paid to holders in respect of any fractional share of CFB Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Trading Value of a share of CFB Common Stock. For purposes of calculating fractional shares, a holder of Summit Common Stock with more than one Summit Certificate shall receive cash only for the fractional share remaining after aggregating all of its, his or her Summit Common Stock to be exchanged.

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any CFB Common Stock) that remains unclaimed by the shareholders of Summit for twelve months after the Closing Date shall be paid to CFB. The Exchange Agent shall give notice to shareholders of Summit for whom Exchange Funds are held thirty (30) days prior to the date upon which the Exchange Funds shall be paid to CFB. Any shareholders of Summit who have not theretofore complied with this Article 2 shall thereafter look only to CFB for payment of their shares, and cash in an amount as determined in accordance with the provisions of Section 2.1(a),
Section 2.1(b) and this Section 2.2, without any interest thereon. Notwithstanding the foregoing, none of CFB, the Exchange Agent nor any other person shall be liable to any former holder of shares of Summit Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) LOST OR DESTROYED SHARES. In the event any Summit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Summit Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as CFB may direct as indemnity against any claim that may be made against it with respect to such Summit Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Summit Certificate the shares of CFB Common Stock, and/or cash in an amount as determined in accordance with the provisions of Sections 2.1(a), 2.1(b) and this Section 2.2, deliverable in respect thereof pursuant to this Agreement.

                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES

    3.1 REPRESENTATIONS AND WARRANTIES OF SUMMIT. In order to induce CFB to enter into this Agreement, Summit represents and warrants to CFB, in all material respects, as of the date of this Agreement (except as otherwise expressly provided), as follows, except as disclosed on the attached EXHIBIT B (the "Summit Disclosure Schedule") and the schedules thereunder which are numbered to correspond to the representations set forth below:

         (a) BANK SUBSIDIARY ORGANIZATION. First National Summit Bank (the "Bank") is a national banking association duly organized and validly existing and in good standing under the laws of the United States with an authorized capital of $250,000, consisting of 2,500 shares of one class of common stock, par value $100.00 per share. All of the shares of stock of the Bank which are presently issued and outstanding, have been validly issued, fully paid and, subject to 12 U.S.C. Section 55 (1982), non-assessable, and except for those options described in Section 3.1(a) of the

Summit Disclosure Schedule, there are no stock options or other commitments outstanding pursuant to which the Bank is obligated to issue additional shares of such stock or purchase or redeem any outstanding shares of such stock.

         (b) SUMMIT ORGANIZATION. Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with authorized capital stock consisting of 100,000 shares of preferred stock, $100.00 par value per share, of which 10,750 shares are issued and outstanding, and 2,000,000 shares of common stock, $.09 par value per share, of which 953,708 shares are issued and outstanding. Summit has all requisite power, authority, charters, licenses and franchises necessary or required by law to carry on the business activity in which it is presently engaged, except where the failure to have any such power, authority, charters, licenses or franchises would not reasonably be expected to have a material adverse effect on Summit. Summit is registered as a company under Section 1841 of Title 12, United States Code, as amended (the "Bank Holding Company Act"). Summit has no direct or indirect subsidiaries except the Bank and is not a partner to any partnership. Except as set forth in Section 3.1(b) of the Summit Disclosure Schedule, Summit owns all of the shares of Bank stock, free and clear of any liens or encumbrances.

         (c) ENFORCEABILITY. Subject to the required approval of the Merger by the shareholders of Summit, Summit has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Summit and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Summit. Subject to approval by the Summit shareholders and of government agencies and other governing bodies having regulatory authority over Summit or the Bank as may be required by statute or regulation, this Agreement constitutes a valid and binding obligation of Summit, enforceable against it in accordance with its terms.

         (d) LIMITATION OF BANK'S POWERS. Except as set forth in Section 3.1(d) of the Summit Disclosure Schedule, there are no proceedings or actions pending by any federal or state regulatory body having authority over the Bank to limit or impair any of the Bank's powers, rights and privileges, to terminate deposit insurance or to dissolve the Bank.

         (e) CORPORATE RECORDS. Summit's Articles of Incorporation and Bylaws, and the Bank's Articles of Association and Bylaws are each unchanged from the form in which they were delivered to CFB on or before the date of this Agreement. The minute books of Summit and the Bank contain reasonably complete and accurate records of all meetings and corporate actions of each of their respective shareholders and Boards of Directors.

         (f) INSURED STATUS OF BANK. The Bank is an insured bank under the provisions of Chapter 16 of Title 12, United States Code Annotated, known as the "Federal Deposit Insurance Act," and no act or default on the part of any of the Bank exists that could reasonably be expected to have a material adverse effect on its status as an insured bank thereunder. All of the Bank's deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC as set forth in Section 3.1(f) of the Summit Disclosure Schedule. The Bank possesses and is in full compliance with all licenses, franchises, permits and other governmental authorizations that are legally required to hold its properties or conduct its business, except where the failure to possess any such licenses, franchises, permits or other governmental authorizations would not reasonably be expected to have a material adverse effect on Summit.

         (g) NO DEFAULT; CREATION OF LIENS. Neither the execution and delivery of this Agreement, nor the consummation of the Merger will (i) conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of (A) any judgment, order or decree of any court or other governmental agency to which Summit or the Bank may be subject,
(B) any of the "Material Contracts," as hereinafter defined, or (C) the Articles of Incorporation/Association or Bylaws of Summit or the Bank, or (ii) constitute an event that, with the lapse of time or action by a third party, would result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the Summit Common Stock or any of the Bank's capital stock.

         (h) FINANCIAL STATEMENTS. The following financial statements of the Bank and Summit (the "Financial Statements") have been delivered to CFB and are incorporated by reference herein:

              (i) The Consolidated Reports of Condition and Income of the Bank as of December 31 for each of the years 1994, 1995 and 1996 and the period ending March 31, 1997; and

              (ii) The audited consolidated financial statements of Summit, prepared in the ordinary course of business for each of the years ended December 31, 1994, 1995 and 1996.

Each of the aforementioned Financial Statements is, and the Determination Date Balance Sheet will be (when delivered pursuant to Section 1.4), true and correct in all material respects, and together they fairly present, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto and except that the unaudited Financial Statements are subject to any adjustments which might be required as a result of an examination of independent accountants) the financial position and results of operation of each of the respective Bank and Summit as of the dates and for the periods therein set forth. To the knowledge of Summit, such Financial Statements did not, as of the date of the preparation thereof, exclude any material assets or omit to state any material liability, absolute or contingent, the inclusion or omission of which renders such financial statements, in light of the circumstances in which they were made, misleading in any material respect. Since May 31, 1997, there has been no material adverse change in the financial condition, results of operation or business of the Bank and Summit, taken as a whole (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof that affect the banking industry generally, or changes in general economic conditions that affect the banking industry on a nationwide basis, including changes in the general level of interest rates).

         (i) FIDELITY INSURANCE. The Bank is insured under a Banker's Blanket Bond which is in full force and effect and the Bank has not received notice of cancellation or non-renewal thereof, and except as set forth in Schedule 3.1(i) of the Summit Disclosure Schedule, filed any claim thereunder during the past five years. There are no unresolved claims.

         (j) EMPLOYMENT CONTRACTS. Except as set forth in Section 3.1(j) of the Summit Disclosure Schedule, neither Summit nor the Bank is a party to or bound by any written or oral (i) employment or consulting contract that is not terminable without penalty by Summit or the Bank on 30 days' or less notice or
(ii) any collective bargaining agreement covering employees.

         (k) EMPLOYEE BENEFITS. Section 3.1(k) of the Summit Disclosure Schedule lists every employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Bank or Summit maintain or to which the Bank or Summit contribute on behalf of current or former employees of the Bank or Summit. All of the plans and programs listed in Section 3.1(l) of the Summit Disclosure Schedule (hereinafter referred to as the "Plans") are in compliance in all material respects with all applicable requirements of ERISA and all other applicable federal and state laws. None of the Plans is a defined benefit pension plan. None of the Plans has engaged in a "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, none of the Plans which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Plan and none of the Plans has incurred an accumulated funding deficiency within the meaning of Section 412(a) of the Code.

         (l) LITIGATION. Except as described in Section 3.1(l) of the Summit Disclosure Schedule, no claims have been asserted by written notice to Summit and no relief has been sought against Summit, the Bank or any of the Plans in any pending litigation or governmental proceedings or otherwise. Neither Summit nor the Bank is a party to any unsatisfied order, judgment or decree which is adverse to Summit or the Bank, and neither Summit nor the Bank (i) is the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority; or (ii) has made any commitment to or entered into any agreement with any regulatory authority that restricts or adversely affects its operations or financial condition. To the knowledge of Summit, there do not exist facts that would reasonably be expected to give rise to a material claim against Summit or the Bank after the Closing Date.

         (m) TAXES. Each of Summit and the Bank have filed all federal and state income tax returns and all other returns with respect to any taxes, either federal, state or local, which it is required to have filed; said returns have been correctly and accurately prepared; all taxes reflected thereon have been paid or adequately accrued for; no notice of any deficiency, assessments or additions to tax have been received by Summit or the Bank; neither Summit nor the Bank has waived any statute of limitations with respect to any taxes reflected on said returns; and deferred taxes have been properly reflected on the financial statements. Except as set forth in Section 3.1(m) of the Summit Disclosure Schedule, there are no other taxes of any kind or character for which either Summit or the Bank is or may be liable which are now past due, delinquent and/or unpaid.

         (n) TITLE TO PROPERTY. The Bank has good and marketable title to all material assets and properties, whether real or personal, that it purports to own, including without limitation all real and personal assets and properties reflected in its Consolidated Reports of Condition and Income as of December 31, 1996, or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996) subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as noted in said Consolidated Reports or the Schedules thereto; (ii) statutory liens for taxes not yet delinquent; (iii) security interests granted to secure deposits of funds by federal, state or other governmental agencies; (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held by the Bank as of the date hereof; and (v) such liens, mortgages, security interests, encumbrances and charges that are not in the aggregate material to the assets and properties of such Bank.

         (o) INSURANCE POLICIES. Summit has delivered to CFB true, accurate and complete copies of all insurance policies of Summit and the Bank as of the date of this Agreement. Each such policy is in full force and effect, with all premiums due thereon on or prior to the date of this Agreement having been paid as and when due.

         (p) BANK PROPERTY. All buildings, structures, fixtures, and appurtenances comprising the premises of the Bank are in good condition subject to ordinary wear and tear. Except for the facts set forth in the Assessment (as hereinafter defined), Summit and the Bank are, and have been at all times, in substantial compliance with all applicable Environmental Laws (as defined below), and have not engaged in any activity resulting in a material violation of any applicable Environmental Law. To the best knowledge of Summit, there is no legal, administrative, or other proceeding, claim, investigation (with respect to which Summit is aware), inquiry, order, hearing or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on Summit or the Bank, of any liability arising from any violation of or obligation under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Environmental Laws"), pending or, to the knowledge of Summit, threatened against Summit or the Bank; to the knowledge of Summit and except for the facts set forth in the Assessment, there is no reasonable basis for any such proceeding, claim, investigation, inquiry, order, hearing or action; and neither Summit nor the Bank is subject to any agreement, order, judgment, or decree by or with court, governmental authority or third party imposing any such environmental liability. No claims have been made by any governmental authority or third party against Summit since it was incorporated, or the Bank during the past ten (10) years relating to damage, contribution, cost recovery, compensation, loss or inquiry resulting from any violation of or obligation under any Environmental Laws.

         (q) CONDUCT OF BUSINESS. Except for the facts set forth in the Assessment, the Bank and Summit are in compliance in all material respects with all laws, regulations and orders (including zoning ordinances) applicable to them and to the conduct of their business, including without limitation, all statutes, rules and regulations pertaining to the conduct of the Bank's banking activities (including the exercise of fiduciary and trust powers), except where the failure to comply would not reasonably be expected to have a material adverse effect on Summit.

         (r) DOCUMENTATION. The documentation relating to loans made by the Bank and relating to all security interests, mortgages and other liens with respect to all collateral for such loans, taken as a whole, is adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens. The terms of such loans and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including laws, rules and regulations relating to the extension of credit). There are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or should in accordance with generally acceptable accounting principles, have been classified by the Bank as nonaccrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification. Summit has provided to CFB such written information concerning the loan portfolios of the Bank as CFB has requested, which information is true, correct and complete in all material respects.

         (s) LEASES AND CONTRACTS. Except as set forth in Section 3.1(s) of the Summit Disclosure Schedule neither the Bank nor Summit is a party to or bound by any written or oral (i) lease or license with respect to any property, real or personal, with a value in excess of $20,000, whether as a lessor, lessee, licensor or licensee; (ii) contract or commitment for capital expenditures in excess of $20,000 for any one project or $50,000 in the aggregate; (iii) contract or commitment for total expenses in excess of $20,000 made in the ordinary course of business for the purchase of materials, supplies, or for the performance of services for a period of more than 180 days from the date of this Agreement; or (iv) contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business (all such agreements, contracts, and commitments collectively are herein referred to as the "Material Contracts"). The Bank and Summit have performed in all material respects all obligations required to be performed by them to date, and are not in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under any of the Material Contracts to which the Bank or Summit is a party or by which the Bank or Summit is bound. Each of the Material Contracts is a valid and legally binding obligation of the Bank and the other party or parties thereto, subject to (i) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and
(ii) the application of equitable principles if equitable remedies are sought.

         (t) SHAREHOLDER LISTS. Summit has furnished to CFB a current shareholder list as of the date set forth therein that (i) sets forth the record name and number of shares held by each holder of preferred stock and common stock of Summit and (ii) identifies each shareholder who is an officer or director of the Bank or Summit.

         (u) BANK PRINCIPALS. Except as set forth in Section 3.1(u) of the Summit Disclosure Schedule, no director or executive officer of Summit or the Bank, nor any holder of ten percent or more of the outstanding capital stock of Summit, nor any affiliate of such person as that term is defined under 12 USC 371(c) ("Bank Principal") (i) is or has during the period subsequent to December 31, 1995, been a party (other than as a depositor) to any transaction with the Bank, whether as a borrower or otherwise, which (a) was made other than in the ordinary course of business; (b) was made on other than substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions for other persons; or (c) involves more than the normal risk of collectibility or presents other unfavorable features; or (ii) is a party to any loan or loan commitment, whether written or oral, from the Bank involving an amount in excess of $10,000. Except as set forth in Section 3.1(u) of the Summit Disclosure Schedule, no Bank Principal holds any position with any depository organization other than the Bank or Summit. For the purposes of this provision, the term "depository organization" means a commercial bank (including a private bank), a savings bank, a trust company, a savings and loan association, a homestead association, a cooperative bank, an industrial bank, a credit union, or a depository organization holding company.

         (v) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Summit or the Bank for inclusion or incorporation by reference in
(i) the "Registration Statement" (as hereinafter defined) will, at the time the Registration Statement becomes effective under the Securities Act of 1993, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the "Prospectus-Proxy Statement" (as hereinafter defined) and any amendment or supplement thereto will, at the date of mailing to the Summit stockholders and at the times of the meeting of stockholders of Summit to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Summit will use its best efforts to cause those portions of the Registration Statement supplied by Summit to comply in all material respects with applicable law.

         (w) AGREEMENTS WITH BANK REGULATORS. Except as set forth in Section 3.1(w) of the Summit Disclosure Schedule, neither Summit nor the Bank: (i) is a party to any written agreement or memorandum of understanding with; (ii) is subject to any order or directive by; (iii) is subject to any extraordinary supervisory letter from; or (iv) has adopted any board resolutions at the request of, federal or state governmental entities charged with the supervision or regulation of Bank or Summit or engaged in the insurance of bank deposits ("Bank Regulators"), nor has Summit been advised by any Bank Regulators that it is contemplating issuing or requesting any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    3.2 REPRESENTATIONS AND WARRANTIES OF CFB. CFB represents and warrants to Summit, in all material respects, as of the date of this Agreement (except as otherwise expressly provided) as follows, except as disclosed on the attached EXHIBIT C (the "CFB Disclosure Schedule") and the schedules thereunder which are numbered to correspond to the representations set forth below:

         (a) CFB ORGANIZATION. CFB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with authorized capital stock consisting of

30,000,000 shares of common stock, par value of $.01 per share, of which 18,658,951 shares were issued and outstanding as of March 31, 1997 and 2,000,000 shares of preferred stock, of which no shares of preferred stock were issued and outstanding as of March 31, 1997. CFB has all requisite power, authority, charters, licenses and franchises necessary or required by law to carry on the business activity in which it is presently engaged. CFB is registered as a corporation under Section 1841 of Title 12, United States Code, as amended (the "Bank Holding Company Act").

         (b) REPORTS. CFB and the CFB Subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "CFB Reports." As of their respective dates, the CFB Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CFB has timely filed with the SEC all reports, statements and forms required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (c) ENFORCEABILITY. The execution, delivery and performance of this Agreement by CFB and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CFB. Subject to approval by the government agencies and other governing bodies having regulatory authority over CFB as may be required by statute or regulation, this Agreement constitutes a valid and binding obligation of CFB, enforceable against it in accordance with its terms. This Agreement does not require the approval of CFB shareholders. CFB has no knowledge of any facts or circumstances which would lead a reasonably prudent person to conclude that regulatory approval of this transaction might be denied.

         (d) NO DEFAULT; CREATION OF LIENS. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any judgment, order or decree of any court or other governmental agency to which CFB may be subject, or any contract, agreement or instrument to which CFB is a party or by which CFB is bound or committed, or the Articles of Incorporation or Bylaws of CFB, or constitute an event that, with the lapse of time or action by a third party, could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the CFB Common Stock.

         (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by CFB for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and (ii) the Prospectus-Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Summit stockholders and at the times of the meeting of stockholders of Summit to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with applicable law.

         (f) NO PLAN TO TRANSFER ASSETS. CFB has no plan or intention to sell or otherwise dispose of any of the assets of Summit to be acquired in the Merger, except for dispositions in the ordinary course of business or transfers to controlled subsidiaries as described in Section 368(a)(2)(C) of the Code.

         (g) FUTURE FILING REQUIREMENTS. CFB will make any and all filings which are required to satisfy the requirements of Rule 145(d)(1) and Rule 144(c) (or any amendments, supplements, or successors to such rules) on or before the dates on which such filings are required to be made to comply with applicable requirements of law, and will include in its reports, both quarterly and annual, the statement that CFB has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months.

                                      ARTICLE 4

                             COVENANTS OF SUMMIT AND CFB

    4.1 COVENANTS OF SUMMIT. During the period from the date of this Agreement and continuing until the Effective Time, Summit agrees as follows:

         (a) ORDINARY COURSE. Except as otherwise required under this Agreement or by CFB, Summit and the Bank shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect. Summit shall not, nor shall it permit the Bank to (i) enter into any new material line of business,
(ii) increase or decrease the current number of the directors of Summit and the Bank, (iii) change its or the Bank's lending, investment, liability management or other material banking policies in any respect that is material to such party; or (iv) incur or commit to any capital expenditures (or any obligations or liabilities in connection therewith) other than capital expenditures (and obligations or liabilities in connection therewith) incurred or committed to in the ordinary course of business consistent with past practices.

         (b) SHAREHOLDER MEETING. Summit will cause to be duly called, and will cause to be held as soon as it is practicable to do so, but in no event later than forty-five (45) days following the effective date of the Registration Statement, a meeting of its shareholders and will direct that this Agreement be submitted to a vote at such meeting. Summit will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the Colorado Act and other applicable laws and regulations; (ii) recommend by the affirmative vote of a majority of the Board of Directors a vote in favor of approval of this Agreement; and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

         (c) REGISTRATION STATEMENT. Summit will promptly furnish or cause to be furnished to CFB all of the information concerning Summit and the Bank required for inclusion in, and will cooperate with CFB in the preparation of, the Registration Statement and Prospectus-Proxy Statement (including audited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement and Prospectus-Proxy Statement), or any statement or application made by CFB to any governmental body in connection with the Merger. Summit agrees promptly to advise CFB if at any time prior to the Effective Date of the Merger, any information provided by or on behalf of Summit becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission.

         (d) CONFIDENTIAL INFORMATION. Summit will hold in confidence all documents and nonpublic information concerning CFB and its subsidiaries furnished to Summit and its representatives in connection with the Merger and will not release or disclose such information to any other person, except as required by law and except to Summit's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the Merger contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with CFB (except to the extent that such information can be shown to be previously known to Summit, in the public domain, or later acquired by Summit from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to CFB.

         (e) BENEFIT PLANS. Summit and the Bank will, to the extent legally permissible, take all action necessary or required (i) to terminate or amend, if requested by CFB and at CFB's cost, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Time; (ii) to amend the Plans to comply with the provisions of the Tax Reform Act of 1986, as amended, and regulations thereunder and other applicable law as of the Effective Time; and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Time. Notwithstanding the foregoing, Summit and the Bank will terminate the Executive Supplemental Income and Director Deferred Income plans, at the expense of Summit and the Bank, and fully provide for any and all resulting liabilities as of the Determination Date Financial Statement.

    Except as set forth in Section 3.1(k) of the Summit Disclosure Schedule, and except as otherwise required pursuant to this Section 4.1(e), Summit agrees as to itself and the Bank that it will not, without the prior written consent of CFB, (i) enter into, adopt, amend (except as may be required by law) or terminate any Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between Summit or any of the Bank and one or more of its directors or officers; provided, however, that Summit or the Bank may amend any of the Plans to reduce or eliminate a requirement of mandatory periodic contributions provided that if any of the Plans do not have assets with an aggregate value that exceeds the present value of its liability for accrued benefits, all as determined on a termination basis, then Summit shall accrue on its Determination Date Financial Statements the amount by which any of the Plans are underfunded; (ii) except for normal increases in the ordinary course of business consistent with past practice that in the aggregate do not result in aggregate annual base compensation expense to Summit in excess of 105% of that in effect as of December 31, 1996, increase in any manner the compensation of any director, officer, or employee, or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of Summit or the Bank of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of the Merger.

         (f) NO SOLICITATIONS. Summit shall not permit the Bank to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or the Bank to solicit, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined below), or agree or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. Summit shall promptly advise CFB orally and in writing of any such inquiries or proposals, including all of the material terms thereof. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Summit or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of Summit other than the transactions contemplated or permitted by this Agreement.

         (g)  NO ACQUISITIONS.  Other than (i) acquisitions described in
Section 4.1(g) of the Summit Disclosure Schedule, or (ii) acquisitions which may be mutually agreed to by the parties, Summit shall not, nor shall permit the Bank to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or division thereof or otherwise acquire or agree to acquire any substantial amount of assets in each case; PROVIDED, however, that the foregoing shall not prohibit (i) internal reorganizations, consolidations or dissolutions involving only the Bank as permitted or directed by this Agreement, (ii) foreclosures and other acquisitions related to previously contracted debt, in each case in the ordinary course of business, or (iii) acquisitions of Summit assets in each case in the ordinary course of business.

         (h) INSURANCE. Summit and the Bank shall maintain the insurance coverage (or coverage of a like kind and amount) referenced in Section 3.1(o) through the Effective Time.

         (i) POOLING RESTRICTIONS. From and after the date of this Agreement, neither Summit nor the Bank shall take any action which, with respect to Summit, would disqualify the Merger as a "pooling of interests" for accounting purposes.

         (j) FINANCIAL STATEMENTS. Summit shall have prepared, filed and submitted to CFB all quarterly and management prepared financial statements for any periods ending at least 30 days before the Closing Date.

         (k) ADDITIONAL COVENANTS OF SUMMIT. From the date of this Agreement to the Closing Date or the earlier termination of this Agreement, Summit, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF CFB (except as otherwise specifically provided in clauses (xiv) and (xv) of this Section 4.1(k)), or as specifically required under the Agreement, shall not, nor shall it allow the Bank to:

              (i) Except as set forth in Section 4.1(g) of the Summit Disclosure Schedule, issue, sell or commit to issue or sell any shares of capital stock of Summit or the Bank, securities convertible into or exchangeable for capital stock of Summit or the Bank, warrants, options or other rights to acquire such stock, or enter into any agreement with respect to the foregoing other than issuance by the Bank of capital stock to Summit;

              (ii) Redeem, purchase or otherwise acquire (except for trust account shares) directly or indirectly, any shares of capital stock of Summit or the Bank or any securities convertible or exercisable for any shares of capital stock of Summit or the Bank;

              (iii) Split, combine or reclassify any of capital stock of Summit or the Bank or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of Summit or the Bank;

              (iv) Borrow, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, any material amount;

              (v) Other than in the ordinary course of business, discharge or satisfy any material lien or encumbrance on the properties or assets of the Bank or pay any material liability;

              (vi) Mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, and (C) liens and encumbrances which do not materially affect the value or interfere with the current use or ability to convey the property subject thereto or affected thereby;

              (vii) Sell, assign or transfer any tangible or intangible assets with a book value greater than $10,000, except in the ordinary course of business;

              (viii) Enter into any individual employment, agency or other contract or arrangement for the performance of personal services for an amount in excess of $10,000 (except for service agreements in the ordinary course of business);

              (ix) Amend the Bank' or Summit's Articles of Association, Articles of Incorporation, Bylaws or other governing documents;

              (x) Cancel any material debt or claim or waive any right of material value, except in the ordinary course of business;

              (xi) Repurchase or enter into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution other than loans repurchased in compliance with all applicable laws and regulations;

              (xii) Originate any loan which is thereafter participated to another financial institution providing for payment upon default on any basis other than pro rata;

              (xiii) Make or commit to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal or state bank regulatory examination or internal classification of substandard or lower by Bank's officers or directors, unless the Bank is under a legal obligation to do so;

              (xiv) (A) make, or agree to make, any fully secured loan or increase any existing fully secured loan for an amount in excess of $150,000, to any one borrower, unless said loan is made pursuant to a properly documented and legally enforceable commitment of the Bank to the borrower made prior to the date of this Agreement; (B) make, or agree to make, any unsecured loan or increase any unsecured loan by $25,000 or more, unless said loan is made pursuant to a properly documented and legally enforceable commitment of the Bank to the borrower made prior to the date of this Agreement; (C) make, or agree to make any new loan or advance on any existing loan, except in conformity with the Bank's current loan policies; (D) make, or agree to make, any additional advance in an amount in excess of $25,000 with respect to any loan classified "substandard" or less by any bank regulatory agency or pursuant to the Bank's risk rating system; or (E) make any change with respect to the terms of any existing loan, except in the ordinary course of business (the provisions of parts A and B of this section shall not apply to renewals of existing loans, advances under existing loans or increases to existing loans for an amount below the applicable limit set forth in parts A and B). Section 4.1(xiv), CFB shall provide advice of its consent within three business days after CFB has received the Request for Consent and accompanying information necessary for CFB to consider the request;

              (xv) Make or agree to make any loan to any Bank Principal or any person, corporation or entity in violation of any state or federal law or regulation;

              (xvi) Incur any obligation or liability with respect to capital expenditures which exceeds $10,000 for any single matter or $50,000 in the aggregate, except for capital expenditures described in Section 3.1(s) of the Summit Disclosure Schedule;

              (xvii) Fail to timely pay and discharge all federal and state taxes and other accounts payable for which it is liable, provided, that the Bank may deposit an amount equal to any such taxes, in lieu of the payment thereof, into a reserve account, determined consistently with prior practices, from which such taxes will be paid when and to the extent they are found to be properly due and payable;

              (xviii) Pay or commit to pay any additional salary or other compensation to any of the Bank's officers, directors or employees;

              (xix) Except as otherwise required pursuant to Section 4.1(e), enter into, adopt, amend (except as may be required by law), terminate or make or grant any increase above current funding levels in any of the Plans (other than normal premium increases on current health care insurance) or arrangement;

              (xx) Purchase or sell any bonds or other investment securities without prior written consent of CFB or make or agree to make any investment in violation of any federal law or regulation except that the Bank may purchase U.S. Treasury or Agencies securities with maturity dates of twenty-four (24) months or less;

              (xxi) Fail to charge and pay interest rates on loans and deposits, respectively, not materially consistent with practices in the Bank's marketplace;

              (xxii) Fail to use its reasonable best efforts to comply with any law, rule, regulation or order applicable to the Bank and/or Summit if such failure would have a material adverse effect upon Summit;

              (xxiii) Fail to make all appropriate and required transfers to the Bank's loan loss reserves based upon existing policies of the Bank or at the request of any regulatory agency or, in any event, fail to maintain a loan loss reserve of at least equal to $2,000,000;

              (xxiv) Change any accounting methods, practices or procedures with respect to the accumulation and presentation of financial information, except as directed by applicable law or regulation or to conform with accounting standards;

              (xxv) Declare or pay any dividends or distributions with respect to its stock after the Determination Date; or

              (xxvi) Fail to use its reasonable best efforts to obtain the consent or approval of each person (other than the government authorities referred to in Section 6.1(c)) whose consent or approval is required in order to permit a succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Summit or the Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument.

    4.2 COVENANTS OF CFB. During the period from the date of this Agreement and continuing until the Effective Time, CFB agrees as follows:

         (a) ORDINARY COURSE. Except as set forth in Section 4.2(a) of the CFB Disclosure Schedule, CFB shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         (b) APPLICATION. Subject to the required cooperation of Summit and its affiliates, CFB shall use its reasonable best efforts to prepare and submit within thirty (30) days of the date hereof an application to the Federal Reserve Bank of Minneapolis for prior approval pursuant to Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended, of the proposed transaction, and to prosecute all required federal and state applications.

         (c) COOPERATION. CFB will furnish to Summit all the information concerning CFB required for inclusion in, and will cooperate in the preparation of, the Prospectus-Proxy Statement to be sent to the shareholders of Summit.
CFB agrees promptly to advise Summit if at any time prior to the Effective Date of the Merger, any information provided by CFB in the Prospectus-Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission.

         (d) REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, CFB will file with the SEC a registration statement on Form S-4 under the Securities Act (the "Registration Statement") and any other applicable documents, which will include a prospectus and joint proxy statement (the "Prospectus-Proxy Statement"), and will use its best efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws as soon as practicable. CFB shall advise Summit promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and CFB shall furnish Summit with copies of all such documents. At the time the Registration Statement becomes effective, the Registration Statement and the Prospectus-Proxy Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. At the time of mailing thereof to the Summit shareholders, at the time of the Summit shareholders' meeting referred to in Section 4.1(b) hereof and at the Effective Time of the Merger, the Prospectus-Proxy Statement included as part of the Registration Statement or any amendment thereof or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Summit shareholders' meeting; PROVIDED, HOWEVER, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus-Proxy Statement made in reliance upon and in conformity with information furnished by Summit or the Bank for use in the Registration Statement or the Prospectus-Proxy Statement. CFB shall bear the costs of all SEC filing fees with respect to the Registration Statement, the costs of printing the Prospectus-Proxy Statement, and the costs of qualifying the shares of CFB Common Stock under state blue sky laws as necessary.

         (e) LISTING. CFB will file all documents required to be filed to obtain approval for listing the CFB Common Stock to be issued pursuant to the Merger on the NASDAQ National Market System and use its best efforts to effect said listing.

         (f) SHARES TO BE ISSUED. The shares of CFB Common Stock to be issued by CFB to the shareholders of Summit pursuant to this Agreement will, upon such issuance and delivery to said shareholders pursuant to the Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of CFB Common Stock to be delivered to the shareholders of Summit pursuant to this Agreement are and will be free of any preemptive rights of the stockholders of CFB.

         (g) BLUE SKY. CFB will file all documents required to obtain prior to the Effective Time of the Merger all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

         (h) CONFIDENTIAL INFORMATION. CFB will hold in confidence all documents and information concerning Summit and the Bank furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Summit (except to the extent that such information can be shown to be previously known to CFB, in the public domain, or later acquired by CFB from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Summit.

         (i) REGISTRATION STATEMENT. CFB will furnish or cause to be furnished all of the information concerning CFB and the CFB Subsidiaries required for inclusion in, and will cooperate with Summit in the preparation of the Registration Statement, or any statement or application made by Summit to any governmental body in connection with the transactions contemplated by this Agreement. CFB agrees to advise Summit if at any time prior to the

Effective Time, any information provided by or on behalf of CFB becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission.

    4.3 COVENANTS OF SUMMIT AND CFB. During the period from the date of this Agreement and continuing until the Effective Time, Summit and CFB agree as to themselves and their subsidiaries that, except as expressly contemplated or permitted by this Agreement, or to the extent that the parties shall otherwise consent in writing:

         (a) GOVERNING DOCUMENTS. No party shall amend its Certificate or Articles of Incorporation or Bylaws.

         (b) OTHER ACTIONS. Unless such action is required by law or sound banking practice, no party knowingly and intentionally shall, or shall permit any of its Subsidiaries to, take any action that (i) is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, or (ii) would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(c)) without imposition of a condition or restriction of the type referred to in Section 6.1(f) hereof except, in every case, as may be required by applicable law or this Agreement.

         (c) ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall promptly advise the other orally and in writing of any change or event constituting a material breach of any of the representations, warranties or covenants of such party contained herein. CFB shall file all reports required to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to Summit copies of all such reports promptly after the same are filed. CFB, Summit and each subsidiary of CFB or Summit that is a bank shall file all Call Reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the appropriate Bank Regulators between the date hereof and the Closing Date and shall make available to the other party copies of all such reports promptly after the same are filed.

         (d) TITLE OF PROPERTY. Summit agrees to deliver to CFB (at Summit's expense) within thirty (30) days of the date hereof, a title insurance commitment for all real property owned by Summit or the Bank in the State of Colorado (including property held as OREO) (the "Title Commitment"). CFB shall have thirty (30) days after receipt by CFB's counsel of said Title Commitment within which to notify Summit, in writing, of CFB's objection to any exceptions (other than any exception of the type described in Section 3.1(n)(i) through (iv)) to the title shown in said Title Commitment. In the event of any such objection, then Summit shall have thirty (30) days from the date of such objection within which to attempt to eliminate such objected to exceptions to title from the Title Commitment. In the event such objected to exceptions are not eliminated or satisfied to the reasonable satisfaction of CFB, CFB may terminate this Agreement pursuant to Section 7.1 hereof and such termination shall be the sole and exclusive remedy for the failure to eliminate or satisfy such exceptions.

         (e) ENVIRONMENTAL ASSESSMENT. Summit shall engage at its expense an independent, qualified environmental engineering firm, acceptable to CFB for the purpose of conducting a Phase I Hazardous Waste Assessment (the "Assessment") of all real properties owned or controlled by the Bank. The Assessment shall satisfy ASTM's E-1527 Standard Practice and shall include a record review of publicly available federal, state and local sources of environmental records. The Assessment shall be completed within thirty (30) days after the date hereof. CFB shall have a period of thirty (30) days from the date of receipt of such Assessment to review such Assessment and give written notice to Summit stating either that (i) such Assessment is approved by CFB or (ii) such Assessment is not approved by CFB and the reasons therefor.

    If CFB gives a notice pursuant to (ii) above which sets forth specific objections to the Assessment, then CFB may, at its option, terminate this Agreement as of the date which is sixty (60) days after the date of such notice unless during such sixty (60) day period Summit corrects or satisfies such objections, or indemnifies CFB against loss, liability or expense, to the reasonable satisfaction of CFB.

                                      ARTICLE 5

                                ADDITIONAL AGREEMENTS

    5.1  REGULATORY MATTERS.

         (a) CFB shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, following the record date for the stockholder meeting of Summit, thereafter mail the Prospectus-Proxy Statement to the stockholders of Summit.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as practicable all necessary permits, consents, and authorizations of all governmental entities necessary to consummate the Merger ("Requisite Regulatory Approvals"). Summit and CFB shall have the right to review in advance, and to the extent practicable each will consult the other on, subject to applicable laws relating to the exchange of information, all the information relating to Summit or CFB, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to any governmental entity in connection with the Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

         (c) Summit and CFB shall promptly furnish each other with copies of written communications received by Summit or CFB, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such items are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any governmental entity in respect of the Merger.

    5.2 LETTERS OF SUMMIT OFFICERS. Summit shall cause to be delivered to CFB a letter of Summit's chief financial officer in substantially the form shown on
EXHIBIT 5.2A dated (i) the date on which the Registration Statement shall become effective and (ii) the business day prior to the Closing Date, and addressed to CFB.

    CFB shall cause to be delivered to Summit a letter of CFB's chief financial officer in substantially the form shown on EXHIBIT 5.2B dated (i) the date on which the Registration Statement shall become effective and (ii) the business day prior to the Closing Date, and addressed to Summit.

    5.3 ACCESS TO INFORMATION. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Summit and CFB shall each (and cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of CFB, access during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records for the purpose of updating any review of such items performed prior to the date of this Agreement and, during such period, Summit and CFB shall (and shall cause each of its subsidiaries to) make available to the other: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than reports or documents which either party is not permitted to disclose under applicable law); and (b) all other information concerning its business, properties and personnel as either party may reasonably request. It is the intention of the parties that CFB shall conduct an examination of Summit and the Bank (i) promptly following execution of the Agreement and, again (ii) prior to the Closing Date in order to confirm compliance with the representations, warranties and covenants set forth in this Agreement. Any required adjustments to the Financial Statements shall be made by Summit within ten (10) business days following identification by CFB. In the event of a dispute between Summit and CFB over whether adjustments are in conformity with generally accepted accounting principles, the parties agree to share the cost of referring the matter to Grant Thornton L.L.P. and to abide by its final determination. No investigation by either party shall affect the representations and warranties set forth herein.

    5.4 AFFILIATES. Each of Summit and CFB shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Summit or CFB to deliver to the other party hereto, as soon as practicable after the date hereof, and at least 32 days prior to the Closing Date, a written agreement substantially in the form of EXHIBIT 5.4.

    5.5 EMPLOYEE BENEFIT PLANS. Each person who is an employee of the Bank as of the Effective Time ("Bank Employees") shall be participants in the employee welfare plans, and shall be eligible for participation in the pension plans of CFB, as in effect from time to time, subject to any eligibility requirements (with full credit for years of past service to any of the Bank, or to any predecessor-in-interest of the Bank to the extent such service is presently given credit under the Plans of the Bank described in Section 3.1(k) hereof, for the purpose of satisfying any eligibility and vesting periods) applicable to such plans (but not subject to any pre-existing condition exclusions) and shall enter each welfare plan immediately after the Effective Time and shall enter each pension plan not later than the first day of the calendar year which begins at least 32 days after the Effective Time. For the purpose of determining each Bank Employee's benefit for the year in which the Merger occurs under the CFB vacation program, vacation taken by a Bank Employee in the year in which the Merger occurs will be deducted from the total CFB benefit. Each Bank Employee shall be eligible for participation, as a new employee with the credit for past service described above, in the CFB Plans under the terms thereof.

    5.6 EXPENSES. Except as otherwise stated herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expense, except as may be permitted by Section 7.2. All of the expenses (including but not limited to professional fees) incurred or to be incurred by Summit in connection with the Merger shall be accrued as expenses on the Determination Date Balance Sheet.

    5.7 ESCROW AND INDEMNITY AGREEMENT. Concurrently with the execution and delivery of this Amendment, CFB and Summit shall execute and deliver an Agreement (the "Escrow Agreement") requiring indemnification of CFB by shareholders of Summit against certain losses or expenses as described therein, and providing for an escrow as of the Effective Time in the aggregate value of Three Hundred Fifty Thousand Dollars ($350,000), to be administered as provided therein. The obligations of CFB under the Merger Agreement are expressly contingent upon the execution, delivery and performance of the Escrow Agreement by Summit.

    5.8 RELEASE. Concurrently with the execution and delivery of this Amendment, CFB and Dr. Bob L. Sellers ("Sellers") shall execute and deliver a Release providing for the release by Sellers of any and all claims he may have against Summit and the Bank, as provided therein. The obligations of CFB under the Merger Agreement are expressly contingent upon the execution, delivery and performance of the Release by Sellers.

    5.9 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take all action and to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, cooperating fully with the other party hereto, providing the other party hereto with any appropriate information and making all necessary filings in connection with the Requisite Regulatory Approvals. Without limiting the foregoing, Summit agrees to (i) cooperate with CFB and use its best efforts in support of a request by CFB to the appropriate regulatory agencies to provide interim management assistance to the Bank pending consummation of the Agreement, and (ii) cooperate with CFB in converting the Bank to CFB's data processing system. In the event the Bank's data processing system is converted prior to consummation, CFB shall not charge the Bank at a rate in excess of the rate the Bank currently pays for comparable services.

                                      ARTICLE 6

                                 CONDITIONS PRECEDENT

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of Summit Common Stock.

         (b) NASDAQ LISTING. The shares of CFB Common Stock issuable to the Summit stockholders pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market System, upon notice of issuance.

         (c) OTHER APPROVALS. Other than the filing provided for by Section 1.1, all consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (collectively, the "Consents") which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated hereby (other than immaterial Consents) shall have been filed, occurred or been obtained and all such Requisite Regulatory Approvals shall be in full force and effect.

         (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any governmental entity seeking any such Injunction be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger.

         (f) NO UNDULY BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated hereby, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon CFB, Summit, or any of their Subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable, in the reasonable business judgment of the Board of Directors of either CFB or Summit, the consummation of the Merger.

    6.2 CONDITIONS TO OBLIGATIONS OF CFB. The obligation of CFB to effect the Merger are also subject to the satisfaction or waiver by CFB prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Summit set forth in this Agreement shall be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, except where the failure to be true and accurate in all material respects would not have or would not be reasonably expected to have a material adverse effect on Summit, and CFB shall have received a certificate signed on behalf of Summit by the Chairman of the Board of Summit to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF SUMMIT. Summit shall have performed in all materials respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CFB shall have received a certificate signed on behalf of Summit by the Chairman of the Board of Summit to such effect.

         (c) POOLING LETTER. CFB shall have received a letter from Ernst & Young, in form and substance reasonably satisfactory to CFB, approving the accounting treatment of the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, as of a date no more than five business days prior to the Closing Date; in support of the Ernst & Young pooling letter, Ernst & Young and CFB shall have received a letter from Summit's accountants, in form and substance reasonably satisfying to Ernst & Young, confirming certain facts on behalf of Summit.

         (d) LEGAL OPINION. CFB shall have received the opinion of McKenna & Cuneo, L.L.P., counsel to Summit, dated the Closing Date, in substantially the form shown on EXHIBIT 6.2, and such opinion shall not have been withdrawn prior to the Effective Time.

    6.3 CONDITIONS TO OBLIGATIONS OF SUMMIT. The obligation of Summit to effect the Merger is also subject to the satisfaction or waiver by Summit prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CFB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, except as otherwise contemplated by this Agreement, and Summit shall have received a certificate signed on behalf of CFB by the Chairman and Chief Executive Officer and by the Chief Financial Officer to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF CFB. CFB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Summit shall have received a certificate signed on behalf of CFB by the Chairman and Chief Executive Officer and by the Chief Financial Officer to such effect.

         (c) CONSENTS UNDER AGREEMENTS. CFB shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which CFB or any of its subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Summit, individually or in the aggregate, have a material adverse effect on CFB or upon the consummation of the transactions contemplated hereby.

         (d) TAX OPINION. CFB and Summit shall have received the opinion of Lindquist & Vennum P.L.L.P., dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) CFB and Summit will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) shareholders of Summit who exchange their shares of Summit Common Stock for shares of CFB Common Stock will not recognize gain or loss, for purposes of federal income tax, except to the extent of the cash received in lieu of fractional shares, and (iv) Summit will not recognize gain or loss, for purposes of federal income tax, as a result of consummation of the Merger.

         (e) LEGAL OPINION. Summit shall have received the opinion of Lindquist and Vennum, P.L.L.P., counsel to CFB, dated the Closing Date, in substantially the form shown on Exhibit 6.3, and such opinion shall not have been withdrawn prior to the Effective Time.

                                      ARTICLE 7

                              TERMINATION AND AMENDMENT

    7.1 TERMINATION. This Agreement may be terminated in writing at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Summit or CFB, only in the following circumstances:

         (a) by mutual consent of CFB and Summit in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) by either CFB or Summit if (i) any Requisite Regulatory Approval shall have been denied; or (ii) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (c) by either CFB or Summit if the Merger shall not have been consummated on or before December 31, 1997, unless the failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereunder to be performed or observed by such party;

         (d) by either CFB or Summit if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured before closing or within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party, whichever occurs first; or

         (e) by CFB pursuant to the terms of Section 4.3(d) or 4.3(e), as applicable.

    7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either CFB or Summit as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the obligations under Sections 4.1(d), 4.2(h), 5.6, and 7.2 shall survive termination of this Agreement; provided, however, that no party shall be relieved or released from any liabilities or damages arising out of the willful breach by such party of any provision of this Agreement.

    7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Summit and CFB, provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any of the Schedules; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                      ARTICLE 8

                                  GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this Agreement shall survive the Merger or the termination of this Agreement, except that Section 3.2, 4.2(c) - (f), 4.2(h) - (i), 5.6, 8.6 and 8.10 shall survive the Merger, and Sections 4.1(d), 4.2(h), 5.6 and 7.2 shall survive the termination of the Agreement.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)  if to CFB:               Community First Bankshares, Inc.
                                  Attn:  Donald R. Mengedoth, President
                                  520 Main Avenue
                                  Fargo, ND 58124

         with copies to:          Steven J. Johnson, Esq.
                                  Lindquist & Vennum P.L.L.P.
                                  4200 IDS Center
                                  80 South 8th Street
                                  Minneapolis, MN 55402-2205
    and

    (b)  if to Summit, to:        First National Summit Bankshares, Inc.
                                  Attn: James C. Noone, D.V.M.
                                  201 Main Street
                                  Gunnison, CO 86723

         with copies to:          Patrick B. Augustine, Esq.
                                  McKenna & Cuneo, L.L.P.
                                  370 17th Street #4850
                                  Denver, CO 80202

    8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT: THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that Sections 3.2 and 4.2(i) are intended for the benefit of the Summit shareholders; and Section 5.5 is intended for the benefit of employees of the Bank. CFB shall be liable to such third-party beneficiaries for damages caused by the breach of such Sections. No party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

    8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

    8.7 PUBLICITY. Except as otherwise required by law or the rules of the NASDAQ or the National Association of Securities Dealers, so long as this Agreement is in effect, neither CFB nor Summit shall, nor shall either of them permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.9 ENFORCEMENT OF AGREEMENT. Each of the parties hereto agrees that it will not object if the other party seeks to obtain an injunction to prevent breaches of this Agreement or to enforce specifically the terms and provision hereof in any court in the United States or any state have jurisdiction. The enforcing party shall be entitled to recover its attorneys fees incurred in the successful enforcement of the terms and provisions of this Agreement.

    8.10 INDEMNIFICATION. CFB will indemnify the officers and directors of Summit and Bank for all actions they take in the performance of their duties as required by this Agreement to the same extent CFB indemnifies its officers and directors for all actions they take in the performance of their duties as required by this Agreement.

    IN WITNESS WHEREOF, CFB and Summit have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                  COMMUNITY FIRST BANKSHARES, INC.



                                  By:   /s/ Donald R. Mengedoth
                                        --------------------------------------
                                        Name:  Donald R. Mengedoth
Attest:                                 Title:  Chairman and President



  /s/ Mark A. Anderson
-------------------------------
Name:  Mark A. Anderson
Title: Executive Vice President


                                  FIRST NATIONAL SUMMIT BANKSHARES INC.



                                  By:   /s/ James C. Noone, D.V.M.
                                        --------------------------------------
Attest:                                 Name:  James C. Noone, D.V.M.
                                        Title:  Chairman


 /s/ Alanson Hegeman
-------------------------------
Name: Alanson Hegeman
Title:  Secretary

                                  TABLE OF EXHIBITS


EXHIBIT A       --   Articles of Merger

EXHIBIT B       --   Summit Disclosure Schedule

EXHIBIT C       --   CFB Disclosure Schedule

EXHIBIT 2.1(c)  --   Illustrations of Exchange Rate Calculations

EXHIBIT 5.4     --   Affiliate Agreement

EXHIBIT 6.2     --   McKenna & Cuneo LLP Opinion

EXHIBIT 6.3     --   Lindquist & Vennum P.L.L.P. Opinion

                                                                      APPENDIX B

                                    AGREEMENT


     THIS AGREEMENT is made as of the 22nd day of August, 1997 by and between COMMUNITY FIRST BANKSHARES, INC., a Delaware corporation ("CFB") and FIRST NATIONAL SUMMIT BANKSHARES, INC., a Colorado corporation ("Summit"), as agent for the shareholders of Summit ("Shareholders").

                                    RECITALS

     WHEREAS, CFB and Summit are parties to an Agreement and Plan of Merger dated August 22, 1997 (the "Merger Agreement"), and generally providing for the acquisition of Summit and its subsidiary, First National Summit Bank ("Bank"), by CFB; and

     WHEREAS, it is a condition to consummation of the Merger Agreement that the Shareholders indemnify CFB against certain future liabilities and expenses and provide an escrow account to fund such indemnification obligation.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. INDEMNIFICATION. Shareholders shall indemnify and hold the CFB, Summit and the Bank, and their respective successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all losses, costs, damages, expenses, liabilities, taxes, interest, penalties, judgments, amounts paid in settlement, claims, demands, deficiencies, causes of action, suits or other damage, including without limitation, attorney's fees and expenses (a) resulting from, arising out of or incurred with respect to (or alleged to result from, arise out of or to have been incurred with respect to) any actions or omissions (or alleged actions or omissions) by officers or directors of Summit or the Bank prior to the Effective Time which constitute (or are alleged to constitute) (i) a violation of law or regulation, (ii) a breach of fiduciary duty, or (iii) an unsafe or unsound practice which caused or is likely to cause more than a minimum financial loss to the Bank (all of the foregoing items being hereinafter referred to as a "Director/Officer Claims"), or (b) resulting from, arising out of or incurred with respect to (or alleged to result from, arise out of or to have been incurred with respect to) any discharge, release or actual or constructive termination by Summit or the Bank of any officer or employee from employment prior to the Effective Time who has informed the Bank of alleged disability (all of the foregoing items being hereinafter referred to as an "Employee Claim", and, collectively with Director/Officer Claims, as "Claims"). Without limiting the foregoing, a "Director/Officer Claim" shall include the reasonable expenses or costs incurred by an Indemnified Party, including reasonable attorney's fees, in connection with any investigation or civil, criminal or administrative proceeding with respect to any matter which gives rise to a claim for which an Indemnified Party is entitled to indemnification pursuant to the foregoing provisions. Notwithstanding anything to the contrary herein, however, such indemnification obligations shall be limited to the Escrow, as hereinafter set forth.

     2. ESTABLISHMENT OF ESCROW. At the Effective Time of the Merger Agreement, CFB shall establish an escrow account (hereinabove and hereinafter, the "Escrow") at Colorado Community First National Bank (the "Escrow Agent"). The initial amount of the Escrow shall be Three Hundred Fifty Thousand Dollars ($350,000), of which Three Hundred Twenty-Five Thousand Dollars ($325,000) shall be allocated to the Director/Officer Claims and Twenty-Five Thousand Dollars ($25,000) shall be allocated to the Employee Claims, to be funded either (i) by wire transfer in that amount on the Closing Date from the Bank to the Escrow Agent, or (ii) by transfer of that amount of CFB Common Stock by CFB to the Escrow Agent from the proceeds of the Merger otherwise due the Shareholders under the terms of the Merger Agreement. If CFB Common Stock is utilized, the value of the CFB Common Stock shall be calculated based upon the per-share closing price as reported by the NASDAQ National Market System for the trading day immediately preceding the Effective Time.

     3. EFFECT OF ESCROW ON MERGER CONSIDERATION. If CFB Common Stock is used to initially fund the Escrow, the number of shares of CFB Common Stock transferred to the Escrow shall correspondingly reduce the Exchange Rate otherwise due holders of Summit Common Stock under the terms of the Merger Agreement. If a wire transfer is used to initially fund the Escrow, the amount of the Escrow shall nevertheless be included in the determination of Summit Value in accordance with Section 1.4 of the Merger Agreement and for purposes of the Adjustment based on Summit Value, calculated in accordance with Section 2.1(e) of the Merger Agreement; provided, however, that the Exchange Rate resulting from the foregoing calculations shall then be reduced by the number of shares determined by (i) dividing $350,000 by the per-share closing price of the CFB Common Stock as reported by the NASDAQ National Market System for the trading day immediately preceding the Effective Time.

     4.   INVESTMENT IN CFB COMMON STOCK.    It is the acknowledged preference
of the parties that the Escrow be funded with CFB Common Stock, if such funding would not result in a failure of the pooling accounting condition in Section 6.2 of the Merger Agreement or otherwise jeopardize consummation of the transaction. Accordingly, in the event the Escrow is initially funded by a wire transfer, unless such investment shall jeopardize satisfaction of the pooling accounting condition set forth in Section 6.2(c) of the Merger Agreement, the Escrow Agent is instructed to invest the proceeds of the wire transfer in CFB Common Stock as promptly as reasonably practicable following the Effective Time. Subject only to the liquidity needs of the Escrow in meeting current obligations, the Escrow Agent is expressly relieved of any express or implied responsibility to consider the prudence of maintaining all or substantially all of the Escrow as an investment in CFB Common Stock.

     5. ADMINISTRATION OF THE ESCROW. The Escrow Agent shall pay out from the Escrow amounts necessary to satisfy any Claims presented to the Escrow Agent by an Indemnified Party; provided, however, that payments from the Escrow to satisfy a Director/Officer Claim shall not exceed its allocable share of the Escrow, based upon the foregoing funding formula of Three Hundred Twenty-Five Thousand Dollars ($325,000) initial funding and investment, and payments from the Escrow to satisfy an Employee Claim shall not exceed the balance of the Escrow, based upon the foregoing funding formula of Twenty-Five Thousand Dollars ($25,000). At any time during the term of the Escrow, an Indemnified Party may present a Claim to the Escrow Agent. Claims shall be accompanied by documentation setting forth in reasonable detail the amount of the Claim, and the Indemnified Party shall provide a copy of the Claim and supporting documentation to the representative of the Shareholders at the time of submission to the Escrow Agent. Subject to the foregoing limitations, the Escrow Agent shall pay Claims from proceeds of the Escrow within ten (10) business days of receipt, unless satisfaction of the Claim requires proceeds from the sale of CFB Common Stock, in which case payment shall occur by the later to occur of (i) 10 business days of receipt of Claim or (ii) five (5) business days of receipt of proceeds of sale. Sales of CFB Common Stock shall occur no more frequently than monthly, on the fifth trading day of each month, at the market price. Sales of CFB Common Stock shall be made in round lots, at the next round lot after estimated proceeds sufficient to satisfy all outstanding Claims.

     6. TERM OF INDEMNITY AND ESCROW. The indemnity granted herein shall expire with respect to any Claims not asserted by an Indemnified Party on or before the fifth anniversary of this Agreement, in accordance with the procedures set forth below. Subject to the foregoing, the indemnity granted herein shall survive the investigations by CFB prior to the Effective Time, and the investigations by CFB after the closing of the transactions contemplated by the Merger Agreement. The Escrow shall be established as of the date hereof and shall continue until the earlier of (i) payment from the Escrow of all proceeds of the Escrow or (ii) the fifth anniversary of the date of the Agreement. On the fifth anniversary of the date of this Agreement, provided there are no outstanding Claims, any proceeds remaining in the Escrow shall be disbursed by the Escrow Agent to the Shareholders in proportion to their Summit ownership interest as of the Effective Time. The parties agree to reevaluate the need for the Escrow and reasonable requirements thereof, as of the third anniversary of the date of this Agreement. Notwithstanding the foregoing, the portion of the Escrow allocated to Officer/Director Claims shall be terminated and the remaining portion thereof shall be disbursed within sixty (60) days of the termination of all investigations and proceedings described in Section 1 hereof, as demonstrated to CFB's reasonable satisfaction. Further, notwithstanding the foregoing, the portion of the Escrow allocated to Employee Claims shall be terminated and the remaining portion thereof shall be disbursed with sixty days of the satisfaction and release of all pending or threatened employee claims, as demonstrated to CFB's reasonable satisfaction.

     7. DUTIES AND LIABILITY OF ESCROW AGENT. The Escrow Agent hereby accepts its obligations under this Agreement, and represents that it has the corporate power and legal authority to enter into this Agreement and perform its obligations hereunder. The Escrow Agent agrees to provide to the parties a monthly written statement, setting forth in reasonable detail the activity in the Escrow for the period since the preceding statement. The Escrow Agent shall be entitled to deduct from the Escrow reimbursement for any actual out-of-pocket expenses incurred by it hereunder. The Escrow Agent shall not be liable for any action or failure to act under or in connection with this Agreement, except for its own gross negligence or willful misconduct.

     8. COOPERATION. In connection with the defense or compromise of any Claim, the parties, and their respective affiliates and successors, shall cooperate in making available to each other all relevant information, documents, books, records and files, as well as access to personnel having knowledge thereof, except where such information is subject to privilege or where release of such information is prohibited or restricted by law or regulation.

     9. ARBITRATION. Any disputes arising under this Agreement which cannot be resolved by good faith negotiation between the parties shall be subject to binding arbitration in accordance with the rules and procedures of the American Arbitration Association as then in effect, except as otherwise provided in this Agreement. Either party may demand arbitration by providing thirty (30) days' prior written notice to the other party. Unless otherwise agreed by the parties, arbitration shall take place in Denver, Colorado. Each party shall appoint an arbitrator and the two selected arbitrators shall appoint a third arbitrator. If the two arbitrators selected by the parties are unable to agree upon a third arbitrator, the third arbitrator shall be selected by and in accordance with the procedures of the American Arbitration Association. The costs and expenses of the arbitration, including the costs and expenses of the arbitrators, shall be shared equally by the parties unless the arbitrators determine that one party should bear a greater portion or all of the expenses.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings. There have been and are no promises, restrictions, agreements or understandings between the parties with respect to the subject matter hereof except as set forth herein.

     11. HEADINGS; DEFINITIONS. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the meaning, construction or interpretation of any provision of this Agreement. This Agreement may be executed in the several counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement.

     12. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed, construed and interpreted exclusively in accordance with the laws of the State of Colorado.

     13. NOTICES. All notices given hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed as follows:

          (a)  If to CFB, to:      Donald R. Mengedoth, President
                                   Community First Bankshares, Inc.
                                   520 Main Avenue
                                   Fargo, ND 58124

               With a copy to:     Steven J. Johnson, Esq.
                                   Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                   80 South Eighth Street
                                   Minneapolis, MN 55402

          (b)  If to Shareholders, after the Closing, to:

                                   James C. Noone, D.V.M.
                                   First National Summit Bankshares, Inc.
                                   201 Main Street
                                   Gunnison, CO 86723

               With a copy to:     William Ernest Norcross, Esq.
                                   890 Willow Tree Cir #8
                                   Cordova, TN 38018-8847

               And a copy to:      Patrick B. Augustine, Esq.
                                   McKenna & Cuneo, L.L.P.
                                   370 Seventeenth Street
                                   Suite 4800
                                   Denver, CO 80202

or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notices of a change of address shall be effective only upon receipt.

     14. SEVERABILITY. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable.

     15. AMENDMENT AND MODIFICATION. This Agreement may only be amended, modified or supplemented by a written agreement executed by each of the parties hereto.

     16. EFFECTIVE DATE. This Agreement shall be effective upon the Effective Date of the Merger Agreement.

     17. COSTS AND EXPENSES. In the event of any dispute hereunder, the prevailing party in such dispute shall be entitled to recover from the other party its reasonable costs and expenses incurred in connection with such dispute, including, without limitation, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  COMMUNITY FIRST BANKSHARES, INC.



                                  By   /s/ Donald R. Mengedoth
                                    --------------------------------------------
                                    Its   President and Chief Executive Officer
                                       -----------------------------------------



                                  FIRST NATIONAL SUMMIT BANKSHARES, INC.


                                  By  /s/ James C. Noone, D.V.M.
                                    --------------------------------------------
                                    Its  Chairman
                                       -----------------------------------------


                         Accepted this 22nd day of August, 1997.

                         COLORADO COMMUNITY FIRST NATIONAL BANK


                         By        James R. Krumm
                           ------------------------------------------------
                                   Its   Chief Executive Officer
                                      -------------------------------------

                          FIRST AMENDMENT TO AGREEMENT



     THIS FIRST AMENDMENT TO AGREEMENT is dated as of the 22nd day of August, 1997 and made and entered into by and between COMMUNITY FIRST BANKSHARES, INC., a Delaware corporation ("CFB"), and FIRST NATIONAL SUMMIT BANKSHARES, INC., a Colorado corporation ("Summit"), as agent for the shareholders of Summit ("Shareholders").

     WHEREAS, the parties hereto are parties to an Agreement providing for certain indemnification and escrow matters dated August 22, 1997 (the "Escrow Agreement"); and

     WHEREAS, the parties desire to make certain changes to the Escrow Agreement, as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

     1. AMENDMENT OF SECTION 2 OF THE ESCROW AGREEMENT. Section 2 of the Escrow Agreement is amended and restated in its entirety as follows:

          2. ESTABLISHMENT OF ESCROW. At the Effective Time of the Merger Agreement, CFB shall establish an escrow account (hereinabove and hereinafter, the "Escrow") at Colorado Community First National Bank (the "Escrow Agent"). The initial amount of the Escrow shall be that minimum number of whole shares of CFB Common Stock whose total value shall not be less than Three Hundred Fifty Thousand Dollars ($350,000), of which Three Hundred Twenty-Five Thousand Dollars ($325,000) shall be allocated to the Director/Officer Claims and Twenty-Five Thousand Dollars ($25,000) shall be allocated to the Employee Claims, to be funded by transfer of that amount of CFB Common Stock by CFB to the Escrow Agent from the proceeds of the Merger otherwise due the Shareholders under the terms of the Merger Agreement. The value of the CFB Common Stock shall be calculated based upon the per-share closing price as reported by the NASDAQ National Market System for the trading day immediately preceding the Effective Time (the "Effective Time Value").

     2. AMENDMENT OF SECTION 3 OF THE ESCROW AGREEMENT. Section 3 of the Escrow Agreement is amended and restated in its entirety as follows:

          3. EFFECT OF ESCROW ON MERGER CONSIDERATION. The number of shares of CFB Common Stock transferred to the Escrow shall correspondingly reduce the Exchange Rate otherwise due holders of Summit Common Stock on the Closing Date, under the terms of the Merger Agreement.

     3. AMENDMENT OF SECTION 4 OF THE ESCROW AGREEMENT. Section 4 of the Escrow Agreement is amended and restated in its entirety as follows:

          4. INVESTMENT IN CFB COMMON STOCK. Subject to each Shareholder's right to direct a sale of shares of CFB Common Stock from their respective Escrow Account, discussed below, the Escrow shall be maintained invested in CFB Common Stock until termination. The Escrow Agent is expressly relieved of any express or implied responsibility to consider the prudence of maintaining all or substantially all of the Escrow as an investment in CFB Common Stock.

     4. AMENDMENT TO SECTION 5 OF THE ESCROW AGREEMENT. Section 5 of the Escrow Agreement is amended and restated in its entirety as follows:

          5. ADMINISTRATION OF THE ESCROW. As used herein, an "Escrow Account" refers to that portion of the Escrow which corresponds to such Shareholder's proportionate share of the Summit Common Stock. At the establishment of the Escrow, all of the Escrow Accounts shall consist of CFB Common Stock, including fractional shares thereof, and are referred to herein as "Stock Escrow Accounts". Notwithstanding the Escrow, Shareholders shall be entitled to vote shares of CFB Common Stock held in their respective Stock Escrow Account, provided such shares have not been reserved for return, as hereinafter set
     forth.   Dividends received with respect to shares of CFB Common Stock retained in the Escrow shall be retained by the Escrow Agent. Subject to the limitations upon sales by affiliates under Section 5.4 of the Merger Agreement, at any time during the term of the Escrow, a Shareholder may request that the unreserved portion of his Escrow Account be liquidated and sold and the cash proceeds substituted for the CFB Common Stock. Any and all expenses of sale must be paid by the Shareholder and deposited with the Escrow Agent prior to the Escrow Agent's liquidation of the Stock Escrow Account. Liquidated Stock Escrow Accounts are referred to herein as "Cash Escrow
     Accounts".   A Shareholder may not divide his unreserved Stock Escrow
     Account and liquidate only a portion thereof, and once a Stock Escrow Account has been liquidated, a Shareholder may not direct that his Cash Escrow Account be reinvested in CFB Common Stock. Any and all Cash Escrow Accounts shall be invested in interest-bearing obligations, in the reasonable discretion of the Escrow Agent, considering the liquidity needs of the Cash Escrow Accounts.

          At any time during the term of the Escrow, an Indemnified Party may present a Claim to the Escrow Agent. Claims shall be accompanied by documentation setting forth in reasonable detail the amount of the Claim, and the Indemnified Party shall provide a copy of the Claim and supporting documentation to the representative of the Shareholders at the time of submission to the Escrow Agent.

          Within ten (10) business days of receipt of a Claim, the Escrow
     Agent shall reserve from each Stock Escrow Account and deduct from each Cash Escrow Account the respective Shareholder's portion of the indemnification liability. For these purposes, CFB Common Stock held in Stock Escrow Accounts shall continue to be valued at the Effective
     Time Value, and charges against a Cash Escrow Account shall be based upon the original percentage indemnification liability of the Shareholder of such Cash Escrow Account, rather than the nominal value of the liability. (For example, a holder of 10% of Summit Common Stock who receives CFB Common Stock with an Effective Time Value of $35 per share and liquidates such shares at a sale price of $45 per share would be charged 60% of the value of his Cash Escrow Account ($27,000) as his share of a Claim against the Escrow of $210,000.) Unless sooner requested by CFB, the Escrow Agent shall return shares (and accumulated dividends thereon) to CFB from the Escrow upon termination of the Escrow, and pending such return, shall reserve shares from Stock Escrow Accounts until a final accounting. Subtractions from the Escrow in response to a Director/Officer Claim shall not exceed its allocable share of the Escrow, based upon the foregoing funding formula of Three Hundred Twenty-Five Thousand Dollars ($325,000) initial funding and subtractions from the Escrow in response to an Employee Claim shall not exceed the balance of the Escrow, based upon the foregoing funding formula of Twenty-Five Thousand Dollars ($25,000).

          The Escrow Agent shall prepare a final accounting and return or distribution of the Escrow with ten (10) business days of termination.

     5. Except as hereinabove set forth, there are no other changes to the Escrow Agreement, and the same is expressly ratified and confirmed.

          IN WITNESS WHEREOF, CFB and Summit have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        COMMUNITY FIRST BANKSHARES, INC.

                                        By: /s/ Gary A. Knutson
                                           -------------------------------------
                                           Name: Gary A. Knutson
                                           Title:  Senior Vice President

                                        FIRST NATIONAL SUMMIT BANKSHARES INC.

                                        By: /s/ James C. Noone, D.V.M.
                                           -------------------------------------
                                           Name:  James C. Noone, D.V.M.
                                           Title:  Chairman

                                        Accepted this 22nd day of August, 1997.

                                        COLORADO COMMUNITY FIRST
                                        NATIONAL BANK

                                        By: /s/ James R. Krumm
                                           -------------------------------------
                                                Its: Chief Executive Officer
                                                    ----------------------------

                                                                      APPENDIX C

                                     ARTICLE 113

                                  DISSENTERS' RIGHTS

                                        PART I

                         RIGHT OF DISSENT--PAYMENT FOR SHARES

7-113-101 DEFINITIONS.--For purposes of this article:
    (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
    (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
    (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
    (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102 RIGHT TO DISSENT.-- (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:
    (a) Consummation of a plan of merger to which the corporation is a party if:
    (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
    (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

    (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and
    (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).
    (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:
    (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporation action is submitted to a vote;
    (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
    (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
    (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:
    (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
    (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;
    (c)   Cash in lieu of fractional shares; or
    (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.
    (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
    (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
    (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.
    (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:
    (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
    (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
    (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                        PART 2

                     PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

7-113-201 NOTICE OF DISSENTERS' RIGHTS.--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1)1 shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).
    (2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) shall not affect
any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:
    (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and
    (b)   Not vote the shares in favor of the proposed corporate action.
    (2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
    (3)   A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203 DISSENTERS' NOTICE.--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.
    (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporation action creating dissenters' rights under section 7-113-102 and shall:
    (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
    (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
    (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
    (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
    (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
    (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and
    (g)   Be accompanied by a copy of this article.

7-113-204 PROCEDURE TO DEMAND PAYMENT.--(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:
    (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and
    (b)   Deposit the shareholder's certificates for certificated shares.
    (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.
    (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.
    (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205 UNCERTIFICATED SHARES.--(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
    (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206 PAYMENT.--(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.
    (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
    (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
    (b)   A statement of the corporation's estimate of the fair value of the shares;
    (c)   An explanation of how the interest was calculated;
    (d) A statement of the dissenter's right to demand payment under section 7-113-209; and
    (e)   A copy of this article.

7-113-207 FAILURE TO TAKE ACTION.--(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
    (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, states the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
    (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.--(1)
A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
    (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
    (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
    (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).
    (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                                                      APPENDIX D



                    EXAMPLES OF CALCULATIONS OF THE EXCHANGE RATE


     The following examples are presented for informational purposes only to illustrate the procedure for determining the Exchange Rate in the Merger given a variety of assumptions. The information presented below is not intended as an estimate or projection of any of the data that will be used to determine the Exchange Rate or of the amount that a holder of Summit Common Stock may ultimately receive in the Merger. Further, the examples are not intended to provide a range of such amounts; the actual Exchange Rate may be higher than the highest amount presented or lower than the lowest amount presented.

     The examples illustrate the effects of various assumed levels of the Trading Value of CFB Common Stock and the Summit Value as of the Determination Date (as adjusted pursuant to the Merger Agreement) on the Exchange Rate and the resulting aggregate consideration to be received by holders of Summit Common Stock in the Merger. The actual Trading Value of CFB Common Stock in connection with the Merger will be equal to the average of the per share closing price for the CFB Common Stock for the 20 trading days ending at the end of the fourth trading day immediately preceding the Closing Date. The Summit Value shall be equal to the total consolidated assets of Summit minus the sum of the total consolidated liabilities of Summit, as reflected on the Determination Date Balance Sheet. Total consolidated liabilities of Summit shall include, without limitation, provisions for taxes and the expenses of the preparation of the final tax return for Summit. See "The Merger--Conversion of Summit Common Stock." Certain non-recurring expenses to consummate the Merger, currently estimated to be $75,000, will be the responsibility of Summit and will have the effect of reducing the Summit Value.

     Example I below is based on the actual Summit Value on June 30, 1997 of $6,622,807. Examples II and III are based on an assumed Summit Value of $6,600,000 as of the Determination Date. If the actual Summit Value is $5,940,000 or less (i.e., 90% or less of the assumed Summit Value used in Examples II and III), then the holders of Summit Common Stock will be provided with updated information and resolicited with respect to the approval of the Merger Agreement. A Summit Value of $5,940,000 would reduce the Exchange Rate in Examples II and III by .0391 shares of CFB Common Stock for every share of Summit Common Stock, which would result in an Exchange Rate of .3008:1 in Example II and .2519:1 in Example III. Any variation in the Exchange Rate caused by a change in the assumed Trading Value of CFB Common Stock will not result in a new opportunity to consider approval of the Merger Agreement.

                                      EXAMPLE I*

ASSUMPTIONS:
Trading Value of CFB Common Stock:
     $34.706 (based on the average closing price of CFB Common Stock for the twenty trading days ended on the fourth trading day preceding June 30,
     1997).
Outstanding shares of Summit Common Stock:
     965,708 shares (based on number outstanding on June 30, 1997, as adjusted to reflect the issuance of 12,000 shares pursuant to outstanding stock options).
Summit Value on Determination Date:
     $6,622,807 (assumed to be equal to total consolidated assets less total liabilities of Summit on June 30, 1997, reduced by $563,123 to reflect the after-tax effects of a shortfall in loan loss reserves as of such date from the agreed-upon level of $2,000,000).

CALCULATION OF EXCHANGE RATE:
a.   SHARES OF CFB COMMON STOCK TO BE ISSUED PURSUANT
     TO MERGER AGREEMENT, PRIOR TO ADJUSTMENT:                           400,000

b.   ADJUSTMENT FOR EXCESS TRADING VALUE OF CFB COMMON STOCK
     GREATER THAN $39.50 PER SHARE:
     [No adjustment, given assumed Trading Value of $34.706 per share]        --

c.   ADJUSTMENT FOR SUMMIT VALUE
     Minimum Summit Value per Merger Agreement                        $7,000,000
     Less Summit Value at June 30, 1997                               $6,622,807

           Shortfall in Summit Value:                                   $377,193

     Adjustment:
     (i)   Multiply $377,193 shortfall x 2.0857 (minimum ratio of
           transaction value to equity):                                $786,711
     (ii)  Divide result of $786,711 by $36.50 (minimum Trading Value
           of CFB Common Stock):                                          21,554
     (iii) Subtract 21,554 share adjustment from 400,000 shares to
           determine adjusted shares of CFB Common Stock issued:         378,446

Aggregate number of shares of CFB Common Stock to be issued in
the Merger:                                                              378,446

Resulting calculation of Exchange Rate:
     378,446 shares of CFB Common Stock divided by 965,708 shares of
     Summit Common Stock outstanding:                                    .3919:1

Aggregate dollar value of the Merger consideration:
     (shares of CFB Common Stock to be issued multiplied by
     Trading Value)                                                  $13,134,346

Dollar value of the Merger consideration per share of Summit Common
     Stock                                                                $13.60

* Represents calculations used to arrive at hypothetical Exchange Rate of .3919:1 used to calculate pro forma financial information included in this Proxy Statement-Prospectus under the caption "Summary - Historical and Pro Forma Comparative Unaudited Per Share Data."

                                      EXAMPLE II

ASSUMPTIONS:
Trading Value of CFB Common Stock:
     $45.00
Outstanding shares of Summit Common Stock:
     965,708 shares
Summit Value on Determination Date:
     $6,600,000

CALCULATION OF EXCHANGE RATE:
a.   SHARES OF CFB COMMON STOCK TO BE ISSUED PURSUANT
     TO MERGER AGREEMENT, PRIOR TO ADJUSTMENT:                           400,000

b.   ADJUSTMENT FOR EXCESS TRADING VALUE OF CFB COMMON STOCK
     GREATER THAN $39.50 PER SHARE:

     Aggregate number of shares of CFB Common Stock issued (before adjustment for Summit Value) is adjusted to equal the number
     determined by dividing $15,800,000 by the Trading Value:            351,111

c.   ADJUSTMENT FOR SUMMIT VALUE
     Minimum Summit Value per Merger Agreement                        $7,000,000
     Less Assumed Summit Value                                         6,600,000

           Shortfall in Summit Value:                                    400,000

     Adjustment:
     (i)   Multiply $400,000 shortfall x 2.0857 (minimum ratio of
           transaction value to equity):                                $834,280
     (ii)  Divide result of $834,280 by $36.50 (minimum Trading Value
           of CFB Common Stock):                                          22,857
     (iii) Subtract 22,857 share adjustment from 351,111 shares
           (result of adjustment in b. above) to determine adjusted
           shares of CFB Common Stock issued:                            328,254

Resulting calculation of Exchange Rate:
     328,254 shares of CFB Common Stock divided by 965,708 shares of
     Summit Common Stock outstanding:                                    .3399:1

Aggregate dollar value of the Merger consideration:
     (shares of CFB Common Stock to be issued multiplied by Trading
     Value)                                                          $14,771,430

Dollar value of the Merger consideration per share of Summit Common
     Stock                                                                $15.30

                                     EXAMPLE III

ASSUMPTIONS:
Trading Value of CFB Common Stock:
     $52.00
Outstanding shares of Summit Common Stock:
     965,708 shares
Summit Value on Determination Date:
     $6,600,000

CALCULATION OF EXCHANGE RATE:
a.   SHARES OF CFB COMMON STOCK TO BE ISSUED PURSUANT
     TO MERGER AGREEMENT, PRIOR TO ADJUSTMENT:                           400,000

b.   ADJUSTMENT FOR EXCESS TRADING VALUE OF CFB COMMON STOCK
     GREATER THAN $39.50 PER SHARE:

     Aggregate number of shares of CFB Common Stock issued (before adjustment for Summit Value) is adjusted to equal the number
     determined by dividing $15,800,000 by the Trading Value:            303,846

c.   ADJUSTMENT FOR SUMMIT VALUE
     Minimum Summit Value per Merger Agreement                        $7,000,000
     Less Assumed Summit Value                                         6,600,000

           Shortfall in Summit Value:                                    400,000

     Adjustment:
     (i)   Multiply $400,000 shortfall x 2.0857 (minimum ratio of
           transaction value to equity):                                $834,280
     (ii)  Divide result of $834,280 by $36.50 (minimum Trading Value
           of CFB Common Stock):                                          22,857
     (iii) Subtract 22,857 share adjustment from 303,846 shares
           (result of adjustment in b. above) to determine adjusted
           shares of CFB Common Stock issued:                            280,989

Resulting calculation of Exchange Rate:
     280,989 shares of CFB Common Stock divided by 965,708 shares of
     Summit Common Stock outstanding:                                    .2910:1

Aggregate dollar value of the Merger consideration:
     (shares of CFB Common Stock to be issued multiplied by Trading
     Value)                                                          $14,611,428

Dollar value of the Merger consideration per share of Summit Common
     Stock                                                                $15.13

                                      EXAMPLE IV

ASSUMPTIONS:
Trading Value of CFB Common Stock:
     $45.00
Outstanding shares of Summit Common Stock:
     965,708 shares
Summit Value on Determination Date:
     $7,200,000

CALCULATION OF EXCHANGE RATE:
a.   SHARES OF CFB COMMON STOCK TO BE ISSUED PURSUANT
     TO MERGER AGREEMENT, PRIOR TO ADJUSTMENT:                           400,000

b.   ADJUSTMENT FOR EXCESS TRADING VALUE OF CFB COMMON STOCK
     GREATER THAN $39.50 PER SHARE:

     Aggregate number of shares of CFB Common Stock issued is adjusted to equal the number determined by dividing $15,800,000 by the
     Trading Value:                                                      351,111

c.   ADJUSTMENT FOR SUMMIT VALUE
     [No adjustment, since Summit Value is greater than or equal to
     $7,000,000]                                                              --

Resulting calculation of Exchange Rate:
     351,111 shares of CFB Common Stock divided by 965,708 shares of
     Summit Common Stock outstanding:                                    .3636:1

Aggregate dollar value of the Merger consideration:
     (shares of CFB Common Stock to be issued multiplied by Trading
     Value)                                                          $15,800,000

Dollar value of the Merger consideration per share of Summit Common
     Stock                                                                $16.36

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    CFB's By Laws require indemnification of directors and officers of CFB in accordance with, and to the fullest extent permitted by, Delaware law as it may be amended from time to time. Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

    CFB currently has in effect policies of insurance which provide insurance protection to its directors and officers against some liabilities which may be incurred by them on account of their services to CFB. CFB has also entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the fullest extent permitted by Delaware law, except that with respect to an action commenced by an indemnitee against CFB or by the indemnitee as a derivative action by or in the right of CFB, such indemnitees shall be indemnified at the discretion of the Board of Directors. Subject to certain limitations, the agreements also provide for indemnification against any and all expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of CFB) to which the indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the indemnitee is or was at any time a director, officer, employee, or agent of CFB or is or was serving or at any time serves at the request of CFB as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT


2.1 Stock Purchase Agreement dated as of February 18, 1997, among the Registrant, KeyCorp and Key Bank of the Rocky Mountains, Inc. (incorporated by reference to Exhibit 2.8 to the Registrant's Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission (the "Commission") as of May 8, 1997.

2.2 Agreement and Plan of Reorganization dated as of June 25, 1996, between Registrant and Mountain Parks Financial Corp. (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-14439) as declared effective by the Commission on November 6, 1996).

2.3 Agreement and Plan of Merger dated as of March 8, 1996, between Registrant, Trinidad Acquisition Corporation and Financial Bancorp., Inc. (incorporated by reference to
     Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-6239) as declared effective by the Commission on August 9, 1996).

2.4  Restated Agreement and Plan of Merger dated as of August 22,
     1997, between the Registrant and First National Summit
     Bankshares, Inc. (incorporated by reference to Appendix A of the Proxy Statement contained herein).

2.5 Agreement, as amended, dated as of August 22, 1997, between the Registrant and First National Summit Bankshares, Inc.
     (incorporated by reference to Appendix B of the Proxy
     Statement contained herein).

2.6 Restated Agreement and Plan of Merger dated as of August 28, 1997, between the Registrant and Republic National Bancorp, Inc. (incorporated by reference to Appendix A to the Proxy Statement-Prospectus contained in Registrant's Registration Statement on Form S-4 (File No. 333-38225), filed with the Commission on October 20, 1997).

3.1  Restated Certificate of Incorporation of the Registrant
     (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended
     December 31, 1996 (the "1996 Form 10-K").

3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
     Form S-1 (File No. 33-41246) as declared effective by the Commission on August 13, 1991 (the "1991 S-1").

4.1 Certificate of Designations, Preferences and Rights of 7% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 33-77398) as declared effective by the Commission on May 4, 1994 (the "1994 Form S-3")).

4.2 Deposit Agreement dated as of May 4, 1994 by and among the Registrant, Norwest Bank Minnesota, National Association, as
     Depositary, and the Holders from time to time of the Depositary Receipts (incorporated by reference to Exhibit
     4.2 to the 1994 Form S-3).

4.3 Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 9, 1995 (the "Form 8-A")).

4.4 Form of Rights Agreement dated as of January 5, 1995 by and between the Registrant and Norwest Bank Minnesota, N.A.
     (incorporated by reference to Exhibit 1 to the Form 8-A).

5.1 Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant.

8.1 Form of Opinion Lindquist & Vennum P.L.L.P., special tax counsel, as to certain tax matters.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Fortner, Bayens, Levkulich & Co., P.C.

23.3 Consent of Lindquist & Vennum P.L.L.P. (See Exhibit 5.1 above).

23.4 Consent of Hacker, Nelson & Co., P.C.

23.5 Consent of Arthur Andersen LLP.

23.6 Consent of Deloitte & Touche LLP.

24.1 A Power of Attorney is set forth on the signature pages of this Registration Statement.

99.1 Form of proxy for Special Meeting of Shareholders of First
     National Summit Bankshares, Inc.

99.2 Report of Arthur Andersen LLP regarding financial statements of Mountain Parks Financial Corp.
     (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-3 (File
     No. 333-19921), as filed with Amendment No. 1 to such Registration Statement filed with the Commission on January 30, 1997).

----------------------
* To be filed by amendment.

(b)  Financial Statement Schedules

     Not applicable.


ITEM 22.   UNDERTAKINGS.

     The Registrant hereby undertakes:

     1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     2. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement:

         (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     5. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     6. To to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on October 29, 1997.

                                  COMMUNITY FIRST BANKSHARES,INC.


                                  By:  /s/ Donald R. Mengedoth
                                      ----------------------------------------
                                       Donald R. Mengedoth
                                       President, Chief Executive Officer
                                       and Chairman of the Board


                        POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Mengedoth and Mark A. Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 29th day of October, 1997, by the following persons in the capacities indicated.

Signature                      Title
---------                      -----

  /s/ Donald R. Mengedoth      President, Chief Executive Officer
----------------------------   and Chairman of the Board of Directors and
Donald R. Mengedoth            Director (principal executive officer)

/s/ Mark A. Anderson           Executive Vice President, Chief
----------------------------   Financial Officer, Secretary and Treasurer
Mark A. Anderson               (principal financial and accounting officer)



/s/ Patricia A. Adam
----------------------------   Director
Patricia A. Adam

/s/ James T. Anderson          Director
----------------------------
James T. Anderson

/s/ Patrick E. Benedict          Director
----------------------------
Patrick E. Benedict

/s/ Patrick Delaney              Director
----------------------------
Patrick Delaney

/s/ John H. Flittie              Director
----------------------------
John H. Flittie

/s/ Dennis M. Mathisen           Director
----------------------------
Dennis M. Mathisen

/s/ Dean E. Smith                Director
----------------------------
Dean E. Smith

/s/ Thomas C. Wold               Director
----------------------------
Thomas C. Wold

/s/ Harvey L. Wollman            Director
----------------------------
Harvey L. Wollman